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                         CNL RETIREMENT PROPERTIES, INC.


                  Supplement No. Four, dated February 14, 2003

                        to Prospectus, dated May 14, 2002

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     This  Supplement is part of, and should be read in  conjunction  with,  the
Prospectus dated May 14, 2002. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.


     Information as to proposed Properties for which the Company has entered into initial commitments to acquire, the number and types of Properties acquired by the Company and the Mortgage Loan entered into by the Company, are presented as of January 29, 2003, and all references to commitments, Property acquisitions and Mortgage Loans should be read in that context. Proposed Properties for which the Company receives initial commitments, as well as Property acquisitions or investments in Mortgage Loans that occur after January 29, 2003, will be reported in a subsequent Supplement.



                               RECENT DEVELOPMENTS



     On December 20, 2002, the Company acquired 12 retirement Properties, including six Marriott Brighton Gardens Properties, three Marriott MapleRidge Properties, two Marriott Hearthside Properties and the Marriott Pleasant Hills Retirement Community. The 12 Properties are the Brighton Gardens of Bellevue located in Bellevue, Washington; the Brighton Gardens of Hoffman Estates located in Hoffman Estates, Illinois; the Brighton Gardens of Oklahoma City located in Oklahoma City, Oklahoma; the Brighton Gardens of Santa Rosa located in Santa Rosa, California; the Brighton Gardens of Tulsa located in Tulsa, Oklahoma; the Brighton Gardens of Vinings located in Atlanta, Georgia; three MapleRidge Properties, one in each of Hemet, California; Plymouth, Massachusetts; and Willoughby, Ohio; two Hearthside Properties, one in each of Lynnwood and Snohomish, Washington; and the Marriott Pleasant Hills Retirement Community Property located in Little Rock, Arkansas.

     The Marriott Brighton Gardens Properties located in each of Bellevue, Washington; Hoffman Estates, Illinois; Oklahoma City, Oklahoma; Tulsa, Oklahoma; and Atlanta, Georgia are assisted living Properties which opened between May 1999 and December 2000 and each Property includes between 73 and 94 assisted living units and between 24 and 27 units for residents with Alzheimer's and related memory disorders. The Brighton Gardens of Santa Rosa located in Santa Rosa, California is an assisted living/skilled nursing Property which opened in December 2000 and includes 92 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 45 skilled nursing units.

     The Marriott MapleRidge Properties located in each of Hemet, California; Plymouth, Massachusetts; and Willoughby, Ohio are assisted living Properties which opened between September 1999 and June 2000 and each Property includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.

     The Marriott Hearthside of Lynnwood located in Lynnwood, Washington is an assisted living Property which opened in August 1989 and includes 48 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Marriott Hearthside of Snohomish located in Snohomish, Washington is an assisted living Property which opened in March 1993, and includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.

     The Marriott Pleasant Hills Retirement Community Property located in Little Rock, Arkansas is an independent full-service retirement facility. The Property opened in January 1984 and includes 144 independent living units and 19 assisted living units.

     As of January 29, 2003, the Company had committed to acquire 12 additional retirement Properties. There can be no assurance that one or more of these Properties will be acquired by the Company. The 12 Properties are six Brighton Gardens Properties (one in each of Edgewood, Kentucky; Greenville, South Carolina; Northridge, Rancho Mirage and Yorba Linda, California; and Salt Lake City, Utah), the Fairfax by Marriott Property, a continuing care retirement community (in Fort Belvoir, Virginia), a MapleRidge Property (in Palm Springs, California), the Quadrangle by Marriott Property, a continuing care retirement community (in Haverford, Pennsylvania), two Sunrise Properties (one in each of Annapolis and Pikesville, Maryland) and one parcel of land upon which the Fox Run Village Continuing Care Retirement Community is expected to be constructed (in Novi, Michigan). The Company is not expected to own the Fox Run Village building. For additional information on these 12 Properties, see the "Business -- Pending Investments" section below.

     As of January 29, 2003, the Company owned interests in 36 Properties, had invested in one Mortgage Loan and had commitments to acquire 12 additional Properties. All of the Properties owned by the Company are leased on a long-term, triple-net basis and are managed by operators of retirement facilities.

     Of the 36 Properties currently owned by the Company and the 12 Properties for which the Company has entered into initial commitments to acquire as of January 29, 2003, 29 Properties and nine Properties, respectively, are currently operated by, or are expected to be operated by, Marriott Senior Living Services, Inc. In a press release dated December 30, 2002, Sunrise Assisted Living, Inc. announced it had entered into a definitive agreement with Marriott International, Inc. to acquire all of the outstanding stock of Marriott Senior Living Services, Inc. When the sale of Marriott Senior Living Services, Inc. stock to Sunrise Assisted Living, Inc. is completed, it is expected that the long-term management agreements in which the Company's tenants have entered into with Marriott Senior Living Services, Inc. will be assigned to Sunrise Assisted Living, Inc. to operate all of the Company's Properties that are currently operated by Marriott Senior Living Services, Inc. In addition, it is expected that the Company's tenants will enter into long-term management agreements with Sunrise Assisted Living, Inc. to operate the proposed Properties for which the Company has entered into initial commitments to acquire as of January 29, 2003, and which are expected to be operated by Marriott Senior Living Services, Inc. until the sale of the Marriott Senior Living Services, Inc. stock to Sunrise Assisted Living, Inc. is completed. There can be no assurance that the sale of the Marriott Senior Living Services, Inc. stock to Sunrise Assisted Living, Inc. will be consummated.

     The Board of Directors declared Distributions of $0.0583 per Share to stockholders of record on October 1 and November 1, 2002, and $0.0589 per Share to stockholders of record on December 1, 2002, which were paid during the fourth quarter of 2002. In addition, the Board of Directors declared Distributions of $0.0589 per Share to stockholders of record on January 1, 2003, payable by March 31, 2003.



                                  THE OFFERINGS

GENERAL


     As of January 29, 2003, the Company had received subscriptions from this offering for 31,953,019 Shares totalling $319,530,193 in Gross Proceeds. As of January 29, 2003, the Company had received aggregate subscriptions from its Prior Offerings and this offering, for 48,424,917 Shares totalling $484,249,167 in gross proceeds, including 120,830 Shares ($1,208,302) issued pursuant to the Reinvestment Plan. As of January 29, 2003, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses, totalled approximately $429,500,000. The Company used approximately $312,900,000 of net offering
proceeds,   $8,100,000   in  advances   relating  to  its  line  of  credit  and
approximately $45,600,000 in Permanent Financing to invest approximately $366,600,000 in 36 retirement Properties. As of January 29, 2003, the Company had repaid the advances relating to its line of credit and had paid approximately $25,700,000 in Acquisition Fees and Acquisition Expenses, leaving approximately $82,800,000 available to invest in Properties or Mortgage Loans.


     On October 4, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission. In connection therewith, the Board of Directors has approved a fourth offering by the Company (the "2003 Offering") of 175,000,000 Shares which is expected to commence immediately following the completion of this offering. Of the 175,000,000 Shares expected to be offered, up to 25,000,000 are expected to be available to stockholders purchasing Shares through the Reinvestment Plan. The Board of Directors expects to submit, for a vote of the stockholders at the 2003 annual meeting, a proposal to increase the number of authorized Shares of Common Stock of the Company from 100,000,000 to 450,000,000. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares of Common Stock of the Company, the 2003 Offering will be limited to 38,000,000 Shares. Net proceeds from the 2003 Offering are expected to be invested in additional Properties and Mortgage Loans. The Company believes that the net proceeds received from the 2003 Offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company's Shares are listed on a national securities exchange or over-the-counter market. Under the Company's Articles of Incorporation, if the Company does not List by December 31, 2008, it will commence an orderly liquidation of its Assets, and the distribution of the proceeds therefrom to its stockholders.


                                  RISK FACTORS

TAX RISKS

     The   following   information   updates  and  replaces  the   corresponding
information under the heading "Risk Factors -- Tax Risks" beginning on page 21 of the Prospectus.

     We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Greenberg Traurig, LLP, that we met the requirements for qualification as a REIT for each of our taxable years ending through December 31, 2001 and that our ownership, operations and assets will permit us to continue such qualification in subsequent taxable years.

     Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties. Our tax counsel, Greenberg Traurig, LLP, is of the opinion, based upon certain assumptions, that the leases of properties where we would own the underlying land would constitute leases for federal income tax purposes, except with respect to leases structured as "financing leases" which would constitute financings for federal income tax purposes. However, with respect to properties where we would not own the underlying land, Greenberg Traurig, LLP may be unable to render this opinion. If the lease of a property does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Greenberg Traurig, LLP, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. With respect to leases structured as "financing leases," we will report income received as interest income and will not take depreciation deductions related to the real property. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans.

     Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases, together with any other property that is not considered a real estate asset for federal income tax purposes, must represent in the aggregate less than 25% of our total assets.

     In addition, under federal income tax law, we may not own securities in, or make secured equipment loans to, any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. For federal income tax purposes, the secured equipment leases would be considered loans which are not secured by an interest in real property. The value of the secured equipment leases entered into with any particular tenant under a lease or entered into with any particular borrower under a loan must not represent in excess of 5% of our total assets and, except with respect to secured equipment leases which provide for fixed "rent" or payments which represent a percentage of the tenant's gross income and fixed timing of all such payments as well as repayment of the financed amount ("Straight Debt"), must not represent in excess of 10% of the value of the tenant's total securities. Each of the secured equipment leases will be structured as Straight Debt.

     The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, we will cease to qualify as a REIT.


                             MANAGEMENT COMPENSATION

     The following paragraph adds an additional cross reference to and replaces the corresponding paragraph on page 26 of the Prospectus.

     This section presents the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares in connection with this offering. The table excludes estimated amounts of compensation relating to any Shares issued under the Company's Reinvestment Plan. For information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions." For information concerning loan origination fees paid to a limited liability company whose non-voting Class C member is an Affiliate of the Advisor, see "Business -- Borrowing." For information concerning compensation to the Directors, see "Management."


                              CONFLICTS OF INTEREST

     The following paragraph updates and replaces the corresponding paragraph on page 35 of the Prospectus.

LEGAL REPRESENTATION

     Greenberg Traurig, LLP, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. Members of the firm of Greenberg Traurig, LLP may invest in the Company but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.


                                    BUSINESS

GENERAL

     The following paragraph is inserted following the third paragraph under the heading "Business -- General" beginning on page 41 of the Prospectus.

     The Operator of each of the Properties will be the tenant or a third-party Operator with whom the tenant has contracted. Therefore, throughout the Prospectus, references to an Operator may be to a tenant that is also the Operator or to a third-party Operator with whom the tenant has contracted.

PROPERTY ACQUISITIONS

     The following information should be read in conjunction with the "Business -- Property Acquisitions" section beginning on page 47 of the Prospectus.


     Marriott Portfolio One Properties. On May 16, 2002, the Company, through a joint venture in which it owned a 76.75% equity interest acquired the Brighton Gardens of Camarillo located in Camarillo, California (the "Camarillo Property") for $18,694,698 from Marriott Senior Living Services, Inc.; the Brighton Gardens of Towson located in Towson, Maryland (the "Towson Property") for $14,452,319 from VSC, Inc.; the Marriott MapleRidge of Dartmouth located in Dartmouth, Massachusetts (the "Dartmouth Property") for $9,488,304 from MSLS - MapleRidge, Inc.; and the Marriott MapleRidge of Laguna Creek located in Elk Grove, California (the "Elk Grove Property") for $8,054,110 from MSLS - MapleRidge, Inc. In addition, on May 17, 2002, the joint venture acquired the Marriott MapleRidge of Clayton located in Clayton, Ohio (the "Clayton Property") for $8,110,569 from MSLS - MapleRidge, Inc. The Camarillo, Towson, Dartmouth, Elk Grove and Clayton Properties are hereinafter referred to as the "Marriott Portfolio One Properties." The purchase price for the Marriott Portfolio One Properties was determined based on a capitalization of estimated rental income, was negotiated on an arms length basis and was supported by an independent appraisal. A description of the Company's methodology for determining cash flow estimates available to make rental payments to the joint venture can be found in the discussion of the historical financial statements below. The joint venture borrowed approximately $23.5 million of the aggregate purchase price of the Marriott Portfolio One Properties with a commercial paper backed loan. The sellers of the Marriott Portfolio One Properties are affiliates of Marriott International, Inc. Marriott Senior Living Services, Inc., a wholly owned subsidiary of Marriott International, Inc., owned the minority interest in the joint venture and is the Operator of the Marriott Portfolio One Properties. On December 20, 2002, the Company purchased the remaining 23.25% minority interest from Marriott Senior Living Services, Inc. for $8,500,000.

     The Company, as lessor, leased the Marriott Portfolio One Properties on a triple -net basis, pursuant to five separate, long-term lease agreements with HRA Management Corporation. Because of these lease agreements, the Company is not receiving its return by investing in the operations of the Marriott Portfolio One Properties, but will instead receive payments of rent in its role as lessor of the Marriott Portfolio One Properties. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the leases are as follows:


o        The initial term of each lease expires in May 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.


o Minimum annual rent for the first through fifth lease years is adjustable based upon the cost of debt and a minimum return to the Company. Minimum annual rent is expected to range from $5,489,589 to $6,312,789 per year during the first five years of the lease term. Minimum rent consists of a fixed return on the cash investment in each Property and a floating amount that varies according to the interest rate on related debt. The leases do not provide for any fixed annual rent escalations during the initial term.


o In addition to minimum rent, the leases require percentage rent equal to 10% of gross revenues in excess of the "Baseline Gross Revenues," payable commencing in the sixth lease year. The Baseline Gross Revenues will equal total revenues for the fifth lease year.


o        The  tenant  of  the  five  Marriott   Portfolio  One   Properties  has
         established reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Marriott Portfolio Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve are made every four weeks as follows: 1% of gross receipts for the first lease year; 2% of gross receipts for the second through fifth lease years; 3% of gross receipts for the sixth through 17th lease years; and 3.5% of gross receipts every lease year thereafter.

o        Marriott International,  Inc. and Marriott Senior Living Services, Inc.
         had, with certain limitations, jointly and severally guaranteed the tenant's obligation to pay minimum rent under the leases. Subsequent to the Company's purchase of the minority interest, Marriott International, Inc. and Marriott Senior Living Services, Inc. remain liable for the remaining guarantee available to pay the tenant's minimum rent obligations under the leases. The guarantee terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Marriott Portfolio Properties equals or exceeds minimum rent due under the leases by 25% for any trailing 12-month period. As of January 29, 2003, the amount available under the guarantee is approximately $4,900,000. Net operating income from all of the Marriott Portfolio One Properties is pooled in determining whether the Marriott Portfolio One Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%. In order to determine the amount of the guarantee that would be needed to fund minimum rent, the Company developed estimates of cash flow available to the tenant to pay minimum rent, as described below under the discussion relating to the historical financial statements. As a result of this analysis, the Company estimates that the guarantee will be used to fund approximately $1,189,000, $1,065,000, $924,000,
         $903,000 and $1,174,000, respectively, of the minimum base rent due during the first five years of the lease term. The balance of the guarantee will be paid into a reserve to be used, if necessary, in future periods. Thus, according to the Company's estimates, the guarantee will last for the full five year term and will be sufficient to allow the Company to receive the minimum rent during this period. For this reason, and based on its estimate of when occupancy stabilization would be reached, the Company agreed to accept a five year limited guarantee. However, the Company's estimates are based on assumptions and there can be no assurances as to what actual amounts will need to be paid under the guarantee.

o In addition, the leases for the Marriott Portfolio One Properties contain cross-default terms, meaning that if the tenant of the Marriott Portfolio One Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to all of the Marriott Portfolio One Properties, regardless of whether the tenant of any such Property is in default under its lease.

The approximate federal income tax basis of the depreciable portion of the five Marriott Portfolio One Properties is as follows:


                   Camarillo Property                $17,300,000
                   Towson Property                    14,600,000
                   Clayton Property                    7,800,000
                   Dartmouth Property                  9,200,000
                   Elk Grove Property                  7,700,000


     Prior to December 20,2002, at which time the Company purchased the minority interest in the joint venture from Marriott Senior Living Services, Inc., both the Company and Marriott Senior Living Services, Inc. shared in the costs and benefits of the joint venture in proportion to its percentage equity interest. In addition, pursuant to the terms of the operating agreements between the tenant and Marriott Senior Living Services, Inc., as compensation for providing services, Marriott Senior Living Services, Inc. receives the following fees from the pool of operating profits in the following order of priority: (i) a base management fee equal to 6% of gross revenues, to be paid prior to payment of minimum rent to the Company; (ii) incentive fees equal to $6,077,098 plus a 10% return thereon; and (iii) incentive fees equal to 20% to 50% of the remaining operating profit. Remaining operating profit is calculated after payment of the foregoing amounts, and the payment of (a) an administration fee equal to .83% of gross revenues (which is paid to the tenant after payment of the base management fee to Marriott Senior Living Services, Inc. and the minimum rent to the Company) and (b) any percentage rent which is paid to the Company after Marriott Senior Living Services, Inc. receives its incentive fees under (ii) above. The remaining operating profit, if any, is shared between the tenant and Marriott Senior Living Services, Inc.



    The Camarillo Property, which opened in June 2000, includes 90 assisted living units, 24 units for residents with Alzheimer's and related memory disorders, and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders as well as medical monitoring. Amenities include a common activities room and dining room, a private dining area, a beauty/barber shop, a TV parlor and a family visitation room. The Property is located in a suburb of Los Angeles and is within ten miles of two hospitals and is adjacent to shopping areas. The number of seniors in the ten-mile area surrounding the Camarillo Property is expected to grow by 19.5% between 2001 and 2006. Other senior living facilities located in proximity to the Camarillo Property include Aegis Assisted Living, Almavia of Camarillo, Camarillo Convalescent Hospital, Hillcrest Inn, Villa Los Posas and Wilshire Retirement Center.

    The Towson Property, which opened in June 2000, includes 66 assisted living units and 23 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing, medication reminders, health and wellness assessments, emergency call response and scheduled transportation. Amenities include a common activities room and dining room, a private dining area, a beauty/barber shop, a family visitation room, a wellness center and a laundry room. The Property is located in a suburb of Baltimore and is within four miles of three hospitals and is adjacent to shopping and dining areas. The number of seniors in the ten-mile area surrounding the Towson Property is expected to grow by 12.4% between 2001 and 2006. Other senior living facilities located in proximity to the Towson Property include Arden Courts, Catered Living of Cockville, HeartHomes at Lutherville, Morningside House of Satyr Hill and Sunrise Assisted Living of Towson.

    The Clayton Property, which opened in March 2000, includes 42 assisted living units and 42 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a recreation center and a wellness center. The Property is located northwest of downtown Dayton and is within ten miles of four hospitals, a mall and other shopping areas. The number of seniors in the ten-mile area surrounding the Clayton Property is expected to grow by 14.9% between 2001 and 2006. Other senior living facilities located in proximity to the Clayton Property include Alterra Sterling House of Englewood, The Gables Assisted Living, Hearth & Home Assisted Living and Sunrise of Englewood.

    The Dartmouth Property, which opened in November 1999, includes 58 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a recreation center and a wellness center. The Property is located 30 miles east of Providence, Rhode Island and 60 miles south of Boston, Massachusetts, and is within two miles of two hospitals and is near the Dartmouth Mall and other shopping areas. The number of seniors in the ten-mile area surrounding the Dartmouth Property is expected to grow by 13.8% between 2001 and 2006. Other senior living facilities located in proximity to the Dartmouth Property include Alden Place, Heritage at Dartmouth and The Inn at Clifton.

    The Elk Grove Property, which opened in September 1999, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a recreation center and a wellness center. The Property is located in a suburb of Sacramento and is within four miles of three hospitals and is adjacent to shopping and dining areas. The number of seniors in the ten-mile area surrounding the Elk Grove Property is expected to grow by 20.3% between 2001 and 2006. Other senior living facilities located in proximity to the Elk Grove Property include Aegis of Carmichael, The Grand Court Sacramento, Primrose Sacramento and Regency Place.

    The average occupancy rate, the cash from operations, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods the facilities have been operational are as follows:

                                                        Average          Cash From         Revenue          Revenue
                                                       Occupancy        Operations*     per Occupied     per Available
      Property            Location          Year          Rate        (in thousands)        Unit             Unit
 --------------------  ----------------  -----------  -------------   ----------------  --------------   --------------

 Camarillo Property    Camarillo, CA        ***2000       48.90%           ($  304 )        $121.53         $  49.97
                                               2001       82.20%             1,030           128.55           105.71


                                           ****2002      79.04%              1,004           136.42           110.14
                                                          =====                              ======              ===

 Towson Property       Towson, MD           ***2000       44.60%           ($  310 )        $141.83         $  63.20
                                               2001       70.70%               460           131.67            93.15
                                           ****2002      79.54%                882           133.63           108.06
                                                          =====                              ======           ===

 Clayton Property      Clayton, OH          ***2000       31.50%           ($  558 )        $107.00         $  33.68
                                               2001       61.10%          (    159 )          98.06            59.96
                                           ****2002      62.25%           (    137 )         107.13            67.72
                                                          =====                              ======            ==

 Dartmouth Property    Dartmouth, MA         **1999       11.20%           ($  149 )        $180.68         $  20.28
                                            ***2000       50.70%           (   113 )         110.36            55.90
                                               2001       82.30%               688           115.55            95.13
                                           ****2002       71.86%               701           122.62            89.86
                                                          =====                               =====            ==

 Elk Grove Property    Elk Grove, CA         **1999       12.10%           ($  295 )        $136.22          $ 16.46
                                            ***2000       47.40%           (   351 )          97.30            46.16
                                               2001       72.40%               211            99.72            72.24
                                           ****2002      95.41%                196           101.72            98.62
                                                          =====                              ======            ==


* Based on information provided by Marriott International, Inc. from its departmental operating statements which presented a modified EBITDA (rather than net income or loss) based on its own internal expense allocation system for certain items.

** Data for the Dartmouth Property represents the period November 15, 1999 through December 31, 1999 and data for the Elk Grove Property represents the period September 22, 1999 through December 31, 1999.

*** Data for the Camarillo Property represents the period June 12, 2000 through December 29, 2000, data for the Towson Property represents the period June 1, 2000 through December 29, 2000 and data for the Clayton Property represents the period March 7, 2000 through December 29, 2000.


**** Data for 2002 represents the period December 29, 2001 through January 3, 2003, except in the case of "Cash From Operations," which represents data through April 19, 2002, that has been annualized.

    Historical financial statements for the Marriott Portfolio One Properties have not been presented because the Company does not believe that they are meaningful or relevant. As indicated above, the Marriott Portfolio One Properties were recently opened and are still in the process of achieving stable occupancy rates. The Company estimated that the Marriott Portfolio One Properties would not be able to generate minimum rent until the Marriott Portfolio One Properties stabilized at approximately 91% occupancy. The Company also does not believe that the historical financial statements are relevant to predicting future operating results because of the internal expenses incurred by the seller and the difference in the future operating structure from that which was in place when the seller owned the Marriott Portfolio One Properties.
Consequently their historical operating results are not considered by the Company to be indicative of the tenant's ability to generate the funds necessary to meet its obligations under the leases with the Company in the future. The Company's decision to make an investment in the Marriott Portfolio One Properties was not based on their historical operating performance. The Company's investment decision was based on estimates of future cash flows available for rental payments from the tenant that the Company developed, based on rent rolls and an analysis of the surrounding real estate market, including certain demographic information and industry standards to predict operating costs. The Company's estimates assumed achievement of certain occupancy levels based on this information and were prepared using cost factors that are consistent with the terms of the operating agreements that will be in place under the Marriott Portfolio One Properties' new ownership structure. The Company believes that the methodology and underlying assumptions used were reasonable and appropriate.

    In connection with the purchase of the Marriott Portfolio One Properties, the Company borrowed $23,520,000 in the form of a five-year commercial paper backed loan secured by the Marriott Portfolio Properties with an interest rate of 123 basis points over commercial paper rate as determined by market demand, which approximates 30-day LIBOR per annum. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102 percent of the outstanding loan balance. In conjunction with this transaction, the Company engaged Century Capital Markets LLC to act as its structuring agent (the "Structuring Agent"). As of January 29, 2003, the Company had paid the Structuring Agent approximately $644,900 in structuring fees and interest. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets LLC.

    HRA Management Corporation, the tenant of the Marriott Portfolio One Properties, is a thinly capitalized, newly formed corporation. The principals of such corporation are Timothy S. Smick and Daniel Simmons. Mr. Smick served as a director of the Company until February 13, 2002 and Mr. Simmons was an officer of the Company until early 2000.

    Prime Care Portfolio Properties. On September 30, 2002, the Company acquired the Brighton Gardens of Buckhead located in Atlanta, Georgia (the "Atlanta Property") for $7,654,546 from Prime Care Two, LLC; Brighton Gardens of Brentwood located in Brentwood, Tennessee (the "Brentwood Property") for $6,349,794 from Prime Care Two, LLC; the Brighton Gardens of Charlotte located in Charlotte, North Carolina (the "Charlotte Property") for $3,218,389 from Prime Care One, LLC; the Brighton Gardens of Friendship Heights located in Chevy Chase, Maryland (the "Chevy Chase Property") for $19,310,331 from Prime Care One, LLC; the Brighton Gardens of Middletown located in Middletown, New Jersey (the "Middletown Property") for $11,481,818 from Prime Care Two, LLC; the
Brighton Gardens of Mountainside located in Mountainside, New Jersey (the "Mountainside Property") for $12,438,636 from Prime Care One, LLC; the Brighton Gardens of Naples located in Naples, Florida (the "Naples Property") for $8,002,479 from Prime Care Two, LLC; the Brighton Gardens of Raleigh located in Raleigh, North Carolina (the "Raleigh Property") for $9,655,165 from Prime Care Two, LLC; the Brighton Gardens of Stamford located in Stamford, Connecticut (the "Stamford Property") for $13,569,421 from Prime Care Two, LLC; the Brighton Gardens of Venice located in Venice, Florida (the "Venice Property") for $6,523,760 from Prime Care One, LLC; and the Brighton Gardens of Winston-Salem located in Winston-Salem, North Carolina (the "Winston-Salem Property") for $7,045,661 from Prime Care Two, LLC. The Atlanta, Brentwood, Charlotte, Chevy Chase, Middletown, Mountainside, Naples, Raleigh, Stamford, Venice and Winston-Salem Properties are hereinafter referred to as the "Prime Care Portfolio Properties." These 11 Properties will be operated and managed by Marriott Senior Living Services, Inc.


    The Company acquired these 11 Properties on a triple-net basis, pursuant to a long-term lease agreement with Prime Care One, LLC and Prime Care Two, LLC relating to the Properties. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The lease expires on September 30, 2037.

o The minimum amount of annual rent as set forth in the leases is as follows:

                                                          Minimum
                   Property                             Annual Rent
         ------------------------------              -----------------
         Atlanta Property                               $   837,862
         Brentwood Property                                 695,044
         Charlotte Property                                 352,283
         Chevy Chase Property                             2,166,197
         Middletown Property                              1,361,793
         Mountainside Property                            1,466,525
         Naples Property                                    613,446
         Raleigh Property                                 1,056,848
         Stamford Property                                1,485,300
         Venice Property                                    714,087
         Winston-Salem Property                             771,214

o Minimum annual rent will increase by 2.5% beginning January 1, 2004 and each lease year thereafter until the end of the 29th lease year.

o In addition to minimum rent, the lease requires additional rent which will be payable based on various predetermined dollar amounts derived from achieving specific percentage occupancy levels beginning January 1, 2004.

o Audited financial statements that present the historical operating results of these Properties are included in the Addendum to Appendix B of this Prospectus Supplement, as the Prime Care One Portfolio and
         Prime Care Two, LLC. Based on the Company's due diligence and underwriting procedures, management anticipates that the net operating income generated from the Properties together with an aggregate $2,000,000 tenant guarantee to fund any operating shortfalls related to the 11 Properties will be sufficient to fund amounts due under the terms and conditions of the direct financing lease.

o        The tenants of these 11 Properties have established FF&E Reserve funds.
         Deposits to the FF&E Reserve are made every four weeks as follows: the greater of 2% of gross revenues or $350 per bed per annum through the third lease year; 3% of gross revenues for the fourth through tenth lease years; and 3.5% of gross revenues every lease year thereafter. Funds in the FF&E Reserve relating to these 11 Properties are the property of the tenants.

o The lease for the 11 Properties contains pooling terms, meaning that net operating profits with respect to all 11 Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the lease contains cross-default terms, meaning that if the tenant of any of the 11 Properties defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to all 11 Properties, regardless of whether the tenant of any such Property is in default under the lease.

o The lease contains provisions that allow the lessees to elect to purchase the Properties at the end of the term for a predetermined amount. The lease also permits the Company to require the lessees to purchase the Properties at the end of the lease term for the same predetermined amount. This lease is being treated as a financing lease for both financial reporting and tax accounting purposes.

o The tenants of these 11 Properties pay base management fees, which includes an administrative fee, to Marriott Senior Living Services, Inc. for the operation of the 11 Properties as follows: 5% of gross revenues through the 2007 fiscal year, 5.5% of gross revenues for the 2008 fiscal year through the 2012 fiscal year, and 6% of gross revenues for the remainder of the lease term. Notwithstanding the foregoing, in the event certain operating profit thresholds are achieved prior to the 2013 lease year, the base management fees will automatically increase to 6% of gross revenues and remain at such level for the remainder of the lease term. Marriott Senior Living Services, Inc. is also entitled to incentive management fees up to 15% of operating profit remaining after payment of minimum annual rent and a tenant administration fee. Rent payments due under the lease are subordinate to the payment of base management fees.

    The Atlanta Property, which opened in January 1998, includes 90 assisted living units and 22 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located in Buckhead, in northern Atlanta. Other senior living facilities located in proximity to the Atlanta Property include Atria of Buckhead and Sunrise of Buckhead.

    The Brentwood Property, which opened in December 1997, includes 90 assisted living units and 23 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 10 miles south of downtown Nashville. In addition to the Homewood Residence at Brookmont Terrace for which the Company has entered into an initial commitment to acquire, other senior living facilities located in proximity to the Brentwood Property include Belmont Village, Benton House/Beacon Pointe, Carestone at Brentwood, Morningside of Franklin and Southerland Place.

    The Charlotte Property, which opened in May 1997, includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. Other senior living facilities located in proximity to the Charlotte Property include Alterra Clare Bridge, Carolina House of Charlotte, Elmcroft, The Place at South Park, Sunrise of Eastover and The Village at Carolina Place.

    The Chevy Chase Property, which opened in January 1997, includes 108 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located in a northwestern suburb of Washington D.C. Other senior living facilities located in proximity to the Chevy Chase Property include Kensington Park Retirement, Sibley Grand Oaks, Springhouse at Westwood and Summerville at Potomac.

    The Middletown Property, which opened in December 1997, includes 98 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 30 miles southeast of Newark. Other senior living facilities located in proximity to the Middletown Property include Sunrise of Marlboro, The Sycamore and The Willows at Holmdel.

    The Mountainside Property, which opened in January 1997, includes 98 assisted living units and 21 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 12 miles southwest of downtown Newark. Other senior living facilities located in proximity to the Mountainside Property include Atria of Cranford, Chelsea at Fanwood, Spring Meadows, Sunrise of Westfield and Watchung Ridge.

    The Naples Property, which opened in February 1998, includes 93 assisted living units and 40 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. Other senior living facilities located in proximity to the Naples Property include Homewood Assisted Living, The Inn at Aston Gardens, Merrill Gardens, Orchid Terrace at Moorings Park and Windsor Place.

    The Raleigh Property, which opened in September 1997, includes 90 assisted living units and 23 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and beauty/barber shop. Other senior living facilities located in proximity to the Raleigh Property include Heartfields at Cary, Manorhouse, Oakleaf Village, Sunrise of Raleigh and Woodland Terrace.

    The Stamford Property, which opened in December 1997, includes 90 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. Other senior living facilities located in proximity to the Stamford Property include Atria Town Center, The Osborn, Sunrise of Stamford and Westfield Court.

    The Venice Property, which opened in December 1996, includes 102 assisted living units and 27 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 20 miles south of Sarasota. Other senior living facilities located in proximity to the Venice Property include Alterra Sterling House, Aspen Bella Vita, Bon Secours Place at Healthpark, Park Place, and Village on the Isle.

    The Winston-Salem Property, which opened in June 1997, includes 90 assisted living units and 23 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. Other senior living facilities located in proximity to the Winston-Salem Property include Alterra Clare Bridge, Clemmons Village II, Elms at Tanglewood, Homestead Hills and Polo Ridge.

    The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods the facilities have been operational are as follows:

                                                                                                            Revenue
                                                                           Average        Revenue per       per
                                                                          Occupancy         Occupied        Available
         Property                      Location              Year           Rate              Unit             Unit
----------------------------    -----------------------    ----------   --------------    -------------     -----------
----------------------------    -----------------------    ----------   --------------    -------------     -----------

Atlanta Property                Atlanta, GA                     1998       22.61%             $   98.83         $   21.21
                                                                1999       53.91%                100.59             54.23
                                                                2000       77.39%                 99.60             77.09
                                                                2001       81.74%                108.75             88.89

                                                               *2002       79.19%                110.53             88.50
                                                                            =====                ======             ==

Brentwood Property              Brentwood, TN                   1998       45.22%             $   91.27         $   41.27
                                                                1999       60.87%                 97.19             59.16
                                                                2000       71.30%                 97.65             69.63
                                                                2001       67.83%                101.50             68.84
                                                               *2002       72.90%                101.46             73.94
                                                                            =====                ======             ==


Charlotte Property              Charlotte, NC                   1998       84.35%             $   92.37         $   77.91
                                                                1999       76.52%                 96.54             73.88
                                                                2000       66.09%                 98.55             65.13
                                                                2001       74.78%                102.12             76.37
                                                               *2002       77.30%                 99.22             76.70
                                                                            =====                 =====             ==

Chevy Chase Property            Chevy Chase, MD                 1998       81.82%             $  125.51         $  102.69
                                                                1999       93.94%                126.11            118.47
                                                                2000       90.15%                136.01            122.62
                                                                2001       91.67%                143.78            131.80
                                                               *2002       93.30%                149.93            139.87
                                                                            =====                ======            ===

Middletown Property             Middletown, NJ                  1998       52.17%             $  107.31         $   55.99
                                                                1999       73.91%                119.79             88.54
                                                                2000       75.65%                124.46             94.16
                                                                2001       86.96%                132.89            115.56
                                                               *2002       77.50%                135.21            104.80
                                                                            =====                ======            ===

Mountainside Property           Mountainside, NJ                1998       88.62%             $  113.19         $  100.31
                                                                1999       81.30%                113.18             92.02
                                                                2000       84.55%                123.61            104.52
                                                                2001       81.30%                134.57            109.41
                                                               *2002       73.40%                138.63            101.75
                                                                            =====                ======            ===

Naples Property                 Naples, FL                      1998       42.11%             $  102.26         $   43.06
                                                                1999       71.43%                113.04             80.74
                                                                2000       90.98%                110.05            100.12
                                                                2001       87.22%                112.75             98.34
                                                               *2002       76.70%                113.87             87.30
                                                                            =====                ======             ==

Raleigh Property                Raleigh, NC                     1998       86.09%             $   87.81         $   75.59
                                                                1999       90.43%                 94.22             85.21
                                                                2000       96.52%                105.64            101.96
                                                                2001       98.26%                110.47            108.55
                                                               *2002       96.40%                114.48            110.30
                                                                            =====                ======            ===

Stamford Property               Stamford, CT                    1998       45.22%             $  126.79         $   57.33
                                                                1999       76.52%                132.38            101.30
                                                                2000       76.52%                134.30            102.77
                                                                2001       64.35%                138.63             89.20
                                                               *2002       72.10%                153.46            110.71
                                                                            ======               ======            ===



                                                                                                            Revenue
                                                                           Average        Revenue per       per
                                                                          Occupancy         Occupied        Available
         Property                      Location              Year           Rate              Unit             Unit
----------------------------    -----------------------    ----------   --------------    -------------     -----------
----------------------------    -----------------------    ----------   --------------    -------------     -----------

Venice Property                 Venice, FL                      1998       90.48%             $  112.11         $  101.43
                                                                1999       88.44%                103.35             91.40
                                                                2000       87.76%                107.67             94.51
                                                                2001       86.39%                128.86            111.33
                                                               *2002       87.07%               116.17           101.08
                                                                                                 ======            ====

Winston-Salem Property          Winston Salem, NC               1998       63.48%             $   85.28         $   54.14
                                                                1999       85.22%                 84.56             72.06
                                                                2000       89.57%                 90.33             80.90
                                                                2001       84.35%                 97.79             82.48
                                                               *2002       91.50%               98.66            90.95
                                                                            =====                 =====             ==

*        Data for 2002  represents the period January 1, 2002 through January 3,
         2003.



    Brooksby Village Continuing Care Retirement Community located in Peabody, Massachusetts. On October 10, 2002, the Company acquired a parcel of land located in Peabody, Massachusetts, upon which the Brooksby Village Continuing Care Retirement Community is being constructed (the "Peabody Property"). The land was purchased from Peabody Campus, LLC, a wholly owned subsidiary of Erickson Retirement Communities, LLC, for $17,383,784. The Brooksby Village Continuing Care Retirement Community, once construction is completed, is expected to include 1,355 independent living apartments, 196 assisted living units and 160 skilled nursing units. The Company will not own the buildings and improvements. The buildings and improvements will be owned by Peabody Campus, LLC. The Company, as lessor, has entered into a long-term, triple-net lease agreement with Peabody Campus, LLC relating to the land. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial land lease expires on April 10, 2033.

o The lease requires minimum annual rent of $2,607,568 for the first through fifth lease years with increases of 3% each lease year thereafter, except as follows: in the 11th , 16th, 21st and 26th lease years, minimum annual rent will increase to the greater of (i) the prior lease year's minimum annual rent plus 3% or (ii) $2,607,568 plus the percentage increase in the fair market value of the Property over the previous ten lease years, in the case of the 11th lease year, or over the previous five lease years in the case of the 16th, 21st and 26th lease years.

o A security deposit equal to $1,303,784 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant will have the option to purchase the land during the lease term for a predetermined purchase price based on the date of such option purchase and other attributes including the amount of the Company's initial investment, consumer price indices and/or the fair market value of the land at the time the option is exercised.

o The Company's lease payments are subordinate to the bond financing secured by Erickson to complete the development of the Brooksby Village Continuing Care Retirement Community.

    Erickson Brand. Erickson Retirement Communities currently has ten large scale retirement communities in various stages of development located in Maryland, Massachusetts, Michigan, New Jersey, Pennsylvania and Virginia. Brooksby Village is one of Erickson's communities. In 2001, the American Seniors Housing Association ranked Erickson Retirement Communities as the nation's twelfth largest manager of seniors' housing.

    Homewood Residence at Brookmont Terrace located in Nashville, Tennessee. On November 1, 2002, the Company acquired the Homewood Residence at Brookmont Terrace assisted living Property located in Nashville, Tennessee (the "Nashville Property") for $8,957,850 from American Retirement Corporation ("ARC"). The Company, as lessor, has entered into a long-term, triple-net lease agreement with a wholly owned subsidiary of ARC relating to this Property. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on October 31, 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $918,180 for the first lease year with increases of 2% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to 10% of gross revenues in excess of the "Nashville Baseline Gross Revenues." The Nashville Baseline Gross Revenues will be the prior 12 months total revenue for the period ending on the earlier of (i) the 36th month of the lease, or (ii) the month in which the facility achieves average occupancy of 93% for the prior 12 months. Percentage rents will be net of any minimum base rent increases.

o A security deposit equal to $358,314 has been retained by the Company as security for the tenant's obligations under the lease. The security deposit will remain in place until the expiration of the lease.

o ARC has guaranteed all of the tenant's obligations under the lease throughout the duration of the lease. Since the guarantee is unlimited, the Company estimates that the guarantee will be sufficient to fund any future operating shortfalls for the term of the lease.

o The lease for this Property contains cross-default terms with respect to the leases for the Arlington, Boca Raton, Oak Park and Coconut Creek Properties, meaning that if the tenant of any of these Properties defaults on its obligations under its leases, the Company will have the ability to pursue its remedies under the leases with respect to any of these Properties, regardless of whether the tenant of any such Property is otherwise in default under its lease.

    In connection with the acquisition of this Property, the Company may be required to make an additional payment (the "Nashville Earnout Amount") if certain earnout provisions are achieved by the end of the 30th month of the lease term. The Nashville Earnout Amount is equal to the lesser of: (i) the lesser of (a) the actual net operating income for the 12-month period ending April 30, 2005, or (b) that same amount as calculated as if the average occupancy for that period had been 93%; the lesser of (a) or (b) then being divided by 1.10 and the resulting number then being divided by the current lease rate, then subtracting from such number the Company's initial investment in the Property; (ii) 20% of the Company's initial investment in the Property; and
(iii) 94% of the fair market value of the Property, less the Company's initial investment in the Property. At such time that the Nashville Earnout Amount becomes payable, the lease will be amended to increase the basis by which annual minimum rent is calculated.

    The federal income tax basis of the depreciable portion of the Nashville Property is approximately $8.5 million.

    The Nashville Property, which opened in May 2000, includes 62 assisted living units and 30 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room, dining room and sun room, a beauty shop, covered porches, patios and a courtyard area. The Property is located in southwest Nashville, is less than five miles from St. Thomas Hospital. In addition, the Nashville Property is within 15 miles of five additional hospitals and is near shopping and dining areas. Between 2002 and 2006, the age and income qualified population within a five-mile radius of the Nashville Property is expected to increase by 17.75%.

    Other senior living facilities located in proximity to the Nashville Property include Barton House, Belmont Village of Green Hills, Mary Queen of the Angels and The Waterford, which is currently under construction. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:

                                                        Nashville Property
                                     ----------------------------------------------------------

                     Average            Revenue               Revenue
                    Occupancy         per Occupied         per Available
    Year              Rate                Unit                 Unit
-------------     --------------     ---------------      ----------------

       *2000         17.00%              $150.09               $24.45
        2001         62.00%                84.40                57.52
      **2002         73.46%              93.52               68.70


*        Data for 2000  represents the period May 15, 2000 through  December 31,
         2000.

**       Data for 2002  represents the period  January 1, 2002 through  December
         31, 2002.

    Marriott  Portfolio  Two  Properties.  On  December  20,  2002,  the Company
acquired 12 Properties from Marriott Senior Living Services, Inc. and its affiliates for an aggregate purchase price of $89,358,632. The Properties and related purchase prices include Brighton Gardens of Bellevue located in Bellevue, Washington (the "Bellevue Property") for $10,201,606; the Brighton Gardens of Hoffman Estates located in Hoffman Estates, Illinois (the "Hoffman Estates Property") for $7,543,752; the Brighton Gardens of Oklahoma City located in Oklahoma City, Oklahoma (the "Oklahoma City Property") for $3,646,636; the Brighton Gardens of Santa Rosa located in Santa Rosa, California (the "Santa Rosa Property") for $16,748,552; the Brighton Gardens of Tulsa located in Tulsa, Oklahoma (the "Tulsa Property") for $4,684,167; the Brighton Gardens of Vinings located in Atlanta, Georgia (the "Atlanta Property") for $7,374,428; the Marriott Hearthside of Lynnwood located in Lynnwood, Washington (the "Lynnwood Property") for $6,300,000; the Marriott Hearthside of Snohomish located in Snohomish, Washington (the "Snohomish Property") for $8,600,000; the Marriott
MapleRidge of Hemet located in Hemet, California (the "Hemet Property") for $4,109,688; the Marriott MapleRidge of Plymouth located in Plymouth, Massachusetts (the "Plymouth Property") for $4,580,387; the Marriott MapleRidge of Willoughby located in Willoughby, Ohio (the "Willoughby Property") for $4,930,498; and the Marriott Pleasant Hills Retirement Community located in Little Rock, Arkansas (the "Little Rock Property") for $10,638,918. The Bellevue, Hoffman Estates, Oklahoma City, Santa Rosa, Tulsa, Atlanta, Lynnwood, Snohomish, Hemet, Plymouth, Willoughby and Pleasant Hills Properties are hereinafter referred to as the "Marriott Portfolio Two Properties." These 12 Properties are operated and managed by Marriott Senior Living Services, Inc.

    The Company acquired these 12 Properties on a triple-net basis, pursuant to long-term lease agreements with Eight Pack Management Corp. and Eleven Pack Management Corp., affiliates of HRA Management Corporation. HRA Management Corporation is the tenant of the Marriott Portfolio One Properties previously acquired by the Company. HRA Management Corporation is described in further detail in the "Business -- Property Acquisitions" section of this Prospectus Supplement. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease agreements with Eight Pack Management Corp. relating to the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby and Little Rock Properties are as follows:

o        The initial term of each lease expires on December 20, 2017.

o                                                 Minimum
                     Property                   Annual Rent
            ----------------------------    --------------------

         Hoffman Estates Property                 $  780,967
         Tulsa Property                              484,928
         Hemet Property                              425,455
         Plymouth Property                           474,185
         Willoughby Property                         510,430
         Little Rock Property                      1,101,394

o Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

o At the end of the initial lease terms, the tenant will have two consecutive renewal options of ten years each.

o In addition to minimum annual rent, the leases require additional rent in an amount equal to the difference between 14% of the Company's investment basis in the Properties and minimum annual rent payable each lease year until minimum annual rent exceeds 14% of the Company's investment basis. For purposes of the additional rent calculation, the Company's investment basis equals the product of the Property's purchase price times 1.01. The additional rent accrues and is payable every four weeks. Any unpaid additional rent is subject to interest at the prime rate, as published by The Wall Street Journal, plus 1%.

o On behalf of the tenant of these six Properties, the operator has established reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the six Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of the Property. Deposits to the FF&E Reserve for the Hoffman Estates, Tulsa, Hemet and Willoughby Properties are 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through fourteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Plymouth Property are 2% of gross revenues for the first through third lease years; 3% of gross revenues for the fourth through fifteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Little Rock Property are 3.5% of gross revenues throughout the term of the lease. Funds in the FF&E Reserve relating to these six Properties are held by the Company.

o The leases for the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby and Little Rock Properties contain pooling terms, meaning that net operating profits with respect to these six Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the six Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these six Properties, regardless of whether the tenant of any such Property is in default under its lease.

o        Base management fees payable to Marriott Senior Living  Services,  Inc.
         for the operation of the six Properties are 6% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees. Notwithstanding the foregoing, in the event net operating profits are available, Marriott Senior Living Services, Inc. is also entitled to receive incentive management fees up to 2% of gross revenues remaining after payment of minimum annual rent and a tenant administrative fee. In addition, Marriott Senior Living Services, Inc. is entitled to 50% of operating profits remaining after payment of (i) minimum annual rent,
         (ii) a tenant administration fee, (iii) the 2% incentive management fee described above and (iv) additional rent due under the leases.

    The principal features of the lease agreements with Eleven Pack Management Corp. relating to the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood and Snohomish Properties are as follows:

o        The initial term of each lease expires on December 20, 2017.

o
                                               Minimum
                Property                     Annual Rent
        ----------------------------    --------------------

         Bellevue Property                        $  899,335
         Oklahoma City Property                      321,474
         Santa Rosa Property                       1,476,490
         Atlanta Property                            650,102
         Lynnwood Property                           555,384
         Snohomish Property                          758,144

o Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

o At the end of the initial lease terms, the tenant will have two consecutive renewal options of ten years each.

o In addition to minimum annual rent, the leases require additional rent in an amount equal to the difference between 14% of the Company's investment basis in the Properties and minimum annual rent payable each lease year. For purposes of the additional rent calculation, the Company's investment basis equals the product of the Property's purchase price times 1.0075. The additional rent accrues and is payable every four weeks. Any unpaid additional rent is subject to interest at the prime rate, as published by The Wall Street Journal, plus 1%.

o On behalf of the tenant of these six Properties, the operator has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the six Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of the Property. Deposits to the FF&E Reserve for the Bellevue, Oklahoma City and Atlanta Properties are 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through fourteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Santa Rosa Property are 2% of gross revenues for the first through third lease years; 3% of gross revenues for the fourth through fifteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Lynnwood Property are 3% of gross revenues for the first through fourth lease years and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Snohomish Property are 3% of gross revenues for the first through eighth lease years and 3.5% of gross revenues each lease year thereafter. Funds in the FF&E Reserve relating to these six Properties are held by the Company.

o The leases for the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood and Snohomish Properties contain pooling terms, meaning that net operating profits with respect to these six Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the six Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these six Properties, regardless of whether the tenant of any such Property is in default under its lease.

o        Base management fees payable to Marriott Senior Living  Services,  Inc.
         for the operation of the six Properties are 6% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees. Notwithstanding the foregoing, in the event net operating profits are available, Marriott Senior Living Services, Inc. is also entitled to receive incentive management fees up to 2% of gross revenues remaining after payment of minimum annual rent and a tenant administrative fee. In addition, Marriott Senior Living Services, Inc. is entitled to 50% of operating profits remaining after payment of (i) minimum annual rent,
         (ii) a tenant administration fee, (iii) the 2% incentive management fee described above and (iv) additional rent due under the leases.

    The Bellevue Property, which opened in November 1999, includes 90 assisted living units and 27 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 13 miles east of downtown Seattle, Washington. Other senior living facilities located in proximity to the Bellevue Property include Robinswood Pointe, Sterling Park and Sunrise of Bellevue.

    The Hoffman Estates Property, which opened in December 1999, includes 73 assisted living units and 47 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 30 miles northwest of Chicago, Illinois. Other senior living facilities located in proximity to the Hoffman Estates Property include Sunrise of Schaumburg, Devonshire of Hoffman Estates and Friendship Village.

    The Oklahoma City Property, which opened in June 1999, includes 94 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 14 miles north of downtown Oklahoma City, Oklahoma. Other senior living facilities located in proximity to the Oklahoma City Property include St. Ann's, Manchester House, Canterbury and HearthStone.

    The Santa Rosa Property, which opened in December 2000, includes 92 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 45 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 58 miles north of downtown San Francisco, California, is near retail and dining areas and is less than five miles from two medical centers. Other senior living facilities located in proximity to the Santa Rosa Property include Sunrise of Santa Rosa, Chancellor Place, Avalon, and Springfield Place.

    The Tulsa Property, which opened in May 1999, includes 94 assisted living units and 26 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located six miles southeast of downtown Tulsa, Oklahoma. Other senior living facilities located in proximity to the Tulsa Property include Ambassador's Courtyard, The Parke, Sterling House, Alzheimer Center of Tulsa and Southern Hills.

    The Atlanta Property, which opened in September 1999, includes 90 assisted living units and 26 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located in a suburb 12 miles northwest of downtown Atlanta, Georgia, and is less than five miles from four hospitals and retail and dining areas. In addition to the Brighton Gardens of Buckhead which the Company currently owns, other senior living facilities located in proximity to the Atlanta Property include Woodland Ridge, Sunrise, Carestone, Savannah Court and Atria.

    The Lynnwood Property, which opened in August 1989, includes 48 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located in a suburb of Seattle, Washington located 17 miles north of downtown Seattle. Other senior living facilities located in proximity to the Lynnwood Property include Seabrook, Merrill Gardens, Chateau Pacific, Brighton Court and Scribner Gardens.

    The Snohomish Property, which opened in March 1993, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located in a suburb of Seattle, Washington located 32 miles northeast of downtown Seattle. Other senior living facilities located in proximity to the Snohomish Property include Merrill Gardens, Ashley Pointe, Washington Oakes, Windsor Pointe and Everett Plaza.

    The Hemet Property, which opened in September 1999, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located approximately 90 miles southeast of downtown Los Angeles, California. Other senior living facilities located in proximity to the Hemet Property include Sunwest Village, The Village, Valley Christian Home, Parkside Gardens and Strathaven Assisted Living.

    The Plymouth Property, which opened in June 2000, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located approximately 42 miles southeast of downtown Boston, Massachusetts. Other senior living facilities located in proximity to the Plymouth Property include Plymouth Crossing, Silver Lake Commons and Village of Duxbury.

    The Willoughby Property, which opened in December 1999, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located in a suburb of Cleveland, Ohio located 18 miles northeast of downtown Cleveland. Other senior living facilities located in proximity to the Willoughby Property include Homewood Residence at Richmond Heights, Governor's Village, Salida Woods, Summerville at Mentor and the Fairways.

    The Little Rock Property, which opened in January 1984, includes 144 independent living units and 19 assisted living units. The Operator provides activities, scheduled transportation and dining plans to individual residents. In addition, the Operator provides assistance with daily living activities such as bathing, dressing and medication reminders to the assisted living residents. Amenities include a main living room, screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library, security and a beauty/barber shop. The Property is located eight miles west of downtown Little Rock, Arkansas. Other senior living facilities located in proximity to the Little Rock Property include Andover Place, Good Shepherd, and Parkway Village.

    The average occupancy rate, the cash from operations, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods the facilities have been operational are as follows:

                                                                                Revenue          Revenue
                                                                Average       per Occupied         per
                                                               Occupancy          Unit          Available
         Property                 Location          Year         Rate                              Unit
         ========                 ========          ====         ====                              ====
 --------------------------  --------------------  --------   ------------    -------------    -------------

 Bellevue Property           Bellevue, WA            *1999      9.4%               $129.77          $ 12.05
                                                      2000     40.2%               $125.54          $ 50.51
                                                      2001     60.7%               $124.72          $ 75.72
                                                    **2002     58.8%               $123.26          $ 73.86

 Hoffman Estates Property    Hoffman Estates, IL      2000     56.6%               $110.08           $ 2.29
                                                      2001     74.1%               $115.49           $85.63
                                                    **2002     83.4%               $117.59           $99.99

 Oklahoma City Property      Oklahoma City, OK       *1999     30.4%                $87.68           $26.66
                                                      2000     57.5%                $84.12           $48.36
                                                      2001     67.4%                $81.16           $54.71
                                                    **2002     77.2%                $78.01           $61.36

 Santa Rosa Property         Santa Rosa, CA           2001     63.6%               $129.72           $82.51
                                                    **2002     85.6%               $132.27          $115.43

 Tulsa Property              Tulsa, OK               *1999     27.2%               $100.27           $27.29
                                                      2000     65.4%                $87.20           $57.01
                                                      2001     73.1%                $84.43           $61.72
                                                    **2002     91.5%                $85.18           $79.46

 Atlanta Property            Atlanta, GA             *1999                         $110.82           $18.00
                                                              16.2%
                                                      2000     48.2%                $96.37           $46.45
                                                      2001     57.3%               $104.14           $59.64
                                                    **2002     59.0%               $107.19           $64.43

 Lynnwood Property           Lynnwood, WA             1998              Information not available
                                                      1999     104.3%               $76.32           $79.64
                                                      2000     97.3%                $88.24           $85.89
                                                      2001     95.7%                $95.40           $91.33
                                                    **2002     96.6%               $101.82          $100.24





                                                                             Revenue          Revenue
                                                             Average       per Occupied         per
                                                            Occupancy          Unit          Available
         Property              Location               Year     Rate                             Unit
         ========              ========               ====     ====                             ====

 Snohomish Property          Snohomish, WA            1998              Information not available
                                                      1999     42.0%               $186.54           $78.31
                                                      2000     85.9%                $87.49           $75.16
                                                      2001     81.7%               $100.36           $81.99
                                                    **2002     86.9%               $103.39           $91.61


 Hemet Property              Hemet, CA               *1999     11.2%               $148.16           $16.61
                                                      2000     44.9%                $90.04           $40.40
                                                      2001     78.1%                $95.34           $74.51
                                                    **2002     83.2%                $99.50           $84.35

 Plymouth Property           Plymouth, MA            *2000     33.8%              $106.09            $35.90
                                                      2001     69.8%               $108.74           $75.90
                                                    **2002     87.7%               $115.87          $103.54

 Willoughby Property         Willoughby, OH          *1999     8.8%                $216.00           $18.92
                                                      2000     62.5%                $95.57           $59.76
                                                      2001     85.5%                $96.71           $82.72
                                                    **2002     84.5%               $104.77           $90.25

 Little Rock Property        Little Rock, AR          1998     93.4%                $44.49           $41.56
                                                      1999     94.3%                $46.18           $43.56
                                                      2000     94.7%                $48.64           $46.07
                                                      2001     95.5%                $52.68           $50.32
                                                    **2002     96.8%                $55.15           $54.43

* Data for the Bellevue Property represents the months of November through December 1999, data for the Oklahoma City Property represents the months of June through December 1999, data for the Tulsa Property represents the months of May through December 1999, data for the Atlanta Property represents the months of September through December 1999, data for the Hemet Property represents the months of September through December 1999, data for the Plymouth Property represents the months of June through December 2000 and data for the Willoughby Property represents the month of December 1999.

**       Data for 2002  represents the period  December 29, 2001 through January
         3, 2003.


    In addition to the above acquisitions, on May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

PENDING INVESTMENTS


    As of January 29, 2003, the Company had initial commitments to acquire 12 additional Properties for an aggregate purchase price of approximately $298.7 million. The 12 Properties are six Brighton Gardens Properties (one in each of Edgewood, Kentucky; Greenville, South Carolina; Northridge, Rancho Mirage and Yorba Linda, California; and Salt Lake City, Utah), the Fairfax Property (in Fort Belvoir, Virginia), a MapleRidge Property (in Palm Springs, California), the Quadrangle Property (in Haverford, Pennsylvania), two Sunrise Properties (one in each of Annapolis and Pikesville, Maryland) and one parcel of land upon which the Fox Run Village Continuing Care Retirement Community is expected to be constructed (in Novi, Michigan). The two Sunrise Properties will be acquired from Prime Care Eight, LLC, the six Brighton Gardens Properties, the Fairfax Property, the MapleRidge Property and the Quadrangle Property will be acquired from Marriott Senior Living Services, Inc. and its affiliates, and the parcel of land will be acquired from a subsidiary of Erickson Retirement Communities. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of these Properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -- Description of Property Leases." In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. The Company plans to assume Permanent Financing of approximately $20.6 million in connection with the acquisition of two of these Properties. The Company also plans to secure up to $75 million in a revolving credit line and $100 million in a bridge loan for the acquisition of nine of these Properties. In addition, the Company anticipates that it will assume the obligations of approximately $88.8 million in non-interest bearing lifecare bonds payable to certain residents of the Fairfax and the Quadrangle Properties.

    Leases. Set forth below are summarized terms expected to apply to the leases for each of the 12 Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.


                                             Estimated Purchase    Lease Term and          Minimum Annual
                     Property                      Price           Renewal Options            Rent              Percentage Rent
                     ========                      =====           ===============            ====              ===============
----------------------------------------       -----------    -----------------------  ---------------------
Brighton Gardens of Edgewood (1) (2) (3)         $54,632      15 years; two ten-year   $4,780 for the first          (12)
Edgewood, KY                                                  renewal options          lease year; $5,190 for
(the "Edgewood Property")                                                              the second lease year;
Existing retirement facility                                                           $5,627 for the third
                                                                                       lease year; increases by
                                                                                       3% each lease year
                                                                                       thereafter (4)

Brighton Gardens of Greenville (1) (2) (3)      $4,132,969    15 years; two ten-year   $361,635, for the first       (12)
Greenville, SC                                                renewal options          lease year; $392,632 for
(the "Greenville Property")                                                            the second lease year;
Existing retirement facility                                                           and $425,696 for the
                                                                                       third lease year;
                                                                                       increases by 3% each
                                                                                       lease year thereafter (4)

Brighton Gardens of Northridge (1) (2) (3)     $14,735,846    15 years; two ten-year   $1,289,387 for the first      (12)
Northridge, CA                                                renewal options          lease year; $1,399,905
(the "Northridge Property")                                                            for the second lease
Existing retirement facility                                                           year; and $1,517,792 for
                                                                                       the third lease year;
                                                                                       increases by 3% each
                                                                                       lease year thereafter (4)

Brighton Gardens of Rancho Mirage (1) (2) (3)  $16,433,657    15 years; two ten-year   $1,437,945 for the first      (12)
Rancho Mirage, CA                                             renewal options          lease year; $1,561,197
(the "Rancho Mirage Property")                                                         for the second lease
Existing retirement facility                                                           year; and $1,692,667 for
                                                                                       the third lease year;
                                                                                       increases by 3% each
                                                                                       lease year thereafter (4)

Brighton Gardens of Salt Lake City (1) (3) (5) $15,028,664    15 years; two ten-year   $1,540,438 for the first      (13)
Salt Lake City, UT                                            renewal options          lease year; increases by
(the "Salt Lake City Property")                                                        3% each lease year
Existing retirement facility                                                           thereafter (4)



                                               Estimated Purchase     Lease Term and          Minimum Annual
                     Property                        Price            Renewal Options              Rent              Percentage Rent
---------------------------------------------- ---------------- -------------------------  -------------------------   -------------
---------------------------------------------- ---------------- -------------------------  -------------------------   -------------

Brighton Gardens of Yorba Linda (1) (3) (5)       $13,483,926   15 years; two ten-year     $1,382,102 for the first         (13)
Yorba Linda, CA                                                 renewal options            lease year; increases by
(the "Yorba Linda Property")                                                               3% each lease year
Existing retirement facility                                                               thereafter (4)

Fairfax (1) (3) (6) (7)                           $96,176,005   15 years; two ten-year     $5,926,346 for the first          N/A
Fort Belvoir, VA                                                renewal options            lease year; increases by
(the "Fort Belvoir Property")                                                              3% each lease year
Existing retirement facility                                                               thereafter; additional
                                                                                           rent of $3,196,500 for
                                                                                           each of the lease years
                                                                                           one through twelve to
                                                                                           retire lifecare bonds (4)
                                                                                           (6)

MapleRidge of Palm Springs (1) (2) (3)             $2,653,469   15 years; two ten-year     $232,179 for the first           (12)
Palm Springs, CA                                                renewal options            lease year; $252,080 for
(the "Palm Springs Property")                                                              the second lease year;
Existing retirement facility                                                               and $273,307 for the
                                                                                           third lease year;
                                                                                           increases by 3% each
                                                                                           lease year thereafter (4)

Quadrangle (1) (3) (6) (7)                        $96,373,200   15 years; two ten-year     $4,709,896 for the first          N/A
Haverford, PA                                                   renewal options            lease year; increases by
(the "Haverford Property")                                                                 3% each lease year
Existing retirement facility                                                               thereafter; additional
                                                                                           rent of $4,201,917 for
                                                                                           each of the lease years
                                                                                           one through twelve to
                                                                                           retire lifecare bonds (4)
                                                                                           (6)

Sunrise of Annapolis (8) (9) (10) (11)            $12,500,000           35 years           $1,400,000; increases by         (14)
Annapolis, MD                                                                              2.5% beginning January 1,
(the "Annapolis Property")                                                                 2004 and each lease year
Existing retirement facility                                                               thereafter (4)




                                           Estimated Purchase  Lease Term and         Minimum Annual
                     Property                    Price        Renewal Options             Rent                     Percentage Rent
------------------------------------------  ---------------  -----------------   --------------------------     --------------------

Sunrise of Pikesville (8) (9) (10) (11)       $10,100,000       35 years            $1,131,000; increases                (14)
Pikesville, MD                                                                      by 2.5% beginning
(the "Pikesville Property")                                                         January 1, 2004 and each
Existing retirement facility                                                        lease year thereafter(4)


Fox Run Village Continuing Care (15)          $17,000,000     10 years; two         $2,550,000 for the                    N/A
Retirement Community                                          five-year renewal     first through fifth
Novi, MI                                                      options               lease year; increases by
(the "Novi Property")                                                               3% each lease year
Land lease                                                                          thereafter                             (4)


------------------------
FOOTNOTES:

(1) It is expected that this Property will be operated and managed by Marriott Senior Living Services, Inc.; however, see the discussion regarding Sunrise Assisted Living, Inc.'s December 30, 2002 press release on page 2.

(2) The leases for the Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties are expected to be with Eleven Pack Management Corp., as lessee, which is the tenant for the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood and Snohomish Properties that are currently owned by the Company. These leases are expected to be cross-collateralized and cross-defaulted. In addition, the leases for these Properties are expected to contain pooling terms, meaning that net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease.

(3) In connection with the acquisition of the Edgewood, Greenville, Northridge, Rancho Mirage, Salt Lake City, Yorba Linda, Fort Belvoir, Palm Springs and Haverford Properties, the Company plans to borrow a $100 million, six-month bridge loan that is expected to bear interest at 30-day LIBOR plus 300 basis points. Principal payments of $6,700,000 and interest are expected to be payable monthly with the remaining principal balance due at maturity. This loan is expected to be secured by the 11 Properties referenced in Note 2 above. In addition, in connection with these acquisitions, the Company also plans to obtain a two-year, $75 million revolving line of credit which is expected to be secured by the Prime Care Portfolio Properties. It is expected that the line of credit will bear interest at 30-day LIBOR plus 250 basis points. Interest only payments are expected to be payable monthly.

(4)      Based on estimated purchase price.

(5) The leases for the Salt Lake City and Yorba Linda Properties are expected to be with Eight Pack Management Corp., as lessee, which is the tenant for the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby and Little Rock Properties currently owned by the Company. These leases are expected to be cross-collateralized and cross-defaulted. In addition, the leases for these Properties are expected to contain pooling terms, meaning that net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease.

(6) The leases for the Fort Belvoir and Haverford Properties are expected to be with the same unaffiliated lessee. The leases are expected to be cross-collateralized and cross-defaulted. In addition, the leases for these two Properties are expected to contain pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments due under each lease.

(7) It is expected that the Company will assume the obligations of the current owner of the Fort Belvoir and Haverford Properties under non-interest bearing lifecare bonds payable to certain retirement facility residents in the principal amount of $88,781,000. It is expected that the bonds will mature over a 12-year period. The proceeds from new lifecare bonds issued by the operator, and subsequently assumed by the Company, will be used to fund additional rent payable under the leases. Additional rent is defined as equaling 100% of the proceeds received by the operator from the issuance of new lifecare bonds.

(8) The leases for the Annapolis and Pikesville Properties are expected to be with the same unaffiliated lessee. The leases are expected to contain provisions that allow the lessee to elect to purchase the Properties at the end of the term for a predetermined amount. The leases are expected to also permit the Company to require the lessee to purchase the Properties at the end of the lease terms for the same predetermined amount. The leases are expected to be treated as financing leases for both financial reporting and tax accounting purposes.

(9) It is expected that this Property will be operated and managed by Sunrise Assisted Living, Inc.

(10) It is expected that the Company will assume the obligations of the current owner of the Annapolis and Pikesville Properties under a mortgage note secured by the Properties payable to a commercial bank in the principal amount of $20.6 million with an interest rate of 7.83% per annum. The loan requires monthly principal and interest payments through October 2008 with all unpaid principal and interest due at that time.

(11) Audited financial statements that present the historical operating results of these Properties are included in the Addendum to Appendix B of this Prospectus Supplement as Prime Care Eight, LLC. The purchase of the Properties by the Company is subject to acceptance by the Properties' current lender of the Company's assumption of the existing first mortgage debt secured by the Properties as well as certain concessions from others. Based on the Company's due diligence and underwriting procedures, management anticipates that the net operating income generated from the Properties together with an aggregate $500,000 tenant guarantee to fund any operating shortfalls related to the Prime Care Eight, LLC Properties will be sufficient to fund amounts due under the terms and conditions of the direct financing leases.

(12) It is expected that the lease will require additional rent in an amount equal to the difference between 14% of the Company's investment basis in the Property and minimum annual rent payable each lease year. For purposes of the additional rent calculation, the Company's investment basis equals the product of the Property's purchase price times 1.0075.


(13) It is expected that the lease will require additional rent in an amount equal to the difference between 14% of the Company's investment basis in the Property and minimum annual rent payable each lease year until minimum annual rent exceeds 14% of the Company's investment basis. For purposes of the additional rent calculation, the Company's investment basis equals the product of the Property's purchase price times 1.01.

(14) It is expected that percentage rent will be payable based on various predetermined percentages of the facilities' gross revenues with respect to achieving certain average annual occupancy level thresholds.

(15) The lease for this Property is a land lease only. It is expected that a retirement community will be constructed on this land; however, the Company is not expected to own the building.

    Edgewood Property. The Edgewood Property, which opened in April 2000, is the Brighton Gardens of Edgewood located in Edgewood, Kentucky. The Edgewood
Property includes 93 assisted living units and 26 units for residents with Alzheimer's and related memory disorders. The Property is located 14 miles southwest of downtown Cincinnati, Ohio and is within five miles of a hospital and retail and dining areas.

    Greenville Property. The Greenville Property, which opened in January 2000, is the Brighton Gardens of Greenville located in Greenville, South Carolina. The Greenville Property includes 94 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 45 skilled nursing units. The Property is located in east Greenville and is within three miles of retail and dining areas.

    Northridge Property. The Northridge Property, which opened in December 2001, is the Brighton Gardens of Northridge located in Northridge, California. The Northridge Property includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 45 skilled nursing units. The Property is located in a northwestern suburb of Los Angeles, near San Fernando. The Property is within four miles of a hospital and retail and dining areas.

    Rancho Mirage Property. The Rancho Mirage Property, which opened in November 2000, is the Brighton Gardens of Rancho Mirage located in Rancho Mirage, California. The Rancho Mirage Property includes 90 assisted living units, 26 units for residents with Alzheimer's and related memory disorders and 45 skilled nursing units. The Property is located near retail and dining areas and is across the street from a medical center.

    Salt Lake City Property. The Salt Lake City Property, which opened in April 2000, is the Brighton Gardens of Salt Lake City located in Salt Lake City, Utah. The Salt Lake City Property includes 98 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 45 skilled nursing units. The Property is located on the outskirts of downtown Salt Lake City and is less than one mile from a medical center and retail and dining areas.

    Yorba Linda Property. The Yorba Linda Property, which opened in July 2000, is the Brighton Gardens of Yorba Linda located in Yorba Linda, California. The Yorba Linda Property includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 45 skilled nursing units. The Property is located in a southeastern suburb of Los Angeles and is near retail and dining areas and within two miles from a medical center.

    Fort Belvoir Property. The Fort Belvoir Property, which opened in July 1989, is the Fairfax by Marriott, a continuing care retirement community, located in Fort Belvoir, Virginia. The Fort Belvoir Property includes 382 independent living units, 45 assisted living units and 60 skilled nursing units. The Property is located in northern Virginia and is within two miles of retail and dining areas and within five miles of a hospital.

    Palm Springs Property. The Palm Springs Property, which opened in December 1999, is the MapleRidge of Palm Springs located in Palm Springs, California. The Palm Springs Property includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Property is located in a residential area less than a mile from retail and dining areas and is within three miles of a medical center.

    Haverford Property. The Haverford Property, which opened in June 1989, is the Quadrangle by Marriott, a continuing care retirement community, located in Haverford, Pennsylvania. The Haverford Property includes 349 independent living units, 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 78 skilled nursing units. The Property is located outside Philadelphia and is within five miles of retail and dining areas and is within three miles of three hospitals.


    Annapolis Property. The Annapolis Property, which opened in November 1995, is the Sunrise of Annapolis located in Annapolis, Maryland. The Annapolis Property includes 50 assisted living units and 22 units for residents with Alzheimer's and related memory disorders. The Property is located southeast of Baltimore.

    Pikesville Property. The Pikesville Property, which opened in May 1996, is the Sunrise of Pikesville located in Pikesville, Maryland. The Pikesville
Property includes 61 assisted living units and 18 units for residents with Alzheimer's and related memory disorders. The Property is located in a northern suburb of Baltimore.


    Novi Property. The Novi Property is a parcel of land upon which the Fox Run Village Continuing Care Retirement Community is expected to be constructed. This Property is located in Novi, Michigan, a suburb of Detroit. The Novi Property is a land lease only.

    Sunrise Brand. Sunrise Assisted Living, Inc. is one of the nation's oldest and largest providers of assisted living services. The prototypical Sunrise facilities resemble a Victorian mansion and generally have between 70 and 90 beds of assisted living and specialized care for people with memory disorders. According to Sunrise Assisted Living, Inc.'s 2001 Annual Report, Sunrise Assisted Living, Inc. operates 186 residences in the United States, Canada and the United Kingdom, with a combined resident capacity of more than 14,700. As of December 31, 2001, Sunrise Assisted Living, Inc. had 22 additional communities under construction and another 38 communities in some other stage of development. In 2001, the American Seniors Housing Association ranked Sunrise Assisted Living, Inc. as the sixth largest seniors' housing operator in the country.

    In a press release dated December 30, 2002, Sunrise Assisted Living, Inc. announced it had entered into a definitive agreement with MarriottInternational, Inc. to acquire all of the outstanding stock of Marriott Senior Living Services, Inc. When the sale of Marriott Senior Living Services, Inc. stock to Sunrise Assisted Living, Inc. is completed, it is expected that the long-term management agreements in which the Company's tenants have entered into with Marriott Senior Living Services, Inc. will be assigned to Sunrise Assisted Living, Inc. to operate all of the Company's Properties that are currently operated by Marriott Senior Living Services, Inc. In addition, it is expected that the Company's tenants will enter into long-term management agreements with Sunrise Assisted Living, Inc. to operate nine of the proposed Properties for which the Company has entered into initial commitments to acquire as of January 29, 2003, and which are expected to be operated by Marriott Senior Living Services, Inc. until the sale of the Marriott Senior Living Services, Inc. stock to Sunrise Assisted Living, Inc. is completed. There can be no assurance that the sale of the Marriott Senior Living Services, Inc. stock to Sunrise Assisted Living, Inc. will be consummated.


SITE SELECTION AND ACQUISITION OF PROPERTIES

         Construction and Renovation.

    The following  paragraph updates and replaces the fourth paragraph under the
heading   "Business  --  Site   Selection  and   Acquisition  of  Properties  --
Construction and Renovation" on page 61 of the Prospectus.

    In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third party lender, the Company may provide the construction financing to the developer. Such construction loans will be secured by the Property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all Mortgage Loans on the amounts which may be lent to borrowers. See the section of the Prospectus entitled "Business -- Mortgage Loans."

DESCRIPTION OF PROPERTY LEASES

    The following paragraph is inserted following the first paragraph under the heading "Business -- Description of Property Leases" on page 65 of the Prospectus.

    Financing Leases. Certain of the Company's transactions will be sale-leaseback transactions by which the Company will acquire fee simple title to the Property and lease the Property to the tenant pursuant to a "triple-net" lease which will provide the tenant with the right to take depreciation and treat rent payments as interest payments. Therefore, for state, real estate, commercial law, bankruptcy and Federal, state and local income tax purposes the lease is considered a financing arrangement and preserves ownership of the land and improvements in the Lessee (a "Financing Lease").

    The following paragraphs update and replace the third, fourth, sixth and eighth paragraphs under the heading "Business -- Description of Property Leases" beginning on page 65 of the Prospectus.

    Term of Leases. It presently is anticipated that, except in the case of a Financing Lease, Properties will be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. Financing Leases will have initial terms of 15 to 35 years, without renewals. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Except in the case of a Financing Lease, upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building. Under a Financing Lease, the tenant is required, at the lessor's election, to purchase the Property at the end of the lease term, or, at the tenant's election, may purchase the Property at the end of the lease term, in each instance, at a price equal to the unamortized purchase price paid by the Company to acquire fee simple title to the Property, as adjusted (increased) by the amount of any accrued and unpaid rent and increases in the lease rate (the "Lease Basis").

    Computation of Lease Payments. During the initial term of the lease, the tenant will pay the Company, as lessor, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. The leases may provide for automatic fixed increases in the minimum annual rent or increases in the base rent based on increases in consumer price indices at predetermined intervals during the term of the lease. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's cost of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation" above. With a Financing Lease, fixed rent payments are based upon the product of the lease rate multiplied by the Lease Basis. Fixed rent may increase annually based upon annual increases in the lease rate. The lease rate is intended to provide the Company with a desired rate of return. In addition to this minimum rent, the tenant may be responsible for the payment of additional rent, which is based upon a percentage of the gross revenues of the Property.

    Assignment and Sublease. Except for a Financing Lease, in general, it is expected that no lease may be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld). A tenant may, however, assign or sublease a lease to its corporate affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of facility on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations. For a Financing Lease, the tenant will not be permitted to assign or sublease, with the exception of small space subleases.

    Right of Tenant to Purchase. It is anticipated that if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage of such purchase price. See "Federal Income Tax Considerations -- Characterization of Property Leases." With a Financing Lease, the Company cannot sell the Property except in circumstances where the tenant is not in compliance with the operating agreement, or the Company determines, based upon an opinion of counsel, that the operation or occupancy of the Property may result in the failure of the Company to qualify as a REIT or which may jeopardize receipt of "good income" under
Section 856(d) of the Code or "interest" for purposes of Section 856(f) of the Code. The Company also has the right to require the tenant to purchase the Property in the event of a material casualty or condemnation, or at the end of the term. The purchase price in each instance is equal to the adjusted Lease Basis.

JOINT VENTURE ARRANGEMENTS

    The following paragraphs update and replace the corresponding paragraphs on page 69 of the Prospectus.

    Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner. Nevertheless, there may be some transactions in which the Company gets a preferred return so that it receives distributions before the co-venturer receives its distributions; and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before the Company receives its distributions; and in some of these situations, the Company may then get a larger share of the remaining proceeds.

    In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement either (A)
(i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation ss.1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance, or (B) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See "Federal Income Tax Considerations -- Investment in Joint Ventures."

MORTGAGE LOANS

    The following paragraph is inserted following the second paragraph under the heading "Business -- Mortgage Loans" on page 69 of the Prospectus.

    For a discussion of the construction loans which the Company is permitted to make, see "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation," above.

    The following paragraph updates and replaces the fifth paragraph under the heading "Business -- Mortgage Loans" beginning on page 69 of the Prospectus.

    Management believes that the criteria for investing in Mortgage Loans are substantially the same as those involved in the Company's investments in Properties; therefore, the Company will use the same underwriting criteria as described above in "Business -- Standards for Investment in Properties." In addition, the Company will not make or invest in Mortgage Loans or other loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria, such as, in some instances, a Financing Lease. In no event shall mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

    The following paragraph is inserted following the last paragraph under the heading "Business -- Mortgage Loans" beginning on page 69 of the Prospectus.


    On August 12, 2002, the Company originated a Mortgage Loan in the principal amount of $1,870,000 secured by a parcel of land owned by a joint venture in which the Company acquired a 99% interest on December 20, 2002. The Mortgage Loan bears interest at 9.35% per annum and requires monthly payments of interest only. The Mortgage Loan matures on December 31, 2006, at which time all unpaid principal and interest is due. The land, which contains approximately 39.8 acres located in Vero Beach, Florida, will be developed into a retirement community that will include 252 independent living units and 52 duplex villas. Upon completion of the development, the Company anticipates that it will enter into a long-term, triple-net lease agreement relating to this Property with a retirement facility operator.


BORROWING


    The following paragraph updates and replaces the corresponding paragraph on page 70 of the Prospectus.


    The Company will borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $125,000,000, and may also obtain additional Permanent Financing. The Company plans to terminate its existing $25,000,000 line of credit and has obtained a commitment for a two-year, $75,000,000 revolving line of credit. The $75,000,000 line of credit may be amended to include an accordion feature allowing the line of credit to be increased by $50,000,000. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.


    The following information should be read in conjunction with the "Business -- Borrowing" section beginning on page 70 of the Prospectus.


    On June 7, 2002, in connection with the purchase of the Marriott Portfolio One Properties, the Company borrowed $23,520,000 in the form of a five-year commercial paper backed loan secured by the Properties with an interest rate of 123 basis points over commercial paper rate as determined by market demand, which approximates 30-day LIBOR per annum. Interest is payable monthly with principal due when the commercial paper loan matures. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102 percent of the outstanding loan balance. In connection with this loan, the Company incurred structuring fees equal to 2% of the loan. The monthly interest payments due under the loan include a margin of 30 basis points for monthly service provided by the Structuring Agent related to the administration of the loan. As of January 29, 2003, the Company had paid approximately $644,900 in structuring fees and interest.


    On August 8, 2002, the Company entered into a commitment for $11,000,000 of Permanent Financing relating to the Greenwood Village Property which is secured by a mortgage on the Property. On August 29, 2002, the Company obtained an advance totalling $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating performance thresholds being achieved by the Greenwood Village Property prior to February 27, 2004. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90% per annum, but in no event shall the interest rate be less than 6.50%. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan commitment fees of $191,000 with an additional fee of $19,000 due upon funding of the additional advance. For information regarding the Greenwood Village Property see the Prospectus dated May 14, 2002.



    In connection with the acquisition of the Edgewood, Greenville, Northridge, Rancho Mirage, Salt Lake City, Yorba Linda, Fort Belvoir, Palm Springs and Haverford Properties, the Company plans to borrow a $100 million, six-month bridge loan that is expected to bear interest at 30-day LIBOR plus 300 basis points. Principal payments of $6,700,000 plus interest are expected to be payable monthly with the remaining principal balance due at maturity. This loan is expected to be secured by five of these Properties as well as six Properties currently owned by the Company. In addition, in connection with the acquisition of the nine Properties listed above, the Company also plans to obtain a two-year, $75 million revolving line of credit which is expected to be secured by the Prime Care Portfolio Properties. It is expected that the line of credit will bear interest at 30-day LIBOR plus 250 basis points. Interest only payments are expected to be payable monthly. For information regarding the Edgewood, Greenville, Northridge, Rancho Mirage, Salt Lake City, Yorba Linda, Fort Belvoir, Palm Springs and Haverford Properties, see "Business -- Pending Investments."



                             SELECTED FINANCIAL DATA

    The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B of this Supplement and the Prospectus. This table updates and replaces the "Selected Financial Data" section beginning on page 73 of the Prospectus.

                                    Nine Months Ended
                              -------------------------------
                              September 30,   September 30,                         Year Ended December 31,
                                  2002             2001
                                                               -------------------------------------------------------------------
                                                                    2001          2000           1999 (1)   1998 (1)    1997 (1)(2)
                               --------------  ---------------  ------------  -------------   ------------ ----------  ------------

  Revenues                      $ 9,700,146      $ 1,095,462   $ 1,899,619    $ 1,084,730       $ 86,231      $  --         $  --
  Net earnings (loss) (3)(4)      5,039,468          451,135       915,965        224,778        (28,390 )       --            --
  Cash flows from operating
     activities                   9,180,977          770,454     2,173,379      1,096,019         12,851         --            --
  Cash flows used in
    investing activities       (223,953,320)        (693,804)  (22,931,469)   (14,428,703)            --         --            --

  Cash flows provided by
    (used in) financing
    activities                  236,895,758         9,307,036   47,301,313      8,766,346      4,731,279    (199,908)      200,000
  Cash distributions
    declared (5)                  8,236,356           780,392    1,507,322        502,078         50,404         --            --
  Earnings (loss) per Share
    (Basic and Diluted)                0.30              0.29         0.38           0.27          (0.07)        --            --
  Funds from operations (6)       7,150,281          777,949     1,439,908        527,962        (28,390)        --            --
  Cash distributions
    declared per Share                 0.52             0.52          0.70           0.58           0.13         --            --
  Weighted average number of
     Shares outstanding (7):
       (Basic and Diluted)       16,932,082        1,561,409     2,391,072        845,833        412,713         --            --

                              September 30,   September 30,                               December 31,
                                  2002             2001
                              --------------  ---------------  -------------------------------------------------------------------
                                                               2001              2000           1999        1998         1997
                              --------------  ---------------  ------------  -------------   ------------ ----------  ------------
  Total assets                 $323,496,184      $24,492,497   $64,446,889    $14,688,560     $5,088,560   $976,579      $280,330
  Total stockholders' equity    263,661,005       22,496,225    60,910,042      9,203,548      3,292,137    200,000       200,000

(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Selected financial data for 1997 represents the period December 22, 1997 (date of inception) through December 31, 1997.

(3) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").

(4) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the nine months ended September 30, 2002, Operating Expenses did not exceed the Expense Cap. During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145,015 and $213,886, respectively, in Operating Expenses. No such amounts were reimbursed in 1999.

(5) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the nine months ended September 30, 2002 and 2001, and the years ended December 31, 2001, 2000 and 1999, approximately 39%, 42%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(6) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the nine months ended September 30, 2002 and 2001, and the years ended December 31, 2001 and 2000, net earnings included $764,652, $22,119, $76,665 and
         $21,128, respectively, of these amounts. No such amounts were earned during 1999.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings),
         (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Appendix B -- Financial Information.

(7) The weighted average number of Shares outstanding for the year ended December 31, 1999 is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The  following   information   should  be  read  in  conjunction   with  the
"Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 74 of the Prospectus.

INTRODUCTION

         The Company

    CNL Retirement Properties, Inc. is a Maryland corporation that was organized on December 22, 1997. Various other majority owned subsidiaries have been or will be formed by the Company for the purpose of acquiring Properties. The term "Company" includes, unless the context otherwise requires, CNL Retirement Properties, Inc. and its majority owned subsidiaries.

LIQUIDITY AND CAPITAL RESOURCES

         Common Stock Offerings

    On September 18, 1998, the Company commenced its Initial Offering of Shares of Common Stock. Upon the termination of the Initial Offering on September 18, 2000, the Company had received aggregate subscriptions for 971,898 Shares totalling $9,718,974 in gross proceeds, including 5,046 Shares ($50,463) issued pursuant to the Reinvestment Plan. Following the termination of the Initial Offering, the Company commenced the 2000 Offering of up to 15,500,000 Shares of Common Stock ($155,000,000). Upon completion of the 2000 Offering on May 24, 2002, the Company had received subscriptions for 15,500,000 Shares totalling $155,000,000 in gross proceeds, including $418,670 (41,687 Shares) through the Company's Reinvestment Plan. Following completion of the 2000 Offering, the Company commenced this offering of up to 45,000,000 Shares of Common Stock ($450,000,000). Of the 45,000,000 Shares offered, up to 5,000,000 are available to stockholders purchasing Shares through the Reinvestment Plan. As of September 30, 2002, the Company had received aggregate subscription proceeds of $302,272,717 (30,227,269 Shares), including $820,108 (82,011 Shares) through its
Reinvestment Plan, from its Initial Offering and the 2000 Offering (the "Prior Offerings"), this offering and contributions from the Advisor. As of September 30, 2002, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and offering expenses totalled approximately $267,700,000. The Company used approximately $195,800,000 of the net offering proceeds and approximately $45,600,000 of loan proceeds to invest in 22 retirement Properties. As of September 30, 2002, the Company had paid approximately $24,000,000 in Acquisition Fees and Acquisition Expenses.


    During the period October 1, 2002 through January 29, 2003, the Company received additional net offering proceeds of approximately $161,800,000 and had approximately $82,800,000 available for investment in Properties and Mortgage Loans. See "Business -- Property Acquisitions" and "Business -- Pending Investments" for a description of the Properties owned by the Company or Properties the Company has entered into initial commitments to acquire as of January 29, 2003.


    On October 4, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to an additional 175,000,000 Shares of Common Stock
($1,750,000,000) (the "2003 Offering") in an offering expected to commence immediately following the completion of this offering. Of the 175,000,000 Shares of Common Stock expected to be offered, up to 25,000,000 Shares are expected to be available to stockholders purchasing Shares through the Reinvestment Plan. The Board of Directors expects to submit, for a vote of the stockholders at the 2003 annual meeting, a proposal to increase the number of authorized Shares of Common Stock of the Company from 100,000,000 to 450,000,000. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares of Common Stock of the Company, the 2003 Offering will be limited to 38,000,000 Shares. The Company believes that the net proceeds received from the 2003 Offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company's Shares are listed on a national securities exchange or over-the-counter market. Under the Company's Articles of Incorporation, if the Company does not List by December 31, 2008, it will commence an orderly liquidation of its Assets, and the distribution of the proceeds therefrom to its stockholders.

         Property Acquisitions and Investments


    In May 2002, the Company and Marriott Senior Living Services, Inc., an affiliate of Marriott International, Inc., formed a joint venture of which the Company owns a 76.75% interest and Marriott Senior Living Services, Inc. owned a 23.25% interest. The joint venture acquired five Properties located in Camarillo, California; Towson, Maryland; Dartmouth, Massachusetts; Elk Grove, California and Clayton, Ohio, (the Marriott Portfolio One Properties) for an aggregate purchase price of $58,800,000. On December 20, 2002, the Company purchased the 23.25% minority interest for $8,500,000. The Company, as lessor, entered into five separate, long-term, triple-net lease agreements relating to the Marriott Portfolio Properties with a third-party tenant, HRA Management Corporation. The five retirement facilities are operated by Marriott Senior Living Services, Inc., a subsidiary of Marriott International, Inc.

    On May 30, 2002, the Company acquired a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The
Company's original equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions will be equivalent to its equity interest in the limited partnership. During the quarter and nine months ended September 30, 2002, the Company received $79,208 in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this investment, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

    On August 12, 2002, the Company originated a Mortgage Loan in the principal amount of $1,870,000 secured by a parcel of land owned by a joint venture in which the Company acquired a 99% interest on December 20, 2002. The Mortgage Loan bears interest at 9.35% per annum and requires monthly payments of interest only. The Mortgage Loan matures on December 31, 2006, at which time all unpaid principal and interest is due. The land, which is located in Vero Beach, Florida, and contains approximately 39.8 acres, will be developed into a retirement community that will include 252 independent living units and 52 duplex villas. Upon completion of the development, the Company anticipates that it will enter into a long-term, triple-net lease agreement relating to this Property with a retirement facility operator.


    On September 30, 2002, the Company acquired 11 assisted living/skilled nursing Properties located in seven states through a direct financing transaction with two subsidiaries of Prime Care Properties, LLC for $105,250,000 plus closing costs. In connection with the acquisition of these Properties, the Company entered into a long-term, triple-net lease agreement with third-party tenants, Prime Care One, LLC and Prime Care Two, LLC. These 11 Properties are operated and managed by Marriott Senior Living Services, Inc.

    On October 10, 2002, the Company acquired a parcel of land located in Peabody, Massachusetts, upon which the Brooksby Village Continuing Care Retirement Community is being constructed. The purchase price of the land was approximately $17,400,000. The Company entered into a long-term, triple-net lease agreement with a third-party tenant, Peabody Campus, LLC, relating to the land. The Company will not own the facility. The facility will be owned by a subsidiary of Erickson Retirement Communities, LLC.

    On November 1, 2002, the Company acquired an assisted living Property located in Nashville, Tennessee, for approximately $9,000,000. The Company entered into a long-term, triple-net lease agreement with a third-party tenant, a wholly owned subsidiary of ARC, relating to this Property. The Property is operated and managed by ARC.


    On December 20, 2002, the Company acquired ten assisted living Properties, one assisted living/skilled nursing Property and one independent full-service retirement Property, located in eight states for an aggregate purchase price of $89,358,632. In connection with the acquisition of these Properties, the Company entered into long-term triple-net lease agreements with third-party tenants, Eight Pack Management Corp. and Eleven Pack Management Corp., affiliates of HRA Management Corporation. These 12 Properties are operated and managed by Marriott Senior Living Services, Inc.


         Commitments


    As of January 29, 2003, the Company had initial commitments to acquire 12 additional Properties. The anticipated aggregate purchase price of the 12 Properties is approximately $298.7 million. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. The Company plans to assume Permanent Financing of approximately $20.6 million in connection with the acquisition two of these Properties. The Company also plans to secure up to $75 million in a revolving line of credit and $100 million in a bridge loan for the acquisition of nine of these Properties. In addition, the Company anticipates that it will assume the obligations of approximately $88.8 million in non-interest bearing lifecare bonds payable to certain residents of the Fairfax and the Quadrangle Properties.

    As of January 29, 2003, the Company had not entered into any arrangements creating a reasonable probability an additional Mortgage Loan or a particular Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of January 29, 2003, the Company had not acquired any such Properties or entered into any additional Mortgage Loans.


         Borrowings/Market Risk

    In connection with the purchase of the Oak Park Property, in February 2002, the Company assumed a mortgage in the amount of $12,974,397, maturing October 2, 2003 (the "Oak Park Mortgage"). The Oak Park Mortgage bears interest at a floating rate of (i) 350 basis points over the 30-day LIBOR if LIBOR is over 2.6% or (ii) 440 basis points over the 30-day LIBOR if LIBOR is under 2.6%, not to exceed 8%. In accordance with the provisions of the mortgage, the Company has placed $277,821 in an escrow reserve account that represents three months of debt service related to the Oak Park Mortgage. In connection with the loan, the Company incurred assumption fees of approximately $16,200. The Company anticipates refinancing the loan prior to its maturity date.


    On June 7, 2002, the Company borrowed $23,520,000 in the form of a five-year commercial paper backed loan secured by the Marriott Portfolio Properties. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102% of the outstanding loan balance. Interest is payable monthly with principal due when the commercial paper loan matures. The commercial paper loan bears interest at the commercial paper rate as determined by market demand (1.90% as of September 30, 2002) plus a margin of 1.23%, which is inclusive of liquidity fees and administrative costs. In connection with the loan, the Company incurred loan closing fees and costs of $538,324.


    On August 8, 2002, the Company entered into a commitment for $11,000,000 of Permanent Financing relating to the Greenwood Village Property which is secured by a mortgage on the Property. On August 29, 2002, the Company obtained an advance totalling $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating performance thresholds being achieved by the Greenwood Village Property prior to February 27, 2004. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90% per annum, but in no event shall the interest rate be less than 6.50%. As of September 30, 2002, the interest rate was 6.50%. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan commitment fees of $191,000 with an additional fee of $19,000 due upon funding of the additional advance. For information regarding the Greenwood Village Property see the Prospectus dated May 14, 2002.


    The Company is exposed to market changes in interest rates through its variable rate mortgages payable. To mitigate interest rate risk, the Company can pay down the mortgages with offering proceeds should interest rates rise substantially.

    The Company has mitigated its exposure to variable interest rates on its commercial paper loan by providing fluctuating lease payments under the leases for the Properties securing the loan as a result of changes in periodic interest rates due under the commercial paper loan.

    The Company may also be subject to interest rate risk through outstanding balances on its variable rate line of credit. The Company may mitigate this risk by paying down its line of credit from offering proceeds should interest rates rise substantially. There were no amounts outstanding on the variable rate line of credit at September 30, 2002.

    Management estimates that a one-percentage point increase in interest rates for the nine months ended September 30, 2002, would have resulted in additional interest costs of approximately $153,000. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of the Company's exposure to interest rate change, it is not intended to predict future results and the Company's actual results will likely vary.

         Cash and Cash Equivalents

    Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, which management believes to have appropriate safety of principal such as overnight repurchase agreements, certificates of deposit and money market funds. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At September 30, 2002, the Company had $45,974,995 invested in such short-term investments as compared to $26,721,107 at December 31, 2001. The increase in the amount invested in short-term investments primarily reflects proceeds received from the sale of Shares from the 2000 Offering and this offering during the nine months ended September 30, 2002, offset by the purchase of 19 Properties and the origination of one Mortgage Loan described in "Property Acquisitions and Investments" above, during the nine months ended September 30, 2002. The funds remaining at September 30, 2002, along with additional funds expected to be received from the sale of Shares in this offering and amounts received from tenants, will be used primarily to purchase additional Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to meet other Company expenses and, in management's discretion, to create cash reserves.

         Notes and Other Receivables


    The Company's notes and other receivables balance increased from $180,163 at December 31, 2001 to $2,970,417 as of September 30, 2002. The increase is primarily due to approximately $2,400,000 in loans to affiliates of two of the Company's tenants related to the anticipated acquisition of additional Properties. As of September 30, 2002, the Company had an initial commitment to purchase two additional Properties located in Maryland for approximately $22,600,000. In connection with this anticipated purchase, the Company loaned the seller $2,000,000 to pay off debt at a discounted amount making the purchase of the Properties economically viable. The note bears interest at 15% per annum and matures March 31, 2003. As security for this note, the seller has pledged a membership interest in its company. Additionally, certain members of the seller's company guaranteed the note.

    The Company has a Mortgage Loan on a parcel of land located in Vero Beach, Florida. On December 20, 2002, the Company acquired a 99% interest in the joint venture that owns the land. The land will be developed into a retirement community and upon completion of the development, the Company anticipates that it will enter into a long-term, triple-net lease agreement relating to this Property with a retirement facility operator. The Company has advanced $383,675 to the joint venture to fund pre-development costs in order to expedite the development of the Property. The note bears interest at 9.35% per annum and matures June 20, 2003. Management believes notes and other receivables as of September 30, 2002 are fully collectible.


         Liquidity Requirements

    During the nine months ended September 30, 2002 and 2001, the Company generated cash from operating activities (which includes cash received from tenants and interest, less cash paid for operating expenses) of $9,180,977 and $770,454, respectively. For the nine months ended September 30, 2002, cash from operating activities included security deposits of $1,840,889, which were received from tenants. Management expects the Company to meet its short-term liquidity requirements, other than for Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to a tenant defaulting under the terms of its lease agreement, the Company may use borrowings under its line of credit. Management expects the Company to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, with proceeds from its offerings, additional advances under its line of credit and Permanent Financing.


    An FF&E Reserve fund has been established in accordance with the Orland Park Property, the Marriott Portfolio One Properties' and the Marriott Portfolio Two Properties' lease agreements. In accordance with such agreements, the tenant deposits funds into the restricted FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. All funds in the FF&E Reserve, all interest earned on the funds and all property purchased with funds from the FF&E Reserve are and will remain the property of the Company. In the event that the FF&E Reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case annual rent will be increased. The Arlington, Boca Raton, Oak Park, Coconut Creek and Greenwood Village Properties include FF&E Reserve accounts which will be held by each tenant until the end of the lease term at which time all property purchased with funds from the FF&E Reserve accounts will become the property of the Company. The Prime Care Portfolio Properties include FF&E Reserve accounts which will be held by each tenant. All property purchased with funds from the FF&E Accounts will remain the property of the tenants. For the nine months ended September 30, 2002 and 2001, revenue relating to the FF&E Reserve totalled $102,234 and $29,830, respectively. Due to the fact that the Company's Properties are leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities, management does not believe that other working capital reserves are necessary at this time. However, management may maintain additional cash required to meet the Company's working capital needs. Management believes that the Company's Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.

         Distributions


    The Company declared and paid Distributions to its stockholders totalling $8,236,356 and $780,392 during the nine months ended September 30, 2002 and 2001, respectively. In addition, on October 1 and November 1, 2002, the Company declared Distributions of $0.0583 per Share to stockholders of record on October 1 and November 1, 2002, and on December 1, 2002, the Company declared Distributions of $0.0589 per Share to stockholders of record on December 1, 2002, which were paid during the fourth quarter of 2002. On January 1, 2003, the Company declared Distributions of $0.0589 per Share to stockholders of record on January 1, 2003, payable by March 31, 2003.

    For each of the years ended December 31, 2002 and 2001, approximately 65% of the Distributions received by stockholders were considered to be ordinary income and approximately 35% were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002 and 2001, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. The Company intends to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable monthly or quarterly.


         Due to Related Parties

    During the nine months ended September 30, 2002 and 2001, Affiliates incurred on behalf of the Company $3,710,749 and $443,876, respectively, for certain offering expenses. Affiliates also incurred certain Acquisition Expenses and operating expenses on behalf of the Company. As of September 30, 2002 and December 31, 2001, the Company owed Affiliates $1,142,202 and $1,772,807, respectively, for such amounts and unpaid fees and administrative expenses. In connection with each of the 2000 Offering and this offering, offering expenses paid by the Company together with selling commissions, the marketing support fees, due diligence expense reimbursements and any soliciting dealer servicing fee incurred by the Company will not exceed 13% of the proceeds raised in each such offering.

    Pursuant to the Advisory Agreement, the Advisor is also required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2% of average invested Assets or 25% of net income (the "Expense Cap"). During the Expense Year ended June 30, 2001, the Company's Operating Expenses exceeded the Expense Cap by $145,015; therefore, the Advisor reimbursed the Company such amounts in accordance with the Advisory Agreement. During the Expense Year ended September 30, 2002, the Company's Operating Expenses did not exceed the Expense Cap.

    For  additional  information  concerning  compensation  and fees paid to the
Advisor   and  its   Affiliates,   see   "Certain   Relationships   and  Related
Transactions."

RESULTS OF OPERATIONS

    Comparison  of the nine months ended  September  30, 2002 and  September 30,
2001

         Revenues


    As of September 30, 2002, the Company owned 22 Properties consisting of land, buildings and equipment, and had entered into long-term, triple-net lease agreements relating to these Properties. The leases provide for minimum annual base rent generally payable in monthly installments. The leases provide that the annual base rent required under the leases will increase at predetermined intervals. In addition to annual base rent, the leases require the payment of contingent rent computed as a percentage of gross revenues of the Property above certain thresholds.


    For the nine months ended September 30, 2002 and 2001, the Company earned $8,230,296 and $1,034,820, respectively, in rental income from its Properties under operating leases and earned income from its Properties subject to direct financing leases ($3,852,499 and $344,940 of which was earned during the quarters ended September 30, 2002 and 2001, respectively). The Company also earned $102,234 and $29,830, in FF&E Reserve income during the nine months ended September 30, 2002 and 2001, respectively ($68,496 and $12,304 of which was earned during the quarters ended September 30, 2002 and 2001, respectively). The increase in rental income was due to the Company owning 22 Properties during the nine months ended September 30, 2002, as compared to one Property during the nine months ended September 30, 2001. In addition, the Company originated one Mortgage Loan on August 12, 2002, and earned $23,472 of interest income related to the loan during the quarter ended September 30, 2002. Because the Company has not yet invested all of the equity proceeds previously raised and is continuing to raise additional equity proceeds with which it will acquire additional Properties, revenues for the nine months ended September 30, 2002, represent only a portion of revenues that the Company is expected to earn in future periods.

    During the nine months ended September 30, 2002 and 2001, the Company also earned $1,314,524 and $30,812, respectively ($753,592 and $25,520 of which were earned during the quarters ended September 30, 2002 and 2001, respectively), in interest income from investments in money market accounts and other short-term, highly liquid investments. Interest income increased during the nine months ended September 30, 2002, as compared to the nine months ended September 30, 2001, due to the Company having a larger amount of offering proceeds temporarily invested pending the acquisition of Properties. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of the Company's total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease. During the quarter and nine months ended September 30, 2002, the Company also earned approximately $25,000 from interest income related to notes receivable.


         Significant Tenants/Operators


    During the nine months ended September 30, 2002, the Company owned 22 Properties. The lessees of five of these Properties are wholly owned subsidiaries of ARC and are operated under the ARC brand chains. Another five Properties are leased to HRA Management Corporation and are operated by Marriott Senior Living Services, Inc., a subsidiary of Marriott International, Inc. The lessees of 11 of the Properties are subsidiaries of Prime Care Properties, LLC and are operated by Marriott Senior Living Services, Inc. The remaining Property is leased to a wholly owned subsidiary of Marriott International, Inc. and is also operated by Marriott Senior Living Services, Inc. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of the lessees or the ARC or Marriott International, Inc. brand chains would significantly impact the results of operations of the Company. The Company's leases generally have credit enhancement provisions, such as guarantees or shortfall reserves provided by the tenant or operator's parent company. It is anticipated that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased during subsequent periods.


    Of the 36 Properties currently owned by the Company and the 12 Properties for which the Company has entered into initial commitments to acquire as of January 29, 2003, 29 Properties and nine Properties, respectively, are currently operated by, or are expected to be operated by, Marriott Senior Living Services, Inc. In a press release dated December 30, 2002, Sunrise Assisted Living, Inc. announced it had entered into a definitive agreement with Marriott International, Inc. to acquire all of the outstanding stock of Marriott Senior Living Services, Inc. When the sale of Marriott Senior Living Services, Inc. stock to Sunrise Assisted Living, Inc. is completed, it is expected that the long-term management agreements in which the Company's tenants have entered into with Marriott Senior Living Services, Inc. will be assigned to Sunrise Assisted Living, Inc. to operate all of the Company's Properties that are currently operated by Marriott Senior Living Services, Inc. In addition, it is expected that the Company's tenants will enter into long-term management agreements with Sunrise Assisted Living, Inc. to operate the proposed Properties for which the Company has entered into initial commitments to acquire as of January 29, 2003, and which are expected to be operated by Marriott Senior Living Services, Inc. until the sale of the Marriott Senior Living Services, Inc. stock to Sunrise Assisted Living, Inc. is completed. There can be no assurance that the sale of the Marriott Senior Living Services, Inc. stock to Sunrise Assisted Living, Inc. will be consummated.


    Maturity of Debt Obligations of American Retirement Corporation


    As of September 30, 2002, ARC was the parent company of the lessees to five of the Company's 22 Properties. ARC also operates the Properties and is obligated to fund certain shortfall reserves relating to the Properties. According to its December 31, 2001 audited financial statements, ARC had significant debt obligations that matured in 2002, as well as a net working capital deficit as a result of such maturities, and significant lease obligations. At December 31, 2001, ARC's current cash balances and internally developed cash were not sufficient to satisfy its scheduled debt maturities in 2002. According to an ARC press release issued September 30, 2002, ARC announced that it had successfully completed the refinancing of all debt that was due in 2002 and 2003. As of January 29, 2003, ARC had met all of its obligations relating to the five Properties.


         Expenses

    Operating expenses were $4,394,311 and $644,327 for the nine months ended September 30, 2002 and 2001, respectively ($2,052,469 and $210,922 of which were incurred during the quarters ended September 30, 2002 and 2001, respectively). Operating expenses for the nine months ended September 30, 2002, increased as a result of the Company incurring asset management fees, greater general operating and administrative expenses, and depreciation and amortization expense related to the Company owning 21 additional Properties and one Mortgage Loan. The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in additional Mortgage Loans. However, general operating and administrative expenses, excluding interest expense, as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

         Funds from Operations

    Management considers FFO, as defined by the National Association of Real Estate Investment Trusts, to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease term. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the lease. During the nine months ended September 30, 2002 and 2001, net earnings included $764,652 and $22,119, respectively, of these amounts.) This information is presented to help stockholders better understand the Company's financial performance and to compare the Company to other REITs. However, FFO as presented may not be comparable to amounts calculated by other companies. This information should not be considered as an alternative to net earnings, cash from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States of America.

         The following is a reconciliation of net earnings to FFO:

                                                          Quarter                              Nine Months
                                                      Ended September 30,                   Ended September 30,
                                                   2002                2001               2002              2001
                                               --------------     ---------------    --------------     --------------

Net earnings                                       $2,508,526            $171,842        $5,039,468           $451,135
    Adjustments:
       Effect of share in equity in
         earnings of unconsolidated
         subsidiary                                    63,868                  --            85,798                 --
       Effect of minority interest
         in earnings of consolidated
         joint venture                                 (93,734)                --          (140,481)               --
       Depreciation of real estate assets              999,633            109,206         2,165,496           326,814
                                                --------------    ---------------    --------------    --------------

FFO                                                $3,478,293            $281,048        $7,150,281          $777,949
                                               ==============     ===============    ==============    ==============

         Other

    In April 2002, the FASB issued FASB Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of FASB Statement No. 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to FASB Statement No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement are not expected to have a significant impact on the financial position or results of operations of the Company.

    In July 2002, the FASB issued FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have significant impact on the financial position or results of operations of the Company.


    In November 2002, FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 is an interpretation of FASB Statement No. 5, "Accounting for Contingencies," FASB Statement No. 57, "Related Party Disclosures," and FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments," and rescission of FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." FIN 45 clarifies the requirements of FASB Statement No. 5, relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. FIN 45 requires that upon the issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45's provisions for initial recognition and measurement are to be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The Company's previous accounting for guarantees issued prior to January 1, 2003 are not required to be revised or restated to reflect the effect of the recognition and measurement provisions of FIN 45.

    In January 2003, FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities" to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be considered by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after June 15, 2003.


STATEMENT REGARDING FORWARD LOOKING INFORMATION

    The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate conditions, the availability of capital from borrowings under the Company's line of credit, continued availability of proceeds from the Company's offering, the ability of the Company to obtain additional Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following information updates the corresponding information beginning on page 83 of the Prospectus.

    On June 1, 2002, Thomas J. Hutchison III was appointed President of CNL Retirement Properties, Inc. and CNL Retirement Corp., the Advisor to the Company. Mr. Hutchison served as Executive Vice President of the Company and the Advisor from 2000 to June 2002. Mr. Hutchison was also appointed President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. on June 14, 2002, and was appointed President of CNL Hotel Investors, Inc. on July 22, 2002. He served as Executive Vice President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. from 2000 to June 2002 and served as Executive Vice President of CNL Hotel Investors, Inc. from 2000 to July 2002.

    Robert A. Bourne previously served as President of the Company and the Advisor from 1998 and 1997, respectively, to June 2002. Mr. Bourne continues to serve as a director, Vice Chairman of the Board and Treasurer of the Company and of the Advisor. Mr. Bourne also served as President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. from 1997 to June 2002, and served as President of CNL Hotel Investors, Inc. from 1999 to June 2002.

    On July 15, 2002, Stuart J. Beebe, 43, was appointed Chief Financial Officer of CNL Retirement Properties, Inc. and CNL Retirement Corp., the Advisor to the Company. Mr. Beebe oversees all financial accounting and reporting matters related to the Companies' activities. He also works closely with other senior management in the development and execution of the Companies' business strategy. Prior to joining CNL in December 1997, Mr. Beebe spent 15 years with Lincoln Property Company, one of the largest, privately held, commercial real estate firms in the country. As senior vice president, Mr. Beebe oversaw the operations of Lincoln's Florida Region, with a direct focus on development and acquisition activities. He also participated in the daily administration of all real estate assets in the region, including project financing and construction, leasing and marketing activities, property and asset management and dispositions. Before joining Lincoln, Mr. Beebe worked for KPMG Peat Marwick as a Certified Public Accountant, specializing in the real estate, banking and natural resources industries. Mr. Beebe received a B.A. in Accounting from Baylor University in 1981. He is a Certified Public Accountant and a Licensed Real Estate Broker in the State of Florida. He is also an active member of the National Association of Industrial Office Properties and the Urban Land Institute.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         The following table updates and replaces the table on page 87 of the Prospectus.

         The directors and executive officers of the Advisor are as follows:

             James M. Seneff, Jr.              Chairman of the Board, Chief
                                               Executive Officer, and Director
             Robert A. Bourne                  Vice Chairman of the Board,
                                               Treasurer and Director
             Thomas J. Hutchison III           President and Director
             Phillip M. Anderson, Jr.          Chief Operating Officer
             Stuart J. Beebe                   Chief Financial Officer
             Lynn E. Rose                      Secretary


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The following information should be read in conjunction with the "Certain Relationships and Related Transactions" section beginning on page 90 of the Prospectus.

    The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the year ended December 31, 2002 and the period January 1, 2003 through January 29, 2003, the Company incurred $27,835,104 and $3,142,735, respectively, of such fees in connection with the 2000 Offering and this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

    In addition, the Managing Dealer is entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the 2000 Offering and this offering, all or a portion of which may be reallowed to other broker-dealers. For the year ended December 31, 2002 and the period January 1, 2003 through January 29, 2003, the Company incurred $1,855,674 and $209,516, respectively, of such fees in connection with the 2000 Offering and this offering, the majority of which has been or will be reallowed to other broker-dealers.

    The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. During the year ended December 31, 2002 and the period January 1, 2002 through January 29, 2003, the Company incurred $18,736,538 and $1,885,641, respectively, of such fees in connection with the 2000 Offering and this offering. Additionally, during the year ended December 31, 2002, the Company incurred Acquisition Fees totalling $2,051,748 as a result of Permanent Financing used to acquire the certain Properties.

    The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31, 2002 the Company incurred $770,756 of such fees.

    The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the year ended December 31, 2002, the Company's Operating Expenses did not exceed the Expense Cap.

    The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the year ended December 31, 2002, the Company incurred $3,531,485 for these services, $2,941,152 of such costs represented stock issuance costs, $25,320 represented acquisition-related costs and $565,013 represented general operating and administrative expenses.

    The Company maintains a bank account in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this bank was approximately $5.7 million at December 31, 2002.

    In conjunction with a loan related to the purchase of the Marriott Portfolio One Properties, the Company engaged Century Capital Markets LLC to act as its Structuring Agent. In connection with this loan, the Structuring Agent was paid structuring fees equal to 2% of the loan. Interest due under the loan is payable monthly and includes a margin of 30 basis points payable to the Structuring Agent for monthly services provided by the Structuring Agent related to the administration of the loan. As of January 29, 2003, the Company had paid the Structuring Agent approximately $644,900 in structuring fees and interest. Of this amount, structuring fees totalling $470,400 have been capitalized as loan costs. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC.

    On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. During the year ended December 31, 2002, the Company received $190,922 in distributions from the partnership. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.



                          PRIOR PERFORMANCE INFORMATION

    The following table replaces the table beginning on page 91 of the Prospectus. This table is updated to include current information regarding CNL Income Fund II, Ltd.

                                                                                    Number of          Date 90% of Net
                                                                                     Limited           Proceeds Fully
                             Maximum                                               Partnership          Invested or
Name of                      Offering                                               Units or            Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold         Investment (2)
------                       ----------                -----------                 -----------        --------------

CNL Income                   $15,000,000               December 31, 1986             30,000           December 1986
Fund, Ltd.                   (30,000 units)

CNL Income                   $25,000,000               August 21, 1987               50,000           November 1987
Fund II, Ltd.                (50,000 units)

CNL Income                   $25,000,000               April 29, 1988                50,000           June 1988
Fund III, Ltd.               (50,000 units)

CNL Income                   $30,000,000               December 6, 1988              60,000           February 1989
Fund IV, Ltd.                (60,000 units)

CNL Income                   $25,000,000               June 7, 1989                  50,000           December 1989
Fund V, Ltd.                 (50,000 units)

CNL Income                   $35,000,000               January 19, 1990              70,000           May 1990
Fund VI, Ltd.                (70,000 units)

CNL Income                   $30,000,000               August 1, 1990              30,000,000         January 1991
Fund VII, Ltd.               (30,000,000 units)

CNL Income                   $35,000,000               March 7, 1991               35,000,000         September 1991
Fund VIII, Ltd.              (35,000,000 units)

CNL Income                   $35,000,000               September 6, 1991            3,500,000         November 1991
Fund IX, Ltd.                (3,500,000 units)

CNL Income                   $40,000,000               April 22, 1992               4,000,000         June 1992
Fund X, Ltd.                 (4,000,000 units)

CNL Income                   $40,000,000               October 8, 1992              4,000,000         September 1992
Fund XI, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               April 15, 1993               4,500,000         July 1993
Fund XII, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 13, 1993           4,000,000         August 1993
Fund XIII, Ltd.              (4,000,000 units)

CNL Income                   $45,000,000               March 23, 1994               4,500,000         May 1994
Fund XIV, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 22, 1994           4,000,000         December 1994
Fund XV, Ltd.                (4,000,000 units)

                                                                                    Number of          Date 90% of Net
                                                                                     Limited            Proceeds Fully
                             Maximum                                               Partnership           Invested or
Name of                      Offering                                               Units or             Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold          Investment (2)


CNL Income                   $45,000,000               July 18, 1995                4,500,000         August 1995
Fund XVI, Ltd.               (4,500,000 units)

CNL Income                   $30,000,000               October 10, 1996             3,000,000         December 1996
Fund XVII, Ltd.              (3,000,000 units)

CNL Income                   $35,000,000               February 6, 1998             3,500,000         December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL American                 $747,464,413              January 20, 1999 (3)      37,373,221 (3)       February 1999 (3)
Properties Fund, Inc.        (37,373,221 shares)

CNL Hospitality              $875,072,637                      (4)                     (4)                   (4)
Properties, Inc.             (87,507,264 shares)

---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, APF commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.


(4)      Effective  July  9,  1997,  CNL  Hospitality   Properties,   Inc.  (the
         "Hospitality Properties REIT") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totalling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares)
         through the reinvestment plan. Following completion of the initial offering on June 17, 1999, the Hospitality Properties REIT commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totalling approximately $275,000,000. Following the completion of the 1999 Offering on
         September 14, 2000, the Hospitality Properties REIT commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. As of December 31, 2001, the Hospitality Properties REIT had received subscriptions totalling $353,639,032 (35,363,903 shares), including $2,717,677 (271,768 shares)
         through the reinvestment plan, from the 2000 Offering. As of such date, the Hospitality Properties REIT had purchased, directly or through its subsidiaries, 43 properties, including eight properties through joint ventures and seven properties on which hotels were being constructed. On April 22, 2002, the 2000 Offering closed upon receipt of subscriptions totalling $450,000,000. Following the completion of the 2000 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2002 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. Upon completion of the 2002 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2003 Offering") of up to 1,750,000,000 shares ($1,750,000,000) of common stock.

                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following information updates and replaces the table and footnotes on page 100 of the Prospectus.

         The following table presents total  Distributions and Distributions per
Share:

                                                              Quarter
                                   --------------------------------------------------------------
                                      First           Second           Third           Fourth            Year
                                   -------------    ------------    -------------    ------------    --------------
   2002:

   Total Distributions             $1,552,403      $2,588,596      $4,096,013     $ 6,142,465      $14,379,477
   declared
   Distributions per Share               0.1749          0.1749           0.1749         0.1755            0.7002




   2001:
   Total Distributions                 $219,887        $247,922         $312,583        $726,930        $1,507,322
   declared
   Distributions per Share               0.1749          0.1749           0.1749          0.1749            0.6996

   2000:
   Total Distributions                  $43,593        $108,932         $160,911        $188,642          $502,078
   declared
   Distributions per Share               0.0750          0.1537           0.1749          0.1749            0.5785

   1999:
   Total Distributions                 (2)              (2)              $16,460         $33,944           $50,404
   declared
   Distributions per Share             (2)              (2)               0.0500          0.0750            0.1250


(1) In October and November 2002, the Company declared Distributions totalling $1,774,152 and $2,040,718 (representing $0.0583 per Share), and in December 2002, the Company declared Distributions totalling $2,327,595 (representing $0.589 per Share) paid during the fourth quarter of 2002. In addition, in January 2003, the Company declared Distributions totalling $2,604,002 (representing $0.0589 per Share) payable by March 31, 2003.


(2) For the period December 22, 1997 (date of inception) through July 13, 1999, the Company did not make any cash distributions because operations had not commenced.


(3) For the years ended December 31, 2002, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 35%, 35% , 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of December 31, 2002, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods.


(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the nine months ended September 30, 2002 and the years ended December 31, 2001, 2000 and 1999, approximately 39%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.


(5) Distributions declared and paid for the years ended December 31, 2002, 2001 and 2000, represent a distribution rate of 7%, 7% and 5.785%, respectively, of Invested Capital. Distributions for the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, represent a distribution rate of 3% of Invested Capital on an annualized basis.

                        FEDERAL INCOME TAX CONSIDERATIONS

    The summary of the material federal income tax consequences of the ownership of Shares of the Company commencing on page 109 of the Prospectus has been reviewed and adopted by Greenberg Traurig, LLP, as new counsel to the Company, with the insertion of the following paragraphs which update and replace the corresponding paragraphs on page 111 of the Prospectus.

    Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets (the "75% Asset Test") must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

    Initially, the bulk of the Company's assets will be direct and indirect interests in real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the sum of the value of the Secured Equipment Leases, together with any personal property owned by the Company plus the value of all other Company assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property or other property owned by the Company not qualifying for the 75% Asset Test, exceeds 25% of the Company's total assets.


                                 LEGAL OPINIONS

    The following information updates and replaces the "Legal Opinions" section on page 127 of the Prospectus.

    The legality of the Shares being offered hereby has been passed upon for the Company by Greenberg Traurig, LLP. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Greenberg Traurig, LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Greenberg Traurig, LLP serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Members of the firm may invest in the Company, but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest.


                                     EXPERTS


    The following paragraphs are inserted following the second paragraph on page 127 of the Prospectus.

    The financial statements of Prime Care One Portfolio, Prime Care Two, LLC and Prime Care Eight, LLC as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

    The combined financial statements of Marriott Senior Living Services Twenty-One Communities at December 28, 2001 and December 29, 2000, and for each of the three fiscal years in the period ended December 28, 2001, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

                                   ADDENDUM TO
                                   APPENDIX B

                              FINANCIAL INFORMATION

                  -----------------------------------------------

                   THE UPDATED PRO FORMA FINANCIAL
                   STATEMENTS AND THE UNAUDITED FINANCIAL
                   STATEMENTS OF CNL RETIREMENT PROPERTIES,
                   INC. CONTAINED IN THIS ADDENDUM SHOULD BE
                   READ IN CONJUNCTION WITH APPENDIX  B TO THE
                   ATTACHED PROSPECTUS, DATED MAY 14, 2002.

                 -----------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------

                         CNL RETIREMENT PROPERTIES, INC.


                                                                                                        Page
                                                                                                        ----
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of September 30, 2002                                       B-3

     Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2002           B-4

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001                   B-5

     Notes to Pro Forma Consolidated Financial Statements for the nine months ended September 30, 2002 and the year ended December 31, 2001 B-6

Interim Unaudited Condensed Consolidated Financial Statements:

     Condensed Consolidated Balance Sheets as of September 30, 2002 and December 31, 2001                B-14

     Condensed Consolidated Statements of Earnings for the quarters and nine months ended
        September 30, 2002 and 2001                                                                      B-15

     Condensed Consolidated Statements of Stockholders' Equity for the nine months ended September 30, 2002 and the year ended December 31, 2001
        B-16

     Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2002
        and 2001                                                                                         B-17

     Notes to Condensed Consolidated Financial Statements for the quarters and nine months ended
        September 30, 2002 and 2001                                                                      B-18



                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $181,976,478 in gross offering proceeds from the sale of 18,197,648 additional shares for the period October 1, 2002 through January 29, 2003, the assumption of a $20,600,000 loan under mortgage notes payable, the assumption of $88,781,000 in bonds payable, borrowings of $75,000,000 under a secured revolving line of credit, borrowings of $100,000,000 under a secured, six-month bridge loan facility and the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and (ii) the application of such funds and cash on hand as of September 30, 2002, to purchase 26 Properties and to purchase the 23.25% minority interest in a joint venture in which the Company initially owned a 76.75% interest, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2002, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on September 30, 2002.

The Unaudited Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 2002 and for the year ended December 31, 2001, include the historical operating results of the Properties described in (ii) above, as well as 22 properties purchased by the Company prior to September 30, 2002, from the date of their acquisition plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2001, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or
(ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2002



                                                                                    Pro Forma
                         ASSETS                             Historical             Adjustments                  Pro Forma
                                                          --------------          --------------              -------------

Land, buildings and equipment on operating leases, net      $146,590,466            $391,772,634    (b)        $527,042,818
                                                                                      18,697,415    (b)
                                                                                     (30,017,697 )  (f)
Net investment in direct financing leases (c)                115,629,495              22,600,000    (b)         139,735,559
                                                                                       1,506,064    (b)
Mortgage loan receivable                                       1,893,472                      --                  1,893,472
Cash and cash equivalents                                     48,844,522             181,976,478    (a)          51,856,623
                                                                                     (22,747,060 )  (a)
                                                                                    (148,024,650 )  (b)
                                                                                         358,314    (d)
                                                                                      (8,550,981 )  (e)
Restricted cash                                                  797,970                      --                    797,970
Note and other receivables                                     2,970,417                      --                  2,970,417
Investment in unconsolidated subsidiary                          293,456                      --                    293,456
Loan costs, net                                                  840,981               2,009,576    (b)           2,850,557
Accrued rental income                                            862,444                      --                    862,444
Other assets                                                   4,772,961               8,188,942    (a)           8,781,864
                                                                                      16,023,440    (b)
                                                                                     (20,203,479 )  (b)
                                                          --------------          --------------              -------------
                                                            $323,496,184            $413,588,996               $737,085,180
                                                          ==============          ==============              =============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Accounts payable and accrued expenses                   $  1,499,998            $         --               $  1,499,998
    Due to related parties                                     1,142,202                      --                  1,142,202
    Line of credit                                                    --              75,000,000                 75,000,000
    Mortgages payable                                         45,409,216             120,600,000    (b)         166,009,216
    Lifecare bonds payable                                            --              88,781,000    (f)          58,763,303
                                                                                     (30,017,697 )  (f)
    Security deposits                                          3,204,875                 358,314    (d)           3,563,189
    Rents paid in advance                                         27,907                      --                     27,907
                                                          --------------          --------------              -------------
          Total liabilities                                   51,284,198             254,721,617                306,005,815
                                                          --------------          --------------              -------------

Minority interest                                              8,550,981              (8,550,981 )  (e)                  --
                                                          --------------          --------------              -------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                       --                      --                         --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000 shares                     --                      --                         --
    Common stock, $0.01 par value per share.
       Authorized 100,000,000 shares; issued
       30,247,269 and outstanding 30,224,077 shares;
       issued 48,444,917 and outstanding
       48,421,725 shares, as adjusted                            302,241                 181,976    (a)             484,217
    Capital in excess of par value                           267,503,103             181,794,502    (a)         434,739,487
                                                                                     (14,558,118 )  (a)
    Accumulated distributions in excess of net earnings       (4,144,339 )                    --                 (4,144,339 )
                                                          --------------          --------------              -------------
          Total stockholders' equity                         263,661,005             167,418,360                431,079,365
                                                          --------------          --------------              -------------
                                                            $323,496,184            $413,588,996               $737,085,180
                                                          ==============          ==============              =============


              See accompanying notes to unaudited pro forma consolidated financial statements.


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                                                Pro Forma
                                                        Historical             Adjustments              Pro Forma
                                                        ------------          ---------------         -------------

Revenues:
    Rental income from operating leases                 $ 8,191,823             $ 32,846,488   (1)     $46,587,124
                                                                                   5,548,813   (2)
    Earned income from direct financing leases (3)           38,473               13,011,209   (1)      13,049,682
    Contingent rent                                           4,464                       --                 4,464
    FF&E reserve income                                     102,234                1,024,525   (4)       1,126,759
    Interest income from mortgage loan receivable            23,472                       --                23,472
    Interest and other income                             1,339,680               (1,314,524 ) (5)          25,156
                                                        ------------          ---------------         -------------
                                                          9,700,146               51,116,511            60,816,657
                                                        ------------          ---------------         -------------
Expenses:
    Interest                                                846,953                4,619,384   (6)       8,378,949
                                                                                   2,912,612   (7)
    General operating and administrative                    878,062                       --               878,062
    Property expenses                                        20,604                       --                20,604
    Asset management fees to related party                  397,674                2,134,177   (8)       2,531,851
    Depreciation and amortization                         2,251,018                8,436,246   (10)     10,687,264
                                                        ------------          ---------------         -------------
                                                          4,394,311               18,102,419            22,496,730
                                                        ------------          ---------------         -------------

Net earnings before share in equity in earnings of
    unconsolidated subsidiary and minority interest
    in earnings of consolidated joint venture             5,305,835               33,014,092            38,319,927

Share in equity in earnings of unconsolidated
    subsidiary                                                5,729                       --                 5,729

Minority interest in earnings of consolidated joint
    venture                                                (272,096  )               272,096   (11)             --
                                                                              ---------------         -------------
                                                        ------------

Net earnings                                            $ 5,039,468             $ 33,286,188           $38,325,656
                                                        ============          ===============         =============

Net earnings per share of common stock
    (basic and diluted) (12)                            $      0.30                                    $      1.00
                                                        ============
                                                                                                      =============

Weighted average number of shares of common
    stock outstanding (basic and diluted) (12)           16,932,082                                     38,295,471
                                                        ============                                  =============



           See accompanying notes to unaudited pro forma consolidated financial statements.


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2001

                                                                                Pro Forma
                                                        Historical             Adjustments             Pro Forma
                                                        ------------          ---------------         -------------

Revenues:
    Rental income from operating leases                 $ 1,725,018             $ 50,957,061   (1)    $ 60,080,496
                                                                                   7,398,417   (2)
    Earned income from direct financing leases (3)               --               17,001,294   (1)      17,001,294
    FF&E reserve income                                      39,199                1,163,241   (4)       1,202,440
    Interest and other income                               135,402                 (134,844 ) (5)             558
                                                        ------------          ---------------         -------------
                                                          1,899,619               76,385,169            78,284,788
                                                        ------------          ---------------         -------------
Expenses:
    Interest                                                105,056               12,403,659   (6)      16,622,146
                                                                                   4,113,431   (7)
    General operating and administrative                    395,268                       --               395,268
    Asset management fees to related party                   93,219                3,111,949   (8)       3,205,168
    Reimbursement of operating expenses
       from related party                                  (145,015  )               145,015   (9)              --
    Depreciation and amortization                           535,126               14,046,345   (10)     14,581,471
                                                        ------------          ---------------         -------------
                                                            983,654               33,820,399            34,804,053
                                                        ------------          ---------------         -------------

Net earnings                                            $   915,965             $ 42,564,770          $ 43,480,735
                                                        ============          ===============         =============

Net earnings per share of common stock
    (basic and diluted) (12)                            $      0.38                                   $       1.22
                                                        ============
                                                                                                      =============

Weighted average number of shares of common
    stock outstanding (basic and diluted) (12)            2,391,072                                     35,590,818
                                                        ============                                  =============


          See accompanying notes to unaudited pro forma consolidated financial statements.


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001



Unaudited Pro Forma Consolidated Balance Sheet:
-----------------------------------------------

(a) Represents gross proceeds of $181,976,478 from the sale of 18,197,648 shares during the period October 1, 2002 through January 29, 2003, and payments of $22,747,060 for related acquisition fees of $8,188,942 (4.5% of gross proceeds) which are reflected in other assets, selling commissions of $13,648,236 (7.5% of gross proceeds) and marketing support fees of $909,882 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of $148,024,650 of cash and cash equivalents, the assumption of a $20,600,000 loan under mortgage notes payable, borrowings of $75,000,000 under a secured revolving line of credit, borrowings of $100,000,000 under a secured, six-month bridge loan facility and the assumption of $88,781,000 in lifecare bonds payable to purchase 26 properties for $414,372,634, to pay $1,827,000 of acquisition fees on permanent financing (4.5% of permanent financing) and $14,196,440 in miscellaneous acquisition costs incurred in conjunction with the proposed purchase of the properties and to pay loan costs of $2,009,576. Also represents reclassification of
         $2,457,065 in miscellaneous acquisition costs and $16,240,350 in acquisition fees to land, buildings and equipment on operating leases and reclassification of $294,704 in miscellaneous acquisition costs and $1,211,360 in acquisition fees to net investment in direct financing leases.



                                                                                      Acquisition
                                                                                        Fees and
                                                                                     Closing Costs
                                                                                      Allocated to
                                                                 Purchase Price        Investment            Total
                                                                 ----------------    ---------------     ---------------

         Sunrise in Annapolis, MD                                   $ 12,500,000         $  843,396        $ 13,343,396
         Sunrise in Pikesville, MD                                    10,100,000            662,668          10,762,668
                                                                 ----------------    ---------------     ---------------
             Investment in direct financing leases (c)                22,600,000          1,506,064          24,106,064
                                                                 ----------------    ---------------     ---------------
         Brooksby Village Continuing Care Retirement
             Community in Peabody, MA                                 17,383,784            961,250          18,345,034
         Homewood Residence in Nashville, TN                           8,957,850            487,727           9,445,577
         Brighton Gardens in Bellevue, WA                             10,201,606            659,057          10,860,663
         Brighton Gardens in Hoffman Estates, IL                       7,543,752            520,403           8,064,155
         Brighton Gardens in Oklahoma City, OK                         3,646,636            235,585           3,882,221
         Brighton Gardens in Santa Rosa, CA                           16,748,552          1,082,012          17,830,564
         Brighton Gardens in Tulsa, OK                                 4,684,167            323,135           5,007,302
         Brighton Gardens in Atlanta, GA                               7,374,428            476,412           7,850,840
         Hearthside in Lynnwood, WA                                    6,300,000            407,001           6,707,001
         Hearthside in Snohomish, WA                                   8,600,000            555,588           9,155,588
         MapleRidge in Hemet, CA                                       4,109,688            283,505           4,393,193
         MapleRidge in Plymouth, MA                                    4,580,387            315,976           4,896,363
         MapleRidge in Willoughby, OH                                  4,930,498            340,129           5,270,627
         Pleasant Hills in Little Rock, AR                            10,638,918            733,922          11,372,840
         Brighton Gardens in Edgewood, KY                                 54,632              3,529              58,161
         Brighton Gardens in Greenville, SC                            4,132,969            267,003           4,399,972
         Brighton Gardens in Northridge, CA                           14,735,846            951,984          15,687,830
         Brighton Gardens in Rancho Mirage, CA                        16,433,657          1,061,668          17,495,325



                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001

Unaudited Pro Forma Consolidated Balance Sheet:
-----------------------------------------------


                                                                                      Acquisition
                                                                                        Fees and
                                                                                     Closing Costs
                                                                                      Allocated to
                                                                 Purchase Price        Investment            Total
                                                                 ----------------    ---------------     ---------------

         Brighton Gardens in Salt Lake City, UT                     $ 15,028,664        $ 1,036,747        $ 16,065,411
         Brighton Gardens in Yorba Linda, CA                          13,483,926            930,183          14,414,109
         Fairfax in Fort Belvoir, VA                                  96,176,005          2,977,935          99,153,940
         MapleRidge in Palm Springs, CA                                2,653,469            171,423           2,824,892
         Quadrangle in Haverford, PA                                  96,373,200          2,984,041          99,357,241
         Fox Run Village in Novi, MI                                  17,000,000            931,200          17,931,200
                                                                 ----------------    ---------------     ---------------
             Properties subject to operating leases                  391,772,634         18,697,415         410,470,049
                                                                 ----------------    ---------------     ---------------

                                                                    $414,372,634        $20,203,479        $434,576,113
                                                                 ================    ===============     ===============



(c) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land, buildings and equipment. The direct financing leases have initial terms of 35 years and contain provisions that allow the lessees to elect to purchase the properties at the end of the lease term for the Company's initial investment amount. The leases also permit the Company to require the lessees to purchase the properties at the end of the lease term for the same amount. The categorization of the leases has no effect on the rental payments due under the leases.

(d) Represents security deposit of $358,314 received from the lessee in conjunction with the acquisition of the Nashville Property.

(e) Represents the purchase of the 23.25% minority interest in a joint venture in which the Company initially owned a 76.75% interest.

(f) Represents the assumption of $88,781,000 in non-interest bearing lifecare bonds payable to certain residents of the Fort Belvoir and Haverford Properties. An adjustment of $30,017,697 was made to record the bonds at their estimated present value using a 7% imputed interest rate. It is expected that the lifecare bonds will mature over a 12-year period. The proceeds received from new lifecare bonds issued by the operator will be used to fund additional rent payable under the leases to retire the existing bonds. Additional rent is defined in the lease agreements as equaling 100% of the proceeds received by the operator from the issuance of new lifecare bonds.

Unaudited Pro Forma Consolidated Statements of Earnings:
-------------------------------------------------------

(1) Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the properties acquired or made probable by the Company as of January 29, 2003 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.

         The following presents the actual date the Pro Forma Properties were acquired by the Company, or became probable of acquisition in the case of the 12 pending acquisitions as of January 29, 2003, as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
--------------------------------------------------------------------

                                                                                       Date the Property
                                                                                             Became
                                                                                        Operational as a
                                                                     Date               Rental Property
                                                             Acquired/Probable by        for Pro Forma          Purchase
                                                                  the Company               Purposes              Price
                                                             ----------------------    -------------------    --------------
     Acquired:
         Properties subject to operating leases:
           Broadway Plaza in Arlington, TX                   November 9, 2001           January 1, 2001          $10,578,750
           Homewood Residence in Boca Raton, FL              November 9, 2001           January 1, 2001            9,672,000
           Holley Court Terrace in Oak Park, IL              February 11, 2002          January 1, 2001           18,469,275
           Homewood Residence in Coconut Creek, FL           February 11, 2002          January 1, 2001            9,687,563
           Heritage Club in Greenwood Village, CO            March 22, 2002             January 1, 2001           17,865,375
           Brighton Gardens in Camarillo, CA a               May 16, 2002               January 1, 2001           18,694,698
           Brighton Gardens in Towson, MD a                  May 16, 2002               January 1, 2001           14,452,319
           MapleRidge in Clayton, OH a                       May 17, 2002               January 1, 2001            8,110,569
           MapleRidge in Dartmouth, MA a                     May 16, 2002               January 1, 2001            9,488,304
           MapleRidge in Elk Grove, CA a                     May 16, 2002               January 1, 2001            8,054,110
           Brooksby Village Continuing Care Retirement
           Community in Peabody, MA                          October 10, 2002           January 1, 2001           17,383,784
           Homewood Residence in Nashville, TN               November 1, 2002           January 1, 2001           8,957,850
           Brighton Gardens in Bellevue, WA c                December 20, 2002          January 1, 2001          10,201,606
           Brighton Gardens in Hoffman Estates, IL           December 20, 2002          January 1, 2001           7,543,752
           Brighton Gardens in Oklahoma City, OK c           December 20, 2002          January 1, 2001           3,646,636
           Brighton Gardens in Santa Rosa, CA c              December 20, 2002          January 1, 2001          16,748,552
           Brighton Gardens in Tulsa, OK                     December 20, 2002          January 1, 2001           4,684,167
           Brighton Gardens in Atlanta, GA c                 December 20, 2002          January 1, 2001           7,374,428
           Hearthside in Lynnwood, WA c                      December 20, 2002          January 1, 2001           6,300,000
           Hearthside in Snohomish, WA c                     December 20, 2002          January 1, 2001           8,600,000
           MapleRidge in Hemet, CA                           December 20, 2002          January 1, 2001           4,109,688
           MapleRidge in Plymouth, MA                        December 20, 2002          January 1, 2001           4,580,387
           MapleRidge in Willoughby, OH                      December 20, 2002          January 1, 2001           4,930,498
           Pleasant Hills in Little Rock, AR                 December 20, 2002          January 1, 2001          10,638,918
         Investments in direct financing leases:
           Brighton Gardens in Brentwood, TN b               September 30, 2002         January 1, 2001           6,349,794
           Brighton Gardens in Atlanta, GA b                 September 30, 2002         January 1, 2001           7,654,546
           Brighton Gardens in Charlotte, NC b               September 30, 2002         January 1, 2001           3,218,389
           Brighton Gardens in Chevy Chase, MD b             September 30, 2002         January 1, 2001          19,310,331
           Brighton Gardens in Middletown, NJ b              September 30, 2002         January 1, 2001          11,481,818
           Brighton Gardens in Mountainside, N J b           September 30, 2002         January 1, 2001          12,438,636
           Brighton Gardens in Naples, FL b                  September 30, 2002         January 1, 2001           8,002,479
           Brighton Gardens in Raleigh, NC b                 September 30, 2002         January 1, 2001           9,655,165
           Brighton Gardens in Stamford, CT b                September 30, 2002         January 1, 2001          13,569,421
           Brighton Gardens in Venice, FL b                  September 30, 2002         January 1, 2001           6,523,760
           Brighton Gardens in Winston-Salem, NC b           September 30, 2002         January 1, 2001           7,045,661


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
--------------------------------------------------------------------

                                                                                      Date the Property
                                                                                            Became
                                                                                       Operational as a
                                                                    Date               Rental Property
                                                            Acquired/Probable by        for Pro Forma          Purchase
                                                                 the Company               Purposes              Price
                                                            ----------------------    -------------------    --------------
       Probable:
         Properties subject to operating leases:
           Brighton Gardens in Edgewood, KY c               December 6, 2002           January 1, 2001         $    54,632
           Brighton Gardens in Greenville, SC c             December 6, 2002           January 1, 2001           4,132,969
           Brighton Gardens in Northridge, CA c             December 6, 2002           January 1, 2002          14,735,846
           Brighton Gardens in Rancho Mirage, CA c          December 6, 2002           January 1, 2001          16,433,657
           Brighton Gardens in Salt Lake City, UT           December 6, 2002           January 1, 2001          15,028,664
           Brighton Gardens in Yorba Linda, CA              December 6, 2002           January 1, 2001          13,483,926
           Fairfax in Fort Belvoir, VA c                    December 6, 2002           January 1, 2001          96,176,005
           MapleRidge in Palm Springs, CA c                 December 6, 2002           January 1, 2001           2,653,469
           Quadrangle in Haverford, PA c                    December 6, 2002           January 1, 2001          96,373,200
           Fox Run Village in Novi, MI                      January 10, 2003           January 1, 2001          17,000,000
         Investments in direct financing leases:
           Sunrise in Annapolis, MD                         September 3, 2002          January 1, 2001          12,500,000
           Sunrise in Pikesville, MD                        September 3, 2002          January 1, 2001          10,100,000



         a Prior to December 20, 2002, the properties in Camarillo, California; Towson, Maryland; Clayton, Ohio; Dartmouth, Massachusetts; and Elk Grove, California (the "Marriott Portfolio One Properties") were owned through a consolidated joint venture (the "Joint Venture") in which the Company owned a 76.75 percent interest. On December 20, 2002, the Company purchased the remaining 23.25 percent minority interest for $8,500,000. See Note (11).

         b These properties are referred to as the "Prime Care Portfolio Properties."

         c These properties are referred to as the "Marriott Bridge Loan Properties."

         The adjustments to rental income from operating leases for the nine months ended September 30, 2002 and the year ended December 31, 2001, include $2,216,648 and $5,911,061, respectively, relating to the Marriott Portfolio One Properties. If the operating cash flows of the Marriott Portfolio One Properties are not sufficient to fund rental payments due under the lease agreements, amounts are required to be funded by Marriott International, Inc. or its subsidiaries under the terms of a rental payment guarantee arrangement. The pro forma adjustments to rental income from operating leases for the nine months ended September 30, 2002 and the year ended December 31, 2001, include assumed funding amounts under the guarantee of $1,381,000 and $3,179,000, respectively, based on the actual historical operating cash flows of the Marriott Portfolio One Properties during the pro forma periods.

         Certain leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the Pro Forma Properties.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

(2) Represents additional rent payable under the terms of the Fort Belvoir and Haverford Properties leases related to the retirement of the lifecare bonds payable described in Note (f) under "Unaudited Pro Forma Consolidated Balance Sheet" above. Proceeds from the issuance of new bonds by the operator will be used to fund additional rent payable under the leases to retire the existing lifecare bonds payable. Additional rent is defined in the lease agreements as equaling 100% of the proceeds received by the operator from the issuance of new lifecare bonds. It is expected that the lifecare bonds will mature over a 12-year period.

(3) See Note (c) under "Unaudited Pro Forma Consolidated Balance Sheet" above.

(4) Represents reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(5) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two to four percent per annum by the Company during the nine months ended September 30, 2002 and the year ended December 31, 2001.

(6) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:



                                                                                    Pro Forma             Pro Forma
                                                                                   Adjustment            Adjustment
                                                                                  for the Nine          for the Year
                                                                                  Months Ended             Ended
                                 Mortgage                                         September 30,         December 31,
                                   Loan               Interest Rate                   2002                 2001
                               -------------    ---------------------------    --------------------   ----------------
         Holley Court           $12,974,397     Floating   at  350   basis          $ 89,626             $ 932,266
         Terrace in Oak                         points   over  the  30-day
         Park, IL,                              LIBOR,  with a LIBOR floor
         maturing October                       of 3.50.  If 30-day  LIBOR
         2003                                   falls      below     2.60,
                                                interest rate will be 30-day
                                                LIBOR plus 440 basis points.
                                                During the Pro Forma Period, the
                                                interest rate varied from 6.14%
                                                to 8.00%.

         Marriott               $23,520,000     Floating at 186 basis               $381,186             $1,407,432
         Portfolio One                          points over the rate of
         Properties                             commercial paper graded
         maturing May                           A1 by Standard & Poors or
         2006                                   F1 by Fitch IBCA.  During
                                                the Pro Forma Period, the
                                                interest rate varied from
                                                3.69% to 7.44%.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

                                                                                     Pro Forma
                                                                                    Adjustment              Pro Forma
                                                                                   for the Nine            Adjustment
                                                                                   Months Ended        for the Year Ended
                                   Mortgage                                        September 30,          December 31,
                                     Loan                Interest Rate                 2002                    2001
                                 -------------     --------------------------    ------------------    --------------------
         Sunrise in               $20,600,000      7.83%, with principal            $1,038,931             $1,410,886
         Annapolis and                             and interest payable
         Pikesville, MD,                           monthly.
         maturing December
         2008

         Heritage Club in          $9,100,000      6.50%, with principal             $386,404               $538,529
         Greenwood Village,                        and interest payable
         CO, maturing                              monthly.
         December 2006

         Marriott Bridge         $100,000,000      Floating at 300 basis                 -                 $3,447,421
         Loan Properties,                          points over the 30-day
         maturing six                              LIBOR.  Principal
         months from                               payments of $6,700,000
         funding date                              due monthly with the
                                                   remaining principal due
                                                   within six months of loan.
                                                   During the Pro Forma Period,
                                                   the interest rate varied from
                                                   7.06% to 9.69%.

         Prime Care               $75,000,000      Floating at 250 basis            $2,723,237             $4,667,125
         Portfolio                                 points over the 30-day
         Properties,                               LIBOR.  During the Pro
         maturing two years                        Forma Period, the
         from funding date                         interest rate varied
                                                   from 4.32% to 9.065%.
                                                                                 ------------------    --------------------

                                                                                    $4,619,384             $12,403,659
                                                                                 ==================    ====================


         If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $177,882 and $211,906 for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively.

(7) Represents adjustment to interest expense for imputed interest on non-interest bearing lifecare bonds described in Note (f) under "Unaudited Pro Forma Consolidated Balance Sheet" above. Interest was imputed on these obligations using a 7% interest rate based on a 12-year amortization.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

(8) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(9) Pursuant to the advisory agreement, CNL Retirement Corp. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap.") During the Expense Year ended June 30, 2001, the Company's operating expenses exceeded the Expense Cap by $145,015.

         As a result of the Pro Forma Properties being treated in the Pro Forma Consolidated Statements of Earnings as operational for the Pro Forma Period, the Expense Cap increased based on two percent of average invested assets; therefore, the amount of the reimbursement of operating expenses from related party was adjusted for the year ended December 31, 2001.

(10) Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $8,226,611 and $12,706,612 for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $209,635 and $1,339,733 for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively, on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:


                                                                  Land            Building            FF&E
                                                              -------------    ---------------    --------------

         Broadway Plaza in Arlington, TX                       $ 1,343,538        $ 9,174,538         $  602,226
         Homewood Residence in Boca Raton, FL                    1,143,571          8,501,806            554,537
         Holley Court Terrace in Oak Park, IL                    2,144,134         16,918,724            447,007
         Homewood Residence in Coconut Creek, FL                 1,682,701          7,981,073            559,197
         Heritage Club in Greenwood Village, CO                  1,812,916         16,073,282            942,063
         Brighton Gardens in Camarillo, CA                       2,491,600         16,887,847            542,589
         Brighton Gardens in Towson, MD                            989,915         14,375,847            355,731
         MapleRidge in Clayton, OH                                 813,317          7,656,922            209,314
         MapleRidge in Dartmouth, MA                               920,430          9,028,929            205,663
         MapleRidge in Elk Grove, CA                               812,937          7,583,195            218,022
         Brooksby Village Continuing Care Retirement
             Community in Peabody, MA                           18,345,034                 --                 --
         Homewood Residence in Nashville, TN                       463,957          8,350,191            631,429
         Brighton Gardens in Bellevue, WA                        1,086,066          9,231,564            543,033
         Brighton Gardens in Hoffman Estates, IL                   806,416          6,854,531            403,208
         Brighton Gardens in Oklahoma City, OK                     388,223          3,299,888            194,110
         Brighton Gardens in Santa Rosa, CA                      1,783,057         15,155,978            891,529
         Brighton Gardens in Tulsa, OK                             500,730          4,256,207            250,365
         Brighton Gardens in Atlanta, GA                           785,084          6,673,214            392,542



                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

                                                                  Land             Building              FF&E
                                                              --------------    ----------------    ---------------

         Hearthside in Lynnwood, WA                             $   670,700        $  5,700,951       $     335,350
         Hearthside in Snohomish, WA                                915,559           7,782,250             457,779
         MapleRidge in Hemet, CA                                    439,319           3,734,214             219,660
         MapleRidge in Plymouth, MA                                 489,636           4,161,909             244,818
         MapleRidge in Willoughby, OH                               527,063           4,480,033             263,531
         Pleasant Hills in Little Rock, AR                        1,137,284           9,666,914             568,642
         Brighton Gardens in Edgewood, KY                            58,161                  --                  --
         Brighton Gardens in Greenville, SC                         439,997           3,739,976             219,999
         Brighton Gardens in Northridge, CA                       1,568,782          13,334,656             784,392
         Brighton Gardens in Rancho Mirage, CA                    1,749,533          14,871,026             874,766
         Brighton Gardens in Salt Lake City, UT                   1,606,541          13,655,599             803,271
         Brighton Gardens in Yorba Linda, CA                      1,441,411          12,251,993             720,705
         Fairfax in Fort Belvoir, VA                              9,915,394          69,272,002           4,957,696
         MapleRidge in Palm Springs, CA                             282,489           2,401,157             141,246
         Quadrangle in Haverford, PA                              9,935,724          69,444,807           4,967,862
         Fox Run Village in Novi, MI                             17,931,200                  --                  --
                                                              --------------    ----------------    ---------------

         Total                                                  $87,422,419        $402,501,223       $ 23,502,282
                                                              ==============    ================    ===============



(11) Represents adjustment to minority interest for the purchase of the remaining 23.25 percent minority interest in the Joint Venture. Also see Note (e) under "Unaudited Pro Forma Consolidated Balance Sheet" above.

(12) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 2002 and the year ended December 31, 2001. As a result of receipt of gross proceeds from the sale of shares during the period October 1, 2002 through January 29, 2003, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the nine months ended September 30, 2002 and the year ended December 31, 2001.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                                              September 30,              December 31,
                                                                                  2002                       2001
                                                                            -----------------          -----------------
                                ASSETS

Land, buildings and equipment on operating leases, net                         $  146,590,466              $  35,232,568
Net investment in direct financing leases                                         115,629,495                         --
Mortgage loan receivable                                                            1,893,472                         --
Cash and cash equivalents                                                          48,844,522                 26,721,107
Restricted cash                                                                       797,970                     35,109
Notes and other receivables                                                         2,970,417                    180,163
Investment in unconsolidated subsidiary                                               293,456                         --
Loan costs, less accumulated amortization of $99,639 and
   $18,981, respectively                                                              840,981                     36,936
Accrued rental income                                                                 862,444                     97,793
Other assets                                                                        4,772,961                  2,143,213
                                                                          -------------------         ------------------

                                                                               $  323,496,184              $  64,446,889
                                                                          ===================         ==================

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                                          $   45,409,216              $         --
    Due to related parties                                                          1,142,202                  1,772,807
    Accounts payable and accrued expenses                                           1,499,998                    294,839
    Security deposits                                                               3,204,875                  1,363,986
    Rents paid in advance                                                              27,907                    105,215
                                                                          -------------------         ------------------
          Total liabilities                                                        51,284,198                  3,536,847
                                                                          -------------------         ------------------

Minority interest                                                                   8,550,981                        --
                                                                          -------------------         ------------------

Commitments and Contingencies (Note 14)

Stockholders' equity:
    Preferred stock, without par value.
         Authorized and unissued 3,000,000 shares                                        --                         --
    Excess shares, $.01 par value per share.
         Authorized and unissued 103,000,000 shares                                      --                         --
    Common stock, $.01 par value per share.
         Authorized 100,000,000 shares, issued 30,247,269 and
         7,141,131 shares, respectively, outstanding 30,224,077
         and 7,134,400 shares, respectively                                           302,241                     71,344
    Capital in excess of par value                                                267,503,103                 61,786,149
    Accumulated distributions in excess of net earnings                            (4,144,339)                  (947,451)
                                                                          -------------------         ------------------
          Total stockholders' equity                                              263,661,005                 60,910,042
                                                                          -------------------         ------------------

                                                                               $  323,496,184              $  64,446,889
                                                                          ===================         ==================

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)



                                                                     Quarter                        Nine Months
                                                                Ended September 30,             Ended September 30,
                                                              2002             2001             2002            2001
                                                          --------------    ------------    -------------    ------------

Revenues:
     Rental income from operating leases                      $ 3,814,026      $  344,940      $ 8,191,823     $ 1,034,820
     Earned income from direct financing leases                    38,473              --           38,473              --
     Interest income from mortgage loan receivable                 23,472              --           23,472              --
     Contingent rent                                                4,464              --            4,464              --
     FF&E reserve income                                           68,496          12,304          102,234          29,830
     Interest and other income                                    777,785          25,520        1,339,680          30,812
                                                           --------------   -------------    -------------   -------------
                                                                4,726,716         382,764        9,700,146       1,095,462
                                                           --------------   -------------    -------------   -------------

Expenses:
    Interest                                                      474,793           1,262          846,953         105,055
     General operating and administrative                         328,604          76,885          878,062         286,766
     Property expenses                                             20,604              --           20,604              --
     Asset management fees to related party                       189,699          20,773          397,674          62,320
     Reimbursement of operating expenses
        from related party                                            --               --               --        (145,015)
     Depreciation and amortization                              1,038,769         112,002        2,251,018         335,201
                                                           --------------   -------------    -------------   -------------
                                                                2,052,469         210,922        4,394,311         644,327
                                                           --------------   -------------    -------------   -------------

Earnings Before Share in Equity in Earning of
   Unconsolidated Subsidiary and Minority   Interest in
   Earning of Consolidated Joint
    Venture                                                     2,674,247         171,842        5,305,835         451,135

Share in Equity in Earnings of Unconsolidated
    Subsidiary                                                      7,965              --            5,729             --

Minority Interest in Earnings of Consolidated
    Joint Venture                                                (173,686)             --         (272,096)            --
                                                           --------------   -------------    -------------   -------------

Net Earnings                                                  $ 2,508,526      $ 171,842       $ 5,039,468     $  451,135
                                                           ==============   =============    =============   =============

Net Earnings Per Share of Common Stock
    (Basic and Diluted)                                       $     0 .10      $    0 .09      $     0 .30     $     0.29
                                                           ==============   =============    =============   =============

Weighted Average Number of Shares of
    Common Stock Outstanding (Basic and
    Diluted)                                                   24,999,196       1,950,496       16,932,082       1,561,409
                                                           ==============   =============    =============   =============

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
      Nine Months Ended September 30, 2002 and Year Ended December 31, 2001


                                                  Common stock                                    Accumulated
                                         -------------------------------      Capital in         distributions
                                            Number              Par            excess of         in excess of
                                           of shares           value           par value         net earnings           Total
                                         --------------     ------------    ----------------    ----------------   ---------------


  Balance at December 31, 2000                  1,185,840       $  11,858       $  9,547,784       $  (356,094)     $  9,203,548

  Subscriptions received for common
    stock through public offering and
    distribution reinvestment plan              5,951,975          59,520         59,460,231                --        59,519,751

  Retirement of common stock                       (3,415)            (34)           (31,386)               --           (31,420)

  Stock issuance costs                               --               --          (7,190,480)               --        (7,190,480)

  Net earnings                                       --               --                  --           915,965           915,965

  Distributions declared and paid
    ($0.6996 per share)                              --               --                  --        (1,507,322)       (1,507,322)
                                         ---------------    ------------     ---------------    --------------  ----------------

  Balance at December 31, 2001                 7,134,400          71,344          61,786,149          (947,451)       60,910,042

  Subscriptions received for common
    stock through public offering and
    distribution reinvestment plan            23,106,137         231,061         230,830,312                --       231,061,373

  Retirement of common stock                     (16,460 )          (164 )          (151,274)                --         (151,438)

  Stock issuance costs                               --               --         (24,962,084)               --       (24,962,084)

  Net earnings                                       --               --                 --          5,039,468         5,039,468

  Distributions declared and paid
    ($0.5247 per share)                              --               --                 --         (8,236,356)       (8,236,356)
                                         ---------------    ------------     ---------------    --------------  ----------------

  Balance at September 30, 2002               30,224,077        $302,241        $267,503,103       $(4,144,339)     $263,661,005
                                         ===============    ============     ===============    ==============  ================


        See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                                   Nine Months Ended
                                                                                      September 30,
                                                                               2002                  2001
                                                                          ----------------     ----------------
Increases (Decreases) in Cash and Cash Equivalents:

    Net Cash Provided by Operating Activities                             $     9,180,977        $    770,454
                                                                          ---------------        -------------

     Net Cash Provided by (Used in) Investing Activities:
          Additions to land, buildings and equipment on
               operating leases                                               (93,622,816)             (15,671)
          Investment in direct financing leases                              (109,720,000)                  --
          Investment in mortgage loan receivable                               (1,870,000)                  --
       Investment in notes receivable                                          (2,383,675)                  --
          Investment in unconsolidated subsidiary                                (371,800)                  --
       Distributions received from unconsolidated subsidiaries                     73,479                   --
          Payment of acquisition fees and costs                               (15,295,647)            (668,308)
        Increase in restricted cash                                              (762,861)              (9,825)
                                                                          ---------------        -------------
                 Net cash used in investing activities                       (223,953,320)            (693,804)
                                                                          ---------------        -------------

    Net Cash Provided by (Used in) Financing Activities:
       Repayment of borrowings on line of credit                                       --           (3,795,000)
       Proceeds from borrowings on mortgages payable                           32,620,000                   --
       Principal payments on mortgages payable                                   (185,181)                  --
       Payment of loan costs                                                     (884,703)                  --
       Subscriptions received from stockholders                               231,061,373           15,453,958
       Distributions to stockholders                                           (8,236,356)            (780,392)
       Retirement of common stock                                                 (30,187)              (5,226)
       Payment of stock issuance costs                                        (25,728,073)          (1,566,304)
       Contributions by minority interest                                       8,500,000                   --
       Distributions to minority interest                                        (221,115)                  --
                                                                          ---------------        -------------
            Net cash provided by financing activities                         236,895,758            9,307,036
                                                                          ---------------        -------------

Net Increase in Cash and Cash Equivalents                                      22,123,415            9,383,686

Cash and Cash Equivalents at Beginning of Period                               26,721,107              177,884
                                                                          ---------------        -------------

Cash and Cash Equivalents at End of Period                                $    48,844,522        $   9,561,570
                                                                          ===============        =============

Supplemental Schedule of Non-Cash
    Investing and Financing Activities:

         Mortgage assumed on property purchase                            $    12,974,397        $         --
                                                                          ===============        =============


        See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
           Quarters and Nine Months Ended September 30, 2002 and 2001

1.       Organization and Nature of Business:
         ------------------------------------

         CNL Retirement Properties, Inc. was organized pursuant to the laws of the State of Maryland on December 22, 1997 to invest in real estate properties (the "Property" or "Properties") related to health care and seniors' housing facilities ("Retirement Facilities") located across the United States. The term "Company" includes, unless the context otherwise requires, CNL Retirement Properties, Inc. and its subsidiaries.

         The Retirement Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing ("Mortgage Loans") to operators of Retirement Facilities in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets. The Company also may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Retirement Facilities. Any Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to 10 percent of the Company's total assets.

2.       Summary of Significant Accounting Policies:
         -------------------------------------------

         Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by accounting principles generally accepted in the United States for complete financial statements. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the quarter and nine months ended September 30, 2002, may not be indicative of the results that may be expected for the year ending December 31, 2002. Amounts included in the financial statements as of December 31, 2001, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2001.

         Principles of Consolidation - The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interest for less than 100 percent owned and majority controlled entities.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
           Quarters and Nine Months Ended September 30, 2002 and 2001

2.       Summary of Significant Accounting Policies - Continued:
         -------------------------------------------------------

         Real Estate and Lease Accounting - The Properties are leased on a long-term, triple-net basis to unrelated third parties, whereby the tenants are generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs. The leases are accounted for using either the direct financing or the operating method.

              Direct financing method - For leases accounted for as direct financing leases, future minimum lease payments have been recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the Properties has been recorded as unearned income. The unearned income is deferred and amortized to income over the lease terms to provide a constant rate of return. The investment in direct financing leases is presented net of the unamortized unearned income.

              Operating method - Under the operating method, land, buildings and equipment are recorded at cost, including acquisition and closing costs. Revenue is recognized as rents are earned and depreciation is charged to operations as incurred. Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 years and three years to seven years, respectively. Income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service. Accrued rental income is the aggregate difference between scheduled rental payments which vary during the lease term and minimum rental revenue recognized on a straight-line basis.

         When a Property is sold, the related costs and accumulated depreciation, plus any accrued rental income, will be removed from the accounts and any gain or loss from sale will be reflected in income. Management reviews its assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the Property. If an impairment is indicated, the assets are adjusted to their fair value.

         Mortgage Loans Receivable - The Company originates Mortgage Loans to operators of Retirement Facilities that are secured by real estate and equipment. The loans are expected to be held until maturity and are recorded at cost.

         Loan Costs - Loan costs incurred in connection with the Company's mortgages payable and line of credit have been capitalized and are being amortized over the terms of the loans using the straight-line method, which approximates the effective interest method.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
           Quarters and Nine Months Ended September 30, 2002 and 2001

2.       Summary of Significant Accounting Policies - Continued:
         -------------------------------------------------------

         Recent Accounting Pronouncements - In April 2002, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of FASB Statement No. 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to FASB Statement No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement are not expected to have a significant impact on the financial position or results of operations of the Company.

         In July 2002, the FASB issued FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment for an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operations, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.

         Reclassification - Certain items in the prior year's financial statements have been reclassified to conform to the 2002 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

3.       Public Offerings:
         -----------------

         On May 24, 2002, the Company completed its offering of up to 15,500,000 shares of common stock ($155,000,000) (the "2000 Offering"), which included up to 500,000 shares ($5,000,000) available to stockholders who elected to participate in the Company's reinvestment plan. In connection with the 2000 Offering, the Company received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670
         (41,867 shares) through the reinvestment plan.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
           Quarters and Nine Months Ended September 30, 2002 and 2001

3.       Public Offerings - Continued:
         -----------------------------

         Immediately following the completion of the 2000 Offering, the Company commenced an offering of up to 45,000,000 shares of common stock ($450,000,000) (the "2002 Offering"). Of the 45,000,000 shares of common stock offered, up to 5,000,000 are available to stockholders purchasing shares through the Company's reinvestment plan. The price per share and other terms of the 2002 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and
         (ii) to CNL Retirement Corp. (the "Advisor") for acquisition fees, are substantially the same as for the Company's 2000 Offering. As of September 30, 2002, the Company had received total subscription proceeds from its initial public offering, the 2000 Offering and the 2002 Offering of $302,272,717 (30,227,269 shares), including $820,108
         (82,011 shares) through the reinvestment plan.

         On October 4, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 175,000,000 additional shares of common stock ($1,750,000,000) in an offering expected to commence immediately following the completion of the Company's 2002 Offering (the "2003 Offering"). Of the 175,000,000 shares of common stock to be offered, up to 25,000,000 will be available to stockholders purchasing shares through the reinvestment plan.

4.       Land, Buildings and Equipment on Operating Leases:
         -------------------------------------------------

         During the nine months ended September 30, 2002, the Company acquired eight Properties throughout the United States that are subject to operating leases resulting in the Company owning a total of 11 Properties that have been classified as land, buildings and equipment on operating leases. Land, buildings and equipment on operating leases consisted of the following at:


                                            September 30,       December 31,
                                                2002               2001
                                          ---------------    ---------------

          Land                            $   16,317,346     $   4,649,497
          Buildings                          127,585,376        29,209,418
          Equipment                            5,680,366         2,200,780
                                          -------------      -------------
                                             149,583,088        36,059,695
          Less accumulated depreciation       (2,992,622)         (827,127)
                                          -------------      -------------

                                          $  146,590,466     $  35,232,568
                                          ==============     =============

         The operating leases have initial terms of 15 years and provide for minimum and contingent rent. All of the operating leases provide options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
           Quarters and Nine Months Ended September 30, 2002 and 2001

4.       Land, Buildings and Equipment on Operating Leases - Continued:
         -------------------------------------------------------------

         The leases provide for increases in the minimum annual rents commencing at predetermined intervals during the lease terms. Such amounts are recognized on a straight-line basis over the terms of the leases commencing on the date the Properties were placed in service. For the quarter and nine months ended September 30, 2002, the Company recognized $410,655 and $764,652, respectively, of such rental income. These amounts are included in rental income from operating leases in the accompanying consolidated statements of earnings.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at September 30, 2002:

                 2002                                           $   3,415,759
                 2003                                              13,755,237
                 2004                                              13,875,844
                 2005                                              13,998,676
                 2006                                              14,123,776
                 Thereafter                                       156,620,076
                                                                -------------

                                                                $ 215,789,368
                                                                =============

         Since the operating leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for contingent rents, which may be received on the leases based on a percentage of the tenants' gross revenues.

5.       Net Investment in Direct Financing Leases:
         -----------------------------------------

         During the nine months ended September 30, 2002, the Company acquired 11 Properties located in seven states that have been classified as direct financing leases. The components of net investment in direct financing leases consisted of the following at September 30, 2002:

              Minimum lease payments receivable           $  629,017,580
              Estimated residual values                      109,720,000
              Less unearned income                          (623,108,085)
                                                          --------------

              Net investment in direct financing leases   $  115,629,495
                                                          ==============

         The direct financing leases have initial terms of 35 years and provide for minimum and contingent rent. The leases contain provisions that allow the lessee to elect to purchase the Properties at the end of the term for the Company's initial investment amount of $109,720,000. The leases also permit the Company to require the lessees to purchase the Properties at the end of the lease term for the same amount.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
           Quarters and Nine Months Ended September 30, 2002 and 2001

5.       Net Investment in Direct Financing Leases - Continued:
         -----------------------------------------------------

         The following is a schedule of future minimum lease payments to be received on direct financing leases at September 30, 2002:

                 2002                                          $   2,880,150
                 2003                                             11,520,600
                 2004                                             11,808,615
                 2005                                             12,103,830
                 2006                                             12,406,426
                 Thereafter                                      578,297,959
                                                               -------------

                                                               $ 629,017,580
                                                               =============

         The above table does not include any amounts for future rents which may be received on the leases based on a percentage of the tenants' gross sales.

6.       Mortgage Loan Receivable:
         ------------------------

         On August 12, 2002, the Company originated a Mortgage Loan in the principal amount of $1,870,000 secured by a mortgage on a parcel of land containing approximately 39.8 gross acres located in Vero Beach, Florida. The loan bears interest at 9.35 percent per annum and requires monthly payments of interest only. The loan matures on December 31, 2006, at which time all unpaid principal and interest is due. Mortgage Loan receivable consisted of the following at September 30, 2002:

                   Outstanding principal            $    1,870,000
                   Accrued interest income                  23,472
                                                    --------------
                                                    $    1,893,472
                                                    ==============

7.       Notes and Other Receivables:
         ---------------------------

         Notes and other receivables include the following at:

                                                September 30,    December 31,
                                                     2002            2001
                                                 ------------   --------------

              Rental revenues receivable         $    425,845   $    180,163
              Notes receivable                      2,383,675             --
              Due from joint venture partner          136,025             --
              Accrued interest receivable              24,872             --
                                                 ------------   ------------

                                                 $  2,970,417   $    180,163
                                                 ============   ============

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
           Quarters and Nine Months Ended September 30, 2002 and 2001

7.          Notes and Other Receivables - Continued:
            ----------------------------------------

         Notes receivable is comprised of loans to affiliates of two of the Company's tenants related to the anticipated acquisition of additional Properties. As of September 30, 2002, the Company had an initial commitment to purchase two additional Properties located in Maryland for approximately $22,600,000 as described in Note 14. In connection with this anticipated purchase, the Company loaned the seller $2,000,000 to pay off debt at a discounted amount making the purchase of the Properties economically viable. The note bears interest at 15 percent per annum and matures December 31, 2002. As security for this note, the seller has pledged a membership interest in its company. Additionally, certain members of the seller's company guarantee the note.

         The Company has a Mortgage Loan on a parcel of land located in Vero Beach, Florida as described in Note 6. The land will be developed into a retirement community and the borrower is seeking third-party construction financing. Upon completion of the development, the Company anticipates that it will purchase the Retirement Facility. The Company has advanced $383,675 to the borrower to fund pre-development costs in order to expedite the development of the Property. The note bears interest at 5 percent per annum and matures December 31, 2002.

8.       Investment in Unconsolidated Subsidiary:
         ----------------------------------------

         On May 30, 2002, the Company acquired a 10 percent interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The Company's investment in the partnership is accounted for using the equity method as the Company has significant influence. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. During the quarter and nine months ended September 30, 2002, the Company received $79,208 in distributions from the partnership. The following presents unaudited condensed financial information for CNL Plaza, Ltd. as of September 30, 2002 and for the period May 30, 2002 through September 30, 2002:

         Balance Sheet:
              Land, building and equipment, net         $54,930,253
              Other assets                               10,954,404
              Notes and mortgages payable                64,326,187
              Other liabilities                           1,150,947
              Partners' capital                             407,523

         Income Statement:
             Revenues                                     3,591,038
             Expenses                                     3,533,748
             Net income                                      57,290

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
           Quarters and Nine Months Ended September 30, 2002 and 2001

9.       Indebtedness:
         ------------

         In February 2002, the Company assumed a mortgage of $12,974,397 that matures on October 2, 2003, in conjunction with the purchase of a Property located in Oak Park, Illinois. The mortgage bears interest at a floating rate of (i) 350 basis points over the 30-day LIBOR if LIBOR is over 2.6 percent or (ii) 440 basis points over the 30-day LIBOR if LIBOR is under 2.6 percent not to exceed 8 percent. As of September 30, 2002, the interest rate was 6.22 percent. In accordance with the provisions of the mortgage, the Company has placed $277,821 in an escrow reserve account that represents three months of debt service related to the mortgage. This escrow reserve is included in restricted cash at September 30, 2002.

         On June 7, 2002, a consolidated joint venture in which the Company owns a 76.75 percent interest borrowed $23,520,000 in the form of a commercial paper backed loan secured by certain Properties. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The joint venture has a liquidity facility in place in the event that the re-marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102 percent of the outstanding loan balance. In the event the liquidity provider defaults, a participating liquidity agent will provide up to $20,000,000 and the Company has agreed to provide liquidity for any amount in excess of $20,000,000 not to exceed $3,520,000. Interest is payable monthly with principal due when the commercial paper loan matures on June 6, 2007. The commercial paper loan bears interest at the commercial paper rate as determined by market demand (1.90 percent as of September 30, 2002) plus a margin of
         1.86 percent, which is inclusive of liquidity fees and administrative costs. As of September 30, 2002, the commercial paper loan interest rate was 3.76 percent.

         On  August  8,  2002,  the  Company   entered  into  a  commitment  for
         $11,000,000 of permanent financing secured by a mortgage on the Property located in Greenwood Village, Colorado. On August 29, 2002, the Company obtained an advance totaling $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating performance thresholds being achieved by this Property prior to February 27, 2004. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90 percent per annum, but in no event shall the interest rate be less than 6.50 percent. As of September 30, 2002, the interest rate was 6.50 percent. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time.

10.      Redemption of Shares:
         --------------------

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing occurs any stockholder who has held shares for at least one year may present all or any portion equal to at least 25 percent of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5 percent of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period. During the nine months ended September 30, 2002, 16,460 shares of common stock were redeemed for $151,438 ($9.20 per share) and retired from shares outstanding of common stock.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
           Quarters and Nine Months Ended September 30, 2002 and 2001

11.      Stock Issuance Costs:
         --------------------

         The Company has incurred certain expenses in connection with its offerings, including commissions, marketing support fees, due diligence expense reimbursements, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. During the nine months ended September 30, 2002, the Company incurred $24,962,083 in stock issuance costs, including $18,656,852 in commissions, marketing support fees and due diligence expense reimbursements (see Note 13). These amounts have been charged to stockholders' equity. In connection with the 2000 Offering and the 2002 Offering, offering expenses paid by the Company together with selling commissions, marketing support fees, due diligence expense reimbursements and any soliciting dealer servicing fee incurred by the Company will not exceed 13 percent of the proceeds raised in each such offering.

12.      Distributions:
         -------------

         For the nine months ended September 30, 2002, approximately 50 percent of the distributions paid to stockholders were considered ordinary income and approximately 50 percent were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the nine months ended September 30, 2002, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the nine months ended September 30, 2002, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2002.

13.      Related Party Arrangements:
         --------------------------

         Certain directors and officers of the Company hold similar positions with CNL Retirement Corp. (the "Advisor") and the managing dealer of the Company's public offerings, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings and the acquisition, management and sale of the assets of the Company.

         CNL Securities  Corp. is entitled to receive  commissions  amounting to
         7.5 percent of the total amount raised from the sale of shares for services in connection with the offerings, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the nine months ended September 30, 2002 and 2001, the Company incurred $17,329,603 and $1,159,047, respectively, of such fees, of which $16,185,496 and $1,081,777, respectively, has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5 percent of the total amount raised from the sale of shares in the 2000 Offering, all or a portion of which may be reallowed to other broker-dealers. Commencing with the 2002 Offering, CNL Securities Corp. is entitled to receive marketing support fees of 0.5 percent, and due diligence expense reimbursements of up to 0.125 percent, of the total amount raised from the sale of shares in the 2002 Offering, all or a portion of which may be reallowed to other broker-dealers. During the nine months ended September 30, 2002 and 2001, the Company incurred $1,327,249 and $77,270, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses have been or will be paid.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
           Quarters and Nine Months Ended September 30, 2002 and 2001

13.      Related Party Arrangements - Continued:
         --------------------------------------

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of the leases of the Properties and Mortgage Loans equal to 4.5 percent of gross proceeds of the offerings and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. The Advisor is also entitled to receive acquisition fees equal to 4.5 percent of amounts outstanding on the line of credit, if any, at the time Listing occurs. During the nine months ended September 30, 2002 and 2001, the Company incurred $12,441,867 and $693,469, respectively, of such fees, including $2,051,748 of acquisition fees on permanent debt paid to the Advisor during the nine months ended September 30, 2002. Such fees are included in other assets prior to being allocated to individual Properties. In addition to acquisition fees, the Advisor may pay miscellaneous acquisition costs on behalf of the Company. Such costs are reimbursed to the Advisor on a monthly basis.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.6 percent of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the nine months ended September 30, 2002 and 2001, the Company incurred $397,674 and $62,320, respectively, of such fees.

         The Company incurs operating expenses which, in general, are expenses relating to administration of the Company on an ongoing basis. Pursuant to an advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2 percent of average invested assets or 25 percent of net income (the "Expense Cap"). Operating expenses for the Expense Year ended June 30, 2001 exceeded the Expense Cap by $145,015; therefore, the Advisor reimbursed the Company such amount in accordance with the advisory agreement. Operating expenses for the Expense Year ended September 30, 2002 did not exceed the Expense Cap.

         CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). CCM made the arrangements for the $23,520,000 commercial paper loan described in
         Note 9. CCM was paid a 2 percent structuring fee ($470,400), which is included in the Company's deferred loan costs as of September 30, 2002, and is being amortized over the term of the loan. In addition, the monthly interest payment due under the commercial paper loan includes a margin of 30 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loan.

         The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor and certain executive officers of the Company are stockholders. The amounts deposited with this bank were $3,762,382 and $3,000,000 at September 30, 2002 and December 31, 2001, respectively.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
           Quarters and Nine Months Ended September 30, 2002 and 2001

13.      Related Party Arrangements - Continued:
         --------------------------------------

         On May 30, 2002, the Company acquired a 10 percent interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings) on a day-to-day basis. The expenses incurred for these services were classified as follows for the nine months ended September 30:

                                                                          2002                2001
                                                                    ---------------      --------------

         Stock issuance costs                                        $   2,067,648        $   137,557
         Land, buildings and equipment on operating leases
              and other assets                                              19,972             12,758
         General operating and administrative expenses                     351,046            145,654
                                                                     -------------        -----------

                                                                     $   2,438,666        $   295,969
                                                                     =============        ===========

         Amounts due to related parties consisted of the following at:

                                                                     September 30,          December 31,
                                                                          2002                  2001
                                                                     --------------       ---------------

         Due to the Advisor and its affiliates:
           Expenditures incurred for offering expenses on
              behalf of the Company                                   $     77,111          $  1,328,123
           Accounting and administrative services                           63,068                62,313
           Acquisition fees and miscellaneous acquisition expenses         361,616               226,986
                                                                      ------------          ------------
                                                                           501,795             1,617,422
                                                                      ------------          ------------

      Due to CNL Securities Corp.:
        Commissions                                                        591,136               145,670
        Marketing support fees and due diligence
           expense reimbursements                                            49,27                 9,715
                                                                      ------------          ------------
                                                                           640,407               155,385
                                                                      ------------          ------------

                                                                      $  1,142,202          $  1,772,807
                                                                      ============          ============


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
           Quarters and Nine Months Ended September 30, 2002 and 2001

14.      Commitments and Contingencies:
         -----------------------------

         In connection with the acquisition of four of its Properties, the Company may be required to make additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date (the "Earnout Date") for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an Earnout Amount becomes payable, the lease will be amended to increase the basis by which annual minimum rent is calculated.

         The Earnout Dates for each Property are as follows:

                                 Property                             Earnout Dates
          ------------------------------------------        ----------------------------------
          Broadway Plaza, Arlington, Texas                          October 31, 2004
          Homewood Residence, Boca Raton, Florida                    August 31, 2004
          Homewood Residence, Coconut Creek, Florida                 March 31, 2005
          Heritage Club, Greenwood Village, Colorado        August 1, 2002 and April 15, 2005


         During the quarter ended September 30, 2002, the Property located in Greenwood Village, Colorado was performing at a level sufficient to satisfy the requirements under the August 1, 2002 earnout provisions, and the Company funded an additional payment of $1,775,000. The lease was amended to increase the basis by which annual minimum rent is calculated.

         In connection with the acquisition of a 10 percent limited partnership interest in CNL Plaza, Ltd. (see Note 8), the Company has severally guaranteed 16.67 percent or $2,583,333, of a $15,500,000 unsecured promissory note of the limited partnership.

         As of September 30, 2002, the Company had initial commitments to acquire two additional Properties located in Maryland. The anticipated aggregate purchase price of the two Properties is approximately $22,600,000, and the acquisition of each of these Properties is subject to the fulfillment of certain conditions. The Company plans to assume permanent financing of approximately $20,600,000 in connection with the acquisition of these two Properties.

15.      Concentration of Credit Risk:
         -----------------------------

         As of September 30, 2002, the Company owned 22 Properties. The lessees of five of these Properties are wholly owned subsidiaries of American Retirement Corporation ("ARC"). In addition, the five Properties are operated under the ARC brand chains. These five Properties are located in various states and the leases contain cross-default terms, meaning that if any tenant of any of the Properties leased to ARC defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the lease with respect to any of the Properties leased to ARC regardless of whether the tenant of any such Property is in default under its lease. The ARC leases contributed 59 percent of the Company's total rental income during the nine months ended September 30, 2002.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
           Quarters and Nine Months Ended September 30, 2002 and 2001

15.      Concentration of Credit Risk - Continued:
         -----------------------------------------

         In May 2002, five Properties were acquired by a joint venture in which the Company owns a 76.75 percent interest and Marriott Senior Living Services, Inc. owns a 23.25 percent interest. The Company is accounting for its interest in the joint venture using the consolidation method. The five Properties, purchased for an aggregate price of $58,800,000, are leased to HRA Management Corporation and are operated by Marriott Senior Living Services, Inc., a subsidiary of Marriott International, Inc. These five Properties are located in various states and the leases contain cross-default terms. In addition, Marriott International, Inc. has, with certain limitations, guaranteed the tenant's obligation to pay minimum rent due under the leases up to a maximum of $5,880,000. The guaranty terminates upon the earlier of (i) the five Retirement Facilities achieving certain pooled minimum net operating income performance thresholds or (ii) the end of the fifth lease year. As of September 30, 2002, $108,986 of the guaranty had been used to pay rent leaving a remaining guaranty balance of $5,771,014. The leases from these five Properties contributed approximately 28 percent of the Company's total rental income during the nine months ended September 30, 2002. A former director and a former officer of the Company are the principal shareholders of the tenant, HRA Management Corporation.

         One additional Property is leased to a wholly owned subsidiary of Marriott International, Inc. and is also operated by Marriott Senior Living Services, Inc. The lease from this Property contributed approximately 13 percent of the Company's total rental income during the nine months ended September 30, 2002.

         On September 30, 2002, the Company acquired 11 additional Properties located in seven states through a direct financing transaction with two affiliates of Prime Care Properties, LLC. The Properties are operated by Marriott Senior Living Services, Inc. An affiliate of the tenants has guaranteed the tenants' obligations to pay minimum rent due under the lease up to a maximum of $2,000,000. As of September 30, 2002, no amounts were drawn under the guaranty.

         Although the Company acquires Properties located in various states and regions and carefully screens its tenants in order to reduce risks of default, failure of these lessees, American Retirement Corporation or Marriott International, Inc. would significantly impact the results of operations of the Company. Management believes that the risk of such a default is reduced due to the Company requiring security deposits on certain Properties, or in some cases, obtaining a guaranty from the tenant's or operator's parent company or requiring an additional cash reserve account to be held at the tenant level. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

16.      Subsequent Events:
         -----------------

         During the period October 1, 2002 through November 7, 2002, the Company received subscription proceeds for an additional 5,458,708 shares ($54,587,082) of common stock. As of November 7, 2002, the Company had received total subscription proceeds of $356,846,432.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
           Quarters and Nine Months Ended September 30, 2002 and 2001

16.      Subsequent Events - Continued:
         -----------------------------

         On October 1, 2002 and November 1, 2002, the Company declared distributions totaling $1,774,618 and $2,040,979, respectively, or $0.0583 per share of common stock, payable by December 2002, to stockholders of record on October 1, 2002 and November 1, 2002, respectively.

         On October 10, 2002, the Company used net offering proceeds to purchase a parcel of land located in Peabody, Massachusetts, for $17,383,784 and entered into a long-term, triple-net lease agreement relating to the land.

         On November 1, 2002, the Company used net offering proceeds to purchase a Property located in Nashville, Tennessee, for $8,957,850 and entered in to a long-term, triple-net lease agreement related to the Property.

                      INDEX TO OTHER FINANCIAL INFORMATION


The following summarized financial information is filed as part of this report as a result of Marriott International, Inc. ("Marriott") guaranteeing lease payments for the tenant relating to six of the Properties owned, directly or indirectly, by the Company as of January 29, 2003. The summarized financial information presented for Marriott as of December 28, 2001 and December 29, 2000, and for each of the years ended December 28, 2001, December 29, 2000 and December 31, 1999, was obtained from the Form 10-K filed by Marriott with the Securities and Exchange Commission for the year ended December 28, 2001. The summarized financial information presented for Marriott as of September 6, 2002, was obtained from the Form 10-Q filed by Marriott for the thirty-six week period ended September 6, 2002.



                                                                                                          Page
                                                                                                          ----
Marriott International, Inc. and Subsidiaries:

    Selected Financial Data for the thirty-six week period ended September 6,
      2002 and the years ended December 28, 2001, December 29, 2000 and December
      31, 1999                                                                                            `



                       INDEX TO OTHER FINANCIAL STATEMENTS

The following financial information is filed as part of this report as a result of the Company acquiring 11 related Properties from Prime Care One, LLC and
Prime Care Two, LLC, and entering into initial commitments to acquire two related Properties from Prime Care Eight, LLC (collectively referred to herein as "Prime Care"). The Company will not own any interest in Prime Care's operations of the communities. As described in the notes to the accompanying financial statements, in connection with the Company's anticipated purchase of the 13 properties, a condition of the sale is that the sales proceeds will be used to cure the existing defaults and extinguish the outstanding debts owed to Prime Care's lenders. For information on the Properties and the long-term, triple-net leases which the Company has or expects to enter into, see "Business
-- Property Acquisitions" and "Business -- Pending Investments."

Prime Care One Portfolio
     (Includes the Venice, Mountainside, Friendship Heights and Charlotte Properties)                     B-34

Prime Care Two, LLC
     (Includes the Raleigh, Brentwood, Stamford, Middletown, Buckhead, Naples and Winston-
     Salem Properties)                                                                                    B-52

Prime Care Eight, LLC
     (Includes the Annapolis and Pikesville Properties)                                                   B-71

The following financial information is filed as part of this report as a result of the Company acquiring 12 related Properties and entering into initial commitments to acquire an additional nine related Properties from Marriott
Senior Living Services, Inc. and MSLS-MapleRidge, Inc. The Company will not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has or expects to enter into, see "Business -- Property Acquisitions" and "Business -- Pending
Investments."

Marriott Senior Living Services Twenty-One Communities
     (Includes the Bellevue, Edgewood, Greenville, Fairfax, Hoffman Estates, Hemet, Lynnwood,
     Northridge, Oklahoma City, Palm Springs, Pleasant Hills, Plymouth, Quadrangle, Rancho
     Mirage, Salt Lake City, Santa Rosa, Snohomish, Tulsa, Vinings, Willoughby and Yorba Linda
     Properties)                                                                                          B-89



                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)



Condensed Consolidated Balance Sheet Data:
------------------------------------------


                                                              September 6,           December 28,            December 29,
                                                                  2002                  2001                    2000
                                                                ----------            ----------             ----------

Current assets                                                   $1,494                $2,130                  $1,645
Noncurrent assets                                                 7,000                 6,977                   6,592
Current liabilities                                               1,867                 1,802                   1,917
Noncurrent liabilities                                            2,864                 3,827                   3,053
Stockholders' equity                                              3,763                 3,478                   3,267


Consolidated Statements of Income Data:

                                                     Thirty-six           Fiscal Year           Fiscal Year           Fiscal Year
                                                     Weeks Ended             Ended                 Ended                 Ended
                                                    September 6,          December 28,         December 29,          December 31,
                                                        2002                  2001                 2000                  1999
                                                  -----------------    -------------------    ----------------      ----------------

Gross revenues                                          $7,479                 $10,198              $10,135               $8,771
                                                     ==========            ============          ===========            =========

Costs and expenses (including
   income tax expense)                                   7,165                   9,962                9,656                8,371
                                                     ==========            ============          ===========            =========

Net income                                              $  314                 $   236                $ 479                $ 400
                                                     ==========            ============          ===========            =========

Basic earnings per share                                $ 1.30                 $  0.97              $  1.99               $ 1.62
                                                     ==========            ============          ===========            =========

Diluted earnings per share                              $ 1.23                 $  0.92              $  1.89               $ 1.51
                                                     ==========            ============          ===========            =========


Consolidated Statements of Cash Flows Data:

                                                     Thirty-six           Fiscal Year           Fiscal Year           Fiscal Year
                                                    Weeks Ended              Ended                 Ended                 Ended
                                                    September 6,          December 28,         December 29,           December 31,
                                                        2002                  2001                 2000                  1999
                                                  -----------------    -------------------    ----------------      ---------------

Cash provided by operating activities                 $    463                $  400               $  850                $ 711
                                                     ==========            ==========            =========             ========

Cash provided by investing activities                      193                 9,962                9,656                8,371
                                                     ==========            ==========            =========             ========

Cash provided by (used in)
    financing activities                              $ (1,162)               $  236               $  479                $ 400
                                                     ==========            ==========            =========             ========


                            Prime Care One Portfolio

                     Unaudited Combined Financial Statements




                                    Contents

Unaudited Combined Balance Sheet as of September 30, 2002................................................B-35

Unaudited Combined Statements of Operations and Equity (Deficit)
     for the Nine Months Ended September 30, 2002 and 2001...............................................B-36

Unaudited Combined Statements of Cash Flows for the Nine Months Ended
     September 30, 2002 and 2001.........................................................................B-37

Note to Unaudited Combined Financial Statements..........................................................B-38


                            Prime Care One Portfolio

                        Unaudited Combined Balance Sheet


                                                                                             Unaudited
                                                                                           September 30,
                                                                                                2002
                                                                                         -----------------

       Assets
       Current assets:
          Cash and cash equivalents                                                         $    48,275
          Restricted cash                                                                       788,430
          Accounts receivable, less allowance for doubtful accounts
            of $55,182 as of September 30, 2002                                                 439,038
          Current portion of assets limited as to use                                           342,959
          Prepaid expenses and other assets                                                     338,706
                                                                                          -------------
       Total current assets                                                                   1,957,408

       Property and equipment, net                                                           36,349,281
       Other assets:
          Intangible assets                                                                   6,273,313
          Deferred financing costs                                                            1,309,285
                                                                                          -------------
       Total other assets                                                                     7,582,598
                                                                                          -------------
       Total assets                                                                         $45,889,287
                                                                                          =============

       Liabilities and Members' Equity (Deficit)
       Current liabilities:
          Accounts payable and accrued expenses                                             $   587,748
          Accrued interest                                                                           --
          Note payable                                                                               --
                                                                                          -------------
       Total current liabilities                                                                587,748

       Capital lease obligation                                                              44,753,256
                                                                                          -------------
       Total liabilities                                                                     45,341,004

       Members' Equity (Deficit)
       Managing member                                                                              100
       Holding company                                                                       11,514,687
       Retained earnings (deficit)                                                          (10,996,504)
                                                                                          -------------
       Total members' equity                                                                    548,283
                                                                                          -------------
       Total liabilities and members' equity                                                $45,889,287
                                                                                          =============


See accompanying note

                            Prime Care One Portfolio

        Unaudited Combined Statements of Operations and Equity (Deficit)


                                                                                    Unedited
                                                                     For the Nine Months Ended September 30,

                                                                           2002                   2001
                                                                     -----------------      ------------------

Operating Revenue:
   Net resident service revenue                                           $ 15,028,927            $ 14,391,076
   Other operating revenue                                                     731,175                 664,318
                                                                     -----------------      ------------------
Total operating revenue                                                     15,760,102              15,055,394

Operating Expenses:
   Health care and resident services                                         3,924,503               3,560,236
   Activities                                                                  252,937                 219,627
   Food service                                                              1,856,261               1,900,733
   Housekeeping and laundry                                                    496,772                 512,361
   Plant operations and maintenance                                          1,166,923               1,049,040
   General and administrative                                                4,371,742               3,762,180
   Depreciation                                                              1,546,609               1,994,856
   Amortization of loan closing and
      deferred financing costs                                                 156,337                 452,506
   Interest                                                                  2,440,372               4,152,950
                                                                     -----------------      ------------------
Total operating expenses                                                    16,212,456              17,604,489
                                                                     -----------------      ------------------
Loss from operations                                                          (452,354 )            (2,549,095 )
Nonoperating income - investment income                                          1,088                  15,741
                                                                     -----------------      ------------------
Loss before extraordinary item                                                (451,266 )            (2,533,354 )
Extraordinary gain on refinancing transaction                               32,607,255                      --
                                                                     -----------------      ------------------
Net income (loss)                                                           32,155,989              (2,533,354 )

Deficit at beginning of period                                             (32,396,136 )           (29,643,476 )
Contribution of restricted cash                                                788,430                      --
                                                                     -----------------      ------------------
Equity (deficit) at end of period                                         $    548,283            $(32,176,830 )
                                                                     =================      ==================



See accompanying note

                            Prime Care One Portfolio

                   Unaudited Combined Statements of Cash Flows


                                                                                    Unaudited
                                                                     For the Nine Months Ended September 30,
                                                                          2002                     2001
                                                                   -------------------      -------------------

Operating Activities
Net income (loss)                                                    $  32,155,989            $  (2,533,354 )
Adjustments to reconcile net income (loss) to net cash used
   in operating activities:
   Extraordinary gain on refinancing transaction                       (32,607,255 )                     --
   Depreciation                                                          1,546,609                1,994,856
   Amortization                                                            156,337                  452,506
   Changes in operating assets and liabilities:
     Accounts receivable                                                   (22,520 )                 42,582
     Restricted cash                                                      (788,430 )                     --
     Prepaid expenses and other assets                                     (82,572 )               (155,488 )
     Accounts payable and accrued expenses                              (1,758,921 )               (190,344 )
     Accrued interest                                                   (1,691,433 )                355,728
                                                                   ---------------          ---------------
Net cash used in operating activities                                   (3,092,196 )                (33,514 )

Investing Activities
Purchase of property and equipment, net                                    (26,481 )                (76,113 )
Change in assets limited as to use                                       1,088,841                  312,739
                                                                   ---------------          ---------------
Net cash provided by investing activities                                1,062,360                  236,626

Financing Activities
Proceeds to refinance note payable                                      44,753,256                       --
Contribution of restricted cash                                            788,430                       --
Payment of deferred financing costs                                     (1,309,285 )                     --
Payment on note payable                                                (42,622,594 )               (200,000 )
                                                                   ---------------          ----------------
Net cash provided by (used in) financing activities                      1,609,807                 (200,000 )
                                                                   ---------------          ---------------

Net increase (decrease) in cash and cash equivalents                      (420,029 )                  3,112
Cash and cash equivalents beginning of period                              468,304                  308,147
                                                                   ---------------          ---------------
Cash and cash equivalents end of period                              $      48,275            $     311,259
                                                                   ===============          ===============

Supplemental cash flows information
Interest paid                                                         $  4,131,805             $  3,797,222
                                                                   ===============          ===============



See accompanying note

                            Prime Care One Portfolio

                 Note to Unaudited Combined Financial Statements


1. General

The statements presented herein have been prepared in accordance with the accounting policies described in the Prime Care One Portfolio Combined Financial Statements and should be read in conjunction with the Notes to Combined Financial Statements which appear in that report.

The statements for the nine months ended September 30, 2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only normal and recurring accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                            Prime Care One Portfolio
                  (A Group of Related Properties to be Acquired
                       by CNL Retirement Properties, Inc.)

                          Combined Financial Statements


                  Years ended December 31, 2001, 2000 and 1999




                                    Contents

Report of Independent Auditors..........................................B-40

Combined Audited Financial Statements

Combined Balance Sheets.................................................B-41
Combined Statements of Operations and Deficit...........................B-42
Combined Statements of Cash Flows.......................................B-43
Notes to Combined Financial Statements..................................B-44

                         Report of Independent Auditors


To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

We have audited the combined balance sheets of the Prime Care One Portfolio (a Group of Related Properties to be Acquired by CNL Retirement Properties, Inc.) (the Company) as of December 31, 2001 and 2000, and the related combined statements of operations and deficit and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Prime Care One Portfolio at December 31, 2001 and 2000, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying combined financial statements have been prepared assuming the Prime Care One Portfolio will continue as a going concern. The Company has incurred significant operating losses and is in a deficit position. In addition, the Company is in default on paying debt service as described in Note 5. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The combined financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

                                                          /s/Ernst & Young LLP

Indianapolis, Indiana
February 22, 2002,
except for Note 9 as to
which the date is
September 30, 2002


                            Prime Care One Portfolio
 (A Group of Related Properties to be Acquired by CNL Retirement Properties, Inc.)

                             Combined Balance Sheets


                                                                                          December 31
                                                                                  2001                   2000
                                                                            ----------------      -----------------
Assets
Current assets:
   Cash and cash equivalents                                                   $    468,304           $    308,147
   Accounts receivable, less allowance for doubtful accounts
     of $83,998 and $59,374 in 2001 and 2000                                        416,518                399,882
   Current portion of assets limited as to use                                    1,177,639                279,862
   Inventory                                                                        132,669                123,900
   Prepaid expenses and other assets                                                123,465                153,492
                                                                           ----------------      -----------------

Total current assets                                                              2,318,595              1,265,283

Assets limited as to use, net of current portion                                    254,161                266,050
Property and equipment, net                                                      48,388,566             50,838,508
Other assets:
   Loan closing costs, net of accumulated amortization
     of $1,337,126 and $1,055,533 in 2001 and 2000                                   70,837                352,430
   Deferred financing costs, net of accumulated amortization
     of $1,523,250 and $1,201,500 in 2001 and 2000                                   85,500                407,250
                                                                           ----------------      -----------------
Total other assets                                                                  156,337                759,680
                                                                           ----------------      -----------------
Total assets                                                                   $ 51,117,659           $ 53,129,521
                                                                           ================      =================

Liabilities and Deficit
Current liabilities:
   Accounts payable and accrued expenses                                       $  5,393,815           $  5,195,670
   Accrued interest                                                               2,127,059              1,677,327
   Note payable                                                                  69,800,000             70,000,000
                                                                           ----------------      -----------------
Total current liabilities                                                        77,320,874             76,872,997

Advances from PC1, LLC                                                            5,900,000              5,900,000
                                                                           ----------------      -----------------
Total liabilities                                                                83,220,874             82,772,997
Deficit                                                                         (32,103,215)           (29,643,476)
                                                                           ----------------      -----------------
Total liabilities and deficit                                                  $ 51,117,659           $ 53,129,521
                                                                           ================      =================

See accompanying notes


                            Prime Care One Portfolio
 (A Group of Related Properties to be Acquired by CNL Retirement Properties, Inc.)

                  Combined Statements of Operations and Deficit


                                                                             Years ended December 31
                                                                 2001                    2000                  1999
                                                           -----------------       -----------------      ----------------

Operating revenue:
   Net resident service revenue                                $  20,333,426           $  18,255,477          $ 17,816,606
   Other operating revenue                                           107,231                 149,049                27,352
                                                            -----------------       -----------------      ----------------
Total operating revenue                                           20,440,657              18,404,526            17,843,958

Operating expenses:
   Health care and resident services                               4,902,799               4,513,387             4,081,692
   Activities                                                        312,627                 330,467               301,308
   Food service                                                    2,519,105               2,698,701             2,662,388
   Housekeeping and laundry                                          694,154                 670,373               609,521
   Plant operations and maintenance                                1,385,811               1,353,351             1,264,976
   General and administrative                                      4,933,764               4,989,775             4,760,776
   Depreciation                                                    2,590,224               2,557,531             2,505,380
   Amortization of loan closing and
     deferred financing costs                                        603,343                 603,343               603,342
   Interest                                                        4,979,558               6,453,928             5,639,835
                                                           -----------------       -----------------      ----------------
Total operating expenses                                          22,921,385              24,170,856            22,429,218
                                                           -----------------       -----------------      ----------------
Loss from operations                                              (2,480,728 )            (5,766,330 )          (4,585,260 )
Nonoperating income - investment income                               20,989                  99,080               100,536
                                                            -----------------       -----------------     ----------------
Net loss                                                          (2,459,739 )            (5,667,250 )          (4,484,724 )

Deficit at beginning of year                                     (29,643,476 )           (23,528,449 )         (17,746,922 )
Distributions                                                             --                (447,777 )          (1,296,803 )
                                                           -----------------       -----------------      ----------------
Deficit at end of year                                         $ (32,103,215 )         $ (29,643,476 )        $(23,528,449 )
                                                           =================       =================      ================



See accompanying notes


                            Prime Care One Portfolio
 (A Group of Related Properties to be Acquired by CNL Retirement Properties, Inc.)

                        Combined Statements of Cash Flows


                                                                             Years ended December 31

                                                                 2001                   2000                  1999
                                                           -----------------      -----------------       --------------

Operating activities
Net loss                                                       $  (2,459,739 )        $  (5,667,250 )        $(4,484,724 )
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                    2,590,224              2,557,531            2,505,380
   Amortization                                                      603,343                603,343              603,342
   Bad debt expense                                                   57,773                 53,596                5,080
   Changes in operating assets and liabilities:
     Accounts receivable                                             (74,409 )               76,387              883,030
     Estimated third-party payor settlements                              --                 27,707               18,385
     Inventory                                                        (8,769 )                2,700               40,071
     Prepaid expenses and other assets                                30,027                (65,649 )             41,193
     Accounts payable and accrued expenses                           198,145             (6,164,557 )          1,766,928
     Accrued interest                                                449,732              1,084,934               92,088
     Deferred entrance fees                                               --                     --              (57,945 )
                                                           -----------------      -----------------       --------------
Net cash provided by (used in) operating activities                1,386,327             (7,491,258 )          1,412,828

Investing activities
Purchase of property and equipment, net                             (140,282 )             (328,195 )           (206,301 )
Change in assets limited as to use                                  (885,888 )            2,381,635              280,338
                                                           -----------------      -----------------       --------------
Net cash provided by (used in) investing activities               (1,026,170 )            2,053,440               74,037

Financing activities
Distributions to members                                                  --               (447,777 )         (1,296,803 )
Payments made on note payable                                       (200,000 )                   --                   --
Advances from PC1, LLC                                                    --              5,900,000                   --
                                                           -----------------      -----------------       --------------
Net cash provided by (used in) financing activities                 (200,000 )            5,452,223           (1,296,803 )
                                                           -----------------      -----------------       --------------
Net increase in cash and cash equivalents                            160,157                 14,405              190,062
Cash and cash equivalents beginning of year                          308,147                293,742              103,680
                                                           -----------------      -----------------       --------------
Cash and cash equivalents end of year                            $   468,304            $   308,147           $  293,742
                                                           =================      =================       ==============

Supplemental cash flows information
Interest paid                                                   $  4,409,129           $  5,368,994          $ 5,547,747
                                                           =================      =================       ==============



See accompanying notes

                            Prime Care One Portfolio
 (A Group of Related Properties to be Acquired by CNL Retirement Properties,
Inc.)

                     Notes to Combined Financial Statements

                                December 31, 2001


1. Organization

The Prime Care One Portfolio (Company) consists of four senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Venice, Florida; Mountainside, New Jersey; Friendship Heights, Maryland; and Charlotte, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator). The Facilities are part of a group of senior-living residential facilities to be acquired by CNL Retirement Properties, Inc. as more fully described in Note 9.

The Company is part of Prime Care One, LLC, a limited liability company organized in 1997. Prime Care One, LLC is owned 99% by PC1, LLC, a special purpose holding company, and 1% by Prime Care Corporation, the managing member. PC1, LLC is owned 24.24% by Prime Care Properties, LLC and 75.76% by outside investors.

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared to present the combined financial results of the Company and are presented for purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties.

The combined financial statements reflect the historical accounts of the Company including all debt and related costs which were cross-collateralized between the Facilities and an additional senior-living facility not being acquired by CNL Retirement Properties, Inc. Management believes the Company's interest, amortization and general and administrative expenses on a stand-alone basis may have been different had the Company operated as unaffiliated entities.

Use of Estimates

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            Prime Care One Portfolio
 (A Group of Related Properties to be Acquired by CNL Retirement Properties,
Inc.)

               Notes to Combined Financial Statements (continued)


2. Significant Accounting Policies (continued)

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement (Pledge Agreement). Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statement of operations.

Property and Equipment

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

                Furnishings and equipment                  5 years
                Buildings                                 30 years

Loan Closing and Deferred Financing Costs

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $603,343 in 2001 and 2000 and $603,342 in 1999.

Net Resident Service Revenue, Accounts Receivable and Estimated Third-Party Payor Settlements

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

                            Prime Care One Portfolio
 (A Group of Related Properties to be Acquired by CNL Retirement Properties,
Inc.)

               Notes to Combined Financial Statements (continued)


2. Significant Accounting Policies (continued)

Prior to January 1, 1999, net resident service revenue included retroactive adjustments, which were accrued on an estimated basis in the period the related services were rendered. These amounts were adjusted in future periods as final settlements were determined. The Company was reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports, which are audited by the Medicare fiscal intermediary. The Company recorded changes in estimates and received final settlements related to prior year cost reports, which resulted in an increase in net patient service revenue of approximately $198,000 in 2001 and a decrease in net patient service revenue of approximately $412,000 in 2000. At December 31, 2001, all cost reports for 1998 and prior have been settled with the intermediary.

Revenues from the Medicare and Medicaid programs accounted for approximately 8%, 5% and 6% of the Company's resident service revenue for 2001, 2000 and 1999, respectively. Medicare and Medicaid receivables accounted for approximately 65% and 62% of accounts receivable at December 31, 2001 and 2000, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

Income Taxes

Taxes on the Company's income are liabilities of the Prime Care One, LLC's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements.

                            Prime Care One Portfolio
 (A Group of Related Properties to be Acquired by CNL Retirement Properties,
Inc.)

               Notes to Combined Financial Statements (continued)


3. Assets Limited As to Use

Assets limited as to use represent cash funds held by a collateral agent in accordance with the Pledge Agreement, as follows:

                                                            December 31
                                                        2001           2000
                                                    ---------------------------

Collection account                                  $ 1,177,639   $    279,862
Furniture, fixtures and equipment reserve account       254,161        266,050
                                                    ---------------------------
                                                      1,431,800        545,912
Less current portion                                 (1,177,639)      (279,862)
                                                    ----------------------------
                                                    $   254,161   $    266,050
                                                    ============================

The assets of the Collection account are used to reimburse the Operator of the Facilities and service the senior debt incurred by the Company as well as the subordinated debt incurred by the holding company. The Company is in default on paying interest in 2001 and 2000. Thus, the lender takes any excess funds after operating expenses are paid and puts those funds in their suspense account. At December 31, 2001 and 2000, $622,356 and $2,009,013, respectively, of interest payments were being held in the lenders suspense account. The Company anticipates the amounts will ultimately be applied to pay accrued interest on debt, thus accrued interest has been reduced by the corresponding amount in the accompanying financial statements at December 31, 2001 and 2000.

4. Property and Equipment

The Company's property and equipment are as follows:

                                                   December 31
                                            2001                 2000
                                     ---------------------------------------

Land                                 $    6,903,000        $     6,903,000
Buildings                                48,356,475             48,356,475
Furnishings and equipment                 4,940,502              4,800,220
                                     --------------------------------------
                                         60,199,977             60,059,695
Accumulated depreciation                (11,811,411)           ( 9,221,187)
                                     --------------------------------------
                                     $   48,388,566        $    50,838,508
                                     ======================================

                            Prime Care One Portfolio
 (A Group of Related Properties to be Acquired by CNL Retirement Properties,
Inc.)

               Notes to Combined Financial Statements (continued)


5. Note Payable

The note payable consists of the following:

                                                                                            December 31
                                                                                      2001                2000
                                                                             ------------------------------------------

Note payable - Interest is payable monthly based upon the 30 day LIBOR rate +
   2.75% (4.89% at 12/31/01). Principal payments until maturity vary based upon the Company's cash flow with final payment due July 1, 2000, by reason of acceleration of the note by the lender. The note is collateralized by substantially all of the Company's assets, including a first mortgage.
                                                                                 $ 69,800,000       $ 70,000,000
                                                                             ==========================================



The Company is in default on paying interest and principal on the note as of December 31, 2001 and 2000. The note payable has been classified as current in the accompanying financial statements, since the due date of the note was accelerated to July 1, 2000. The unpaid interest has been accrued in the accompanying financial statements, but does not include amounts for late fees, which are estimated to be $5,445,700 and $1,949,000 at December 31, 2001 and 2000, respectively.

Under the terms of the Pledge Agreement, the Company is required to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The Pledge Agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

6. Related Party Transactions

Under the terms of the Company's Operating Agreement, the Company pays an administrative fee to Prime Care Properties, LLC, a limited liability company that is the general member of the Company's holding company and whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC waived the administrative fees for 2001, 2000 and 1999.

                            Prime Care One Portfolio
 (A Group of Related Properties to be Acquired by CNL Retirement Properties,
Inc.)

               Notes to Combined Financial Statements (continued)


6. Related Party Transactions (continued)

As part of the original acquisition of the Facilities, the Company's holding company obtained additional subordinated financing from the Company's primary creditor of $10,000,000. Certain assets limited as to use have been pledged to service the subordinated debt and these payments are recorded by the Company as distributions to the holding company. Distributions to the holding company for debt service totaled $0, $447,777 and $1,296,803 during 2001, 2000 and 1999, respectively. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the holding company in order for it to fund its debt service.

Prime Care One, LLC's holding company has $5,900,000 available under a Debt Service and Shortfall Advances Loan Agreement with MSLS. The holding company borrowed the entire amount available during 2000 and advanced this amount, on a non-interest basis, to the Company. At December 31, 2001 and 2000, the holding company had $6,854,285 and $6,380,932 outstanding under this Debt Service and Shortfall Advances Loan Agreement. The amount includes accrued interest of $954,285 and $480,932, respectively, which is not charged to the Company. Even though there is no requirement under any agreement, the Company will make payments, to the extent that funds are available, to the holding company in order for it to repay amounts borrowed. No payments were made during 2001 and 2000. Amounts due by the holding company under the Debt Service and Shortfall Advances Loan are subordinate to amounts due by the holding company under the subordinate debt from the Company's primary creditor.

7. Management Fees

Under the terms of operating agreements for the Facilities, dated April 11, 1997, Marriott Senior Living Services operates the Facilities on behalf of the Company. The initial terms of the agreements expire December 31, 2021 and may be renewed for five five-year periods at the option of the Operator. The agreements cannot be terminated by the Company without approval of its lender and may be subject to a termination fee should approval be granted.

                            Prime Care One Portfolio
 (A Group of Related Properties to be Acquired by CNL Retirement Properties,
Inc.)

               Notes to Combined Financial Statements (continued)


7. Management Fees (continued)

The Company pays the Operator a base fee and a central administrative services
(CAS) fee, which are both based on gross revenues. Through April 2002, the base fee is 5% of gross revenues and will increase to 5.5% thereafter. The CAS fee is 2% of gross revenues throughout the term of the contract. The Company also pays an incentive fee to the Operator, which is 50% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2001, 2000 and 1999 were $1,425,758, $1,280,698 and $1,239,362, respectively, which consists solely of base and CAS fees.

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2001 and 2000 reflect amounts due to the Operator.

8. Going Concern

The Company has incurred significant operating losses during the years ending December 31, 2001, 2000 and 1999 and is in a negative members' equity position at December 31, 2001 and 2000. The Company is in default on paying interest on their debt during 2001 and 2000. In addition, the Company has obtained all amounts available from their holding company's Debt Service and Shortfall Advances Loan. All of these conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to negotiate with the lender to restructure the Company's debt. As of February 22, 2002, no formal plan or agreement has been reached. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                            Prime Care One Portfolio
 (A Group of Related Properties to be Acquired by CNL Retirement Properties,
Inc.)

               Notes to Combined Financial Statements (continued)


9. Subsequent Event (Unaudited)

The Company, together with Prime Care Two, LLC and their owners, entered into a Refinancing Agreement on September 30, 2002 with CNL Retirement Properties, Inc.
(CNL) that included the refinancing of the mortgage debt on the four facilities in the Prime Care One Portfolio. CNL provided $31,392,562 to Prime Care One, LLC to pay off the existing debt of $69,800,000 plus accrued interest on the Prime Care One Portfolio and $10,000,000 to PC1, LLC to pay off its existing debt, including accrued interest. The former lender accepted the amounts advanced by CNL as payment in full on those debts, including any accrued interest to date. Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed $4,470,000 to pay transfer, title, recording and closing costs of the transactions. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care One Portfolio at the end of the term for a bargain price. In addition, the accrued subordinated management fees and debt service advances loans, including accrued interest, from MSLS have been extinguished.

                               Prime Care Two, LLC

                         Unaudited Financial Statements



                                    Contents

Unaudited Balance Sheet as of September 30, 2002.........................................................B-53

Unaudited Statements of Operations for the Nine Months Ended September 30, 2002
     and 2001............................................................................................B-54

Unaudited Statement of Members' Equity (Deficit).........................................................B-55

Unaudited Statements of Cash Flows for the Nine Months Ended September 30, 2002
     and 2001............................................................................................B-56

Note to Unaudited Financial Statements...................................................................B-57


                               Prime Care Two, LLC

                             Unaudited Balance Sheet

                                                                                           Unaudited
                                                                                          September 30
                                                                                              2002
                                                                                        -----------------

         Assets
         Current assets:
             Cash and cash equivalents                                                     $     966,810
             Restricted cash                                                                   1,211,570
             Accounts receivable, less allowance for doubtful accounts
                of $143,079 at September 30, 2002                                                686,116
             Assets limited to use                                                               497,861
             Prepaid expenses and other assets                                                   397,233
                                                                                        -----------------
         Total current assets                                                                  3,759,590

         Property and equipment, net                                                          56,066,843
         Other assets:
             Intangible assets                                                                 6,564,289
             Deferred financing costs                                                          1,079,895
                                                                                        -----------------
         Total other assets                                                                    7,644,184
                                                                                        -----------------
         Total assets                                                                      $  67,470,617
                                                                                        =================

         Liabilities and Members' Equity (Deficit)
         Current liabilities:
             Accounts payable and accrued expenses                                         $   1,292,179
             Accrued interest                                                                         --
             Note payable                                                                             --
                                                                                        -----------------
         Total current liabilities                                                             1,292,179

         Capital lease obligation                                                             64,966,744
                                                                                        -----------------
         Total liabilities                                                                    66,258,923

         Members' Equity (Deficit)
         Managing member                                                                             100
         Holding company                                                                      12,708,001
         Retained earnings (deficit)                                                         (11,496,407 )
                                                                                        -----------------
         Total members' equity                                                                 1,211,694
                                                                                        -----------------
         Total liabilities and members' equity                                             $  67,470,617
                                                                                        =================



See accompanying note

                               Prime Care Two, LLC

                       Unaudited Statements of Operations

                                                                            Unaudited
                                                                 Nine months ended September 30
                                                                 2002                      2001
                                                            ----------------         -----------------

Operating revenue:
    Net resident service revenue                                $21,554,819               $20,254,005
    Other operating revenue                                       1,035,717                   721,624
                                                            ----------------         -----------------
Total operating revenue                                          22,590,536                20,975,629


Operating expenses:
    Health care and resident services                             6,248,541                 5,432,462
    Activities                                                      375,067                   339,214
    Food service                                                  2,948,012                 2,990,751
    Housekeeping and laundry                                        753,021                   641,818
    Plant operations and maintenance                              1,766,971                 1,587,489
    General and administrative                                    6,773,790                 5,824,208
    Depreciation                                                  2,729,279                 2,747,433
    Amortization of loan closing and deferred
       financing costs                                              489,492                   495,903
    Interest                                                      3,032,927                 5,288,496
                                                            ----------------         -----------------
Total operating expenses                                         25,117,100                25,347,774
                                                            ----------------         -----------------
Loss from operations                                             (2,526,564 )              (4,372,145 )
Nonoperating income - investment income                                 616                     1,036
                                                            ----------------         -----------------
Loss before extraordinary item                                  (2,525,948)                (4,371,109 )
Extraordinary gain on refinancing transaction                    34,796,790                        --
                                                            ----------------         -----------------
Net income (loss)                                              $ 32,270,842              $ (4,371,109 )
                                                            ================         =================


See accompanying note

                               Prime Care Two, LLC

                Unaudited Statement of Members' Equity (Deficit)


                                                    Managing                   Holding          Retained
                                        Number      Member's      Number      Company's         Earnings
                                       of Units      Equity      of Units       Equity         (Deficit)           Total
                                       ---------   -----------   ---------   -------------    -------------    ---------------

Balances, January 1, 2002                     1         $ 100          99     $11,746,431     $(43,767,249 )     $(32,020,718 )
Contribution of restricted cash              --            --          --       1,211,570               --          1,211,570
Distribution                                 --            --          --        (250,000 )             --           (250,000 )
Net income (unaudited)                       --            --          --              --       32,270,842         32,270,842
                                       ---------   -----------   ---------   -------------    -------------    ---------------

Balances, September 30, 2002
(unaudited)                                   1         $ 100          99     $12,708,001     $(11,496,407 )      $ 1,211,694
                                       =========   ===========   =========   =============    =============    ===============


See accompanying note

                               Prime Care Two, LLC

                       Unaudited Statements of Cash Flows


                                                                                  Unaudited
                                                                       Nine months ended September 30
                                                                         2002                  2001
                                                                    ----------------      ----------------

Operating activities
Net income (loss)                                                       $32,270,842           $(4,371,109 )
Adjustments to reconcile net income (loss) to net cash
    used by operating activities:
    Extraordinary gain on refinancing transaction                       (34,796,790 )                  --
    Depreciation                                                          2,729,279             2,747,433
    Amortization                                                            489,492               495,903
    Changes in operating assets and liabilities:
       Accounts receivable                                                 (260,076 )             (54,259 )
       Restricted cash                                                   (1,211,570 )                  --
       Estimated third-party payor settlements                                   --               (15,312 )
       Prepaid expenses and other assets                                   (127,839 )            (347,747 )
       Accounts payable and accrued expenses                                750,797              (204,171 )
       Accrued interest                                                  (1,239,656 )           1,474,586
                                                                    ----------------      ----------------
Net cash used in operating activities                                    (1,395,521 )            (274,676 )

Investing activities
Acquisition of property and equipment                                       (17,614 )             (97,342 )
Change in assets limited as to use                                         (466,837 )              30,922
                                                                    ----------------      ----------------
Net cash used in investing activities                                      (484,451 )             (66,420 )

Financing activities
Proceeds received to refinance note payable                              64,966,744                    --
Contribution of restricted cash                                           1,211,570                    --
Distribution                                                               (250,000 )                  --
Payment of deferred financing costs                                      (1,079,895 )                  --
Payment on note of payable                                              (62,377,406 )                  --
                                                                    ----------------      ----------------
Net cash provided by financing activities                                 2,471,013                    --

Net increase (decrease) in cash and cash equivalents                        591,041              (341,096 )
Cash and cash equivalents beginning of period                               375,769               783,406
                                                                    ----------------      ----------------
Cash and cash equivalents end of period                                  $  966,810             $ 442,310
                                                                    ================      ================

Supplemental cash flows information
Interest paid                                                           $ 4,272,582           $ 4,471,759
                                                                    ================      ================


See accompanying note

                               Prime Care Two, LLC

                      Note to Unaudited Financial Statement


1. General

The statements presented herein have been prepared in accordance with the accounting policies described in the Prime Care Two, LLC 2001 Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the nine months ended September 30, 2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only normal and recurring accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                               Prime Care Two, LLC

                              Financial Statements

                  Years ended December 31, 2001, 2000 and 1999




                                    Contents

Report of Independent Auditors...........................................B-59

Audited Financial Statements

Balance Sheets...........................................................B-60
Statements of Operations.................................................B-61
Statements of Members' Equity (Deficit)..................................B-62
Statements of Cash Flows.................................................B-63
Notes to Financial Statements............................................B-64

                         Report of Independent Auditors

Board of Managers
Prime Care Two, LLC
Indianapolis, Indiana

We have audited the balance sheets of Prime Care Two, LLC as of December 31, 2001 and 2000, and the related statements of operations, members' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prime Care Two, LLC at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Prime Care Two, LLC will continue as a going concern. As more fully described in Note 9, the Company has incurred significant operating losses and has negative members' equity. In addition, the Company is in default on paying debt service as described in Note 5. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.


                                                        /s/ Ernst & Young LLP
February 22, 2002,
except for Note 10 as to
which the date is
September 30, 2002

                               Prime Care Two, LLC

                                 Balance Sheets


                                                                                   December 31
                                                                           2001                  2000
                                                                      ----------------      ----------------

Assets
Current assets:
    Cash and cash equivalents                                            $    375,769          $    783,406
    Accounts receivable, less allowance for doubtful accounts
       of $180,812 and $140,088 in 2001 and 2000                              426,040               578,223
    Inventory and other assets                                                269,394               304,160
                                                                      ----------------      ----------------
Total current assets                                                        1,071,203             1,665,789

Assets limited as to use                                                       31,024                61,946
Property and equipment, net                                                68,940,378            72,467,696
Other assets:
    Loan closing costs, net of accumulated amortization of
       $1,046,079 and $798,876 in 2001 and 2000                               189,937               437,140
    Deferred financing costs, net of accumulated amortization
       of $1,770,445 and $1,356,445 in 2001 and 2000                          299,555               713,555
                                                                      ----------------      ----------------
Total other assets                                                            489,492             1,150,695
                                                                      ----------------      ----------------
Total assets                                                             $ 70,532,097          $ 75,346,126
                                                                      ================      ================

Liabilities and Members' Equity (Deficit)
Current liabilities:
    Accounts payable and accrued expenses                                $  2,890,579          $  3,239,515
    Accrued interest                                                        3,662,236             2,298,796
    Estimated third-party payor settlements                                        --                15,312
    Note payable                                                           92,000,000            92,000,000
                                                                      ----------------      ----------------
Total current liabilities                                                  98,552,815            97,553,623

Advances from PC2, LLC                                                      4,000,000             4,000,000
                                                                      ----------------      ----------------
Total liabilities                                                         102,552,815           101,553,623

Members' Equity (Deficit)
Managing member                                                                   100                   100
Holding company                                                            11,746,431            11,746,431
Deficit                                                                   (43,767,249 )         (37,954,028 )
                                                                      ----------------      ----------------
Total members' equity (deficit)                                           (32,020,718 )         (26,207,497 )
                                                                      ----------------      ----------------
Total liabilities and members' equity (deficit)                          $ 70,532,097          $ 75,346,126
                                                                      ================      ================



See accompanying notes

                               Prime Care Two, LLC

                            Statements of Operations


                                                                      Years ended December 31
                                                          2001                  2000                  1999
                                                    -----------------     -----------------      ----------------

Operating revenue:
    Net resident service revenue                         $27,888,238           $26,819,493           $23,152,340
    Other operating revenue                                  120,478               140,859                96,765
                                                    -----------------     -----------------      ----------------
Total operating revenue                                   28,008,716            26,960,352            23,249,105


Operating expenses:
    Health care and resident services                      7,496,096             7,126,018             6,246,511
    Activities                                               468,515               509,910               450,154
    Food service                                           3,985,872             4,322,264             4,059,164
    Housekeeping and laundry                                 878,452               903,853               783,735
    Plant operations and maintenance                       2,132,954             2,132,462             1,950,963
    General and administrative                             7,873,272             8,388,079             7,797,319
    Depreciation                                           3,666,576             3,623,736             3,999,939
    Amortization of loan closing and deferred
       financing costs                                       661,203               661,203               661,192
    Interest                                               6,660,033             8,330,625             7,166,499
                                                    -----------------     -----------------      ----------------
Total operating expenses                                  33,822,973            35,998,150            33,115,476
                                                    -----------------     -----------------      ----------------
Loss from operations                                      (5,814,257 )          (9,037,798 )          (9,866,371 )
Nonoperating income - investment income                        1,036                33,477                16,109
                                                    -----------------     -----------------      ----------------
Net loss                                                $ (5,813,221 )        $ (9,004,321 )        $ (9,850,262 )
                                                    =================     =================      ================



See accompanying notes

                               Prime Care Two, LLC

                     Statements of Members' Equity (Deficit)



                                                   Managing                   Holding
                                      Number       Member's     Number       Company's
                                     of Units      Equity      of Units       Equity          Deficit            Total
                                     --------    -----------   ---------   -------------   --------------    --------------

Balances, January 1, 1999                  1          $ 100          99     $13,495,637     $(19,099,445 )    $ (5,603,708 )
Distribution to members                   --             --          --      (1,143,070 )             --        (1,143,070 )
Net loss                                  --             --          --              --       (9,850,262 )      (9,850,262 )
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 1999                1            100          99      12,352,567      (28,949,707 )     (16,597,040 )
Distribution to members                   --             --          --        (606,136 )             --          (606,136 )
Net loss                                  --             --          --              --       (9,004,321 )      (9,004,321 )
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2000                1            100          99      11,746,431      (37,954,028 )     (26,207,497 )
Net loss                                  --             --          --              --       (5,813,221 )      (5,813,221 )
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2001                1          $ 100          99     $11,746,431     $(43,767,249 )    $(32,020,718 )
                                     ========    ===========   =========   =============   ==============    ==============



See accompanying notes

                               Prime Care Two, LLC

                            Statements of Cash Flows


                                                                            Years ended December 31
                                                               2001                  2000                  1999
                                                          ----------------      ----------------      ----------------

Operating activities
Net loss                                                      $(5,813,221 )         $(9,004,321 )         $(9,850,262 )
Adjustments to reconcile net loss to net cash
    used by operating activities:
    Depreciation                                                3,666,576             3,623,736             3,999,939
    Amortization                                                  661,203               661,203               661,192
    Bad debt expense                                               92,641               237,132                81,605
    Changes in operating assets and liabilities:
       Accounts receivable                                         59,542               185,638              (419,760 )
       Estimated third-party payor settlements                    (15,312 )             117,261               (85,222 )
       Inventory and other assets                                  34,766                37,622               (24,706 )
       Accounts payable and accrued expenses                     (348,936 )            (210,910 )           1,807,338
       Accrued interest                                         1,363,440             1,620,466                40,876
       Deferred revenue                                                --                    --               (53,397 )
                                                          ----------------      ----------------      ----------------
Net cash used by operating activities                            (299,301 )          (2,732,173 )          (3,842,397 )

Investing activities
Acquisition of property and equipment                            (139,258 )            (380,628 )             (62,783 )
Change in assets limited as to use                                 30,922               647,825               212,164
                                                          ----------------      ----------------      ----------------
Net cash provided by (used in) investing activities              (108,336 )             267,197               149,381

Financing activities
Advances from PC2, LLC                                                 --             2,822,122             3,835,561
Advances from Marriott Senior Living Services                          --                    --             1,177,878
Distributions to members                                               --              (606,136 )          (1,143,070 )
                                                          ----------------      ----------------      ----------------
Net cash provided by financing activities                              --             2,215,986             3,870,369
                                                          ----------------      ----------------      ----------------
Net increase (decrease) in cash and cash equivalents             (407,637 )            (248,990 )             177,353
Cash and cash equivalents beginning of year                       783,406             1,032,396               855,043
                                                          ----------------      ----------------      ----------------
Cash and cash equivalents end of year                         $   375,769           $   783,406           $ 1,032,396
                                                          ================      ================      ================

Supplemental cash flows information
Interest paid                                                 $ 4,794,123           $ 6,659,606           $ 7,147,211
                                                          ================      ================      ================



See accompanying notes

                               Prime Care Two, LLC

                          Notes to Financial Statements

                                December 31, 2001


1. Organization

Prime Care Two, LLC (Company) was organized as a limited liability company in May 1997 under the laws of the State of Indiana and commenced operations during 1997. The Company owns seven senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Raleigh, North Carolina; Brentwood, Tennessee; Stamford, Connecticut; Middletown, New Jersey; Buckhead, Georgia; Naples, Florida; and Winston-Salem, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator).

The Company is owned 99% by PC2, LLC, a special purpose holding company, and 1% by Prime Care 2 Corp., the managing member. PC2, LLC is owned 24.24% by Prime Care Properties, LLC and 75.76% by outside investors.

2. Significant Accounting Policies

Use of Estimates

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement (Pledge Agreement). Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statement of operations.

                               Prime Care Two, LLC

2. Significant Accounting Policies (continued)

Property and Equipment

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

                Furnishings and equipment             5 years
                Buildings                            30 years

Loan Closing and Deferred Financing Costs

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $661,203 for 2001 and 2000 and $661,192 for 1999.

Net Resident Service Revenue, Accounts Receivable and Estimated Third-Party Payor Settlements

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

Revenues from the Medicare and Medicaid programs accounted for approximately 5% of the Company's resident service revenue for both 2001 and 2000 and 3% for 1999. Medicare and Medicaid receivables accounted for approximately 43% and 23% of accounts receivable at December 31, 2001 and 2000, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

                               Prime Care Two, LLC

2.  Significant Accounting Policies (continued)

Income Taxes

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements.

3. Assets Limited As to Use

Assets limited as to use represents cash funds held by a collateral agent in accordance with the Pledge Agreement, as follows:
                                                            December 31
                                                      2001              2000
                                                    ------------- -------------
Furniture, fixtures and equipment reserve account
                                                    $ 31,024         $ 61,946
                                                    ============= =============

The assets of the Collection account are used to reimburse the Operator of the Facilities and service the senior debt incurred by the Company as well as the subordinated debt incurred by the Company's holding company. The Company is in default on paying interest in 2001 and 2000. Thus, the lender takes any excess funds after operating expenses are paid and puts those funds in their suspense account. At December 31, 2001 and 2000, $233,539 and $2,733,560, respectively, of interest payments are being held in the lenders suspense account. The Company anticipates the amounts will ultimately be applied to pay the accrued interest on the debt, thus accrued interest has been reduced by the corresponding amount in the accompanying financial statements at December 31, 2001 and 2000.

                               Prime Care Two, LLC

4. Property and Equipment

The Company's property and equipment are as follows:
                                                   December 31
                                            2001                2000
                                      --------------------------------------

Land                                  $      9,311,040   $     9,311,040
Buildings                                   67,600,592        67,600,592
Furnishings and equipment                    7,637,758         7,498,500
                                      --------------------------------------
                                            84,549,390        84,410,132
Accumulated depreciation                   (15,609,012)      (11,942,436)
                                      -------------------------------------
                                      $     68,940,378    $   72,467,696
                                      ======================================

On March 22, 2000 the Company, the Company's holding company, the managing member and Marriott Senior Living Services (MSLS) entered into a restructuring agreement and release. The agreement provided for, among other things, the reduction of the purchase price by $7,400,000 with respect to the properties originally purchased from MSLS related entities in 1997. The $7,400,000 has been reflected as a reduction in the December 31, 2000 property and equipment balances.

5. Note Payable

The note payable consists of the following:


                                                                                             December 31
                                                                                      2001                 2000
                                                                             --------------------------------------------
Note payable - Interest is payable monthly based upon the 30 day LIBOR rate +
   2.50% (4.64% at 12/31/01). Principal payments are based upon the Company's cash flow with final payment due September 12, 2002. The note is collateralized by substantially all of the Company's assets, including a first mortgage.
                                                                                 $  92,000,000       $  92,000,000
                                                                             ============================================



The Company is in default on paying interest on the note payable as of December 31, 2001 and 2000. The note payable has been classified as current in the accompanying financial statements even though a Notice of Acceleration of the debt has not been received from the lender as of the report date. However, the Company was charged a termination fee of $456,491 in 2001, which has been reflected as additional interest expense in the combined statement of operations. The unpaid interest has been accrued in the accompanying financial statements, but does not include amounts for late fees, which are estimated to be $7,410,900 and $2,747,000 at December 31, 2001 and 2000, respectively.

                               Prime Care Two, LLC

5.  Note Payable (continued)

Under the terms of the Pledge Agreement, the Company is required to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The Pledge Agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

6. Rights of Members

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. The Company has two members: a holding company (PC2, LLC) and a managing member (Prime Care 2 Corp.). The day-to-day management of the Company's business is exclusively vested in four managing directors. The managing member elects three of the managing directors and the Class B members of the holding company elect one.

Under the terms of the Company's Operating Agreement, certain actions, as defined in the Operating Agreement, may not be initiated by the Company without unanimous consent of the members until the Company's senior debt is fully paid. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

7. Related Party Transactions

Under the terms of the Company's Operating Agreement, the Company pays an administrative fee to Prime Care Properties, LLC, a limited liability company that is the Class A member of the Company's holding company and whose members are also shareholders of the Company's managing member. Until Prime Care Properties, LLC is entitled to payments of its administrative fee due under the Administrative Agreement on a current basis, they shall be entitled to receive only $57,200 each year commencing on January 1, 2000. Total administrative fees paid to Prime Care Properties, LLC for 2001 and 2000 were $57,200.

As part of the acquisition of the Facilities, the Company's holding company obtained additional subordinated financing from the Company's primary creditor of $9,000,000. Certain assets limited as to use have been pledged to service the subordinated debt and these payments are recorded by the Company as distributions to the holding company. Distributions to the holding company for debt service totaled $0, $606,136 and $1,143,070 during 2001, 2000 and 1999, respectively. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the holding company in order for it to fund its debt service.

                               Prime Care Two, LLC

7.  Related Party Transactions (continued)

The Company's holding company had borrowed $7,400,000 under a Debt Service and Shortfall Advances Loan with MSLS during 1998 and 1999 and subsequently advanced this amount to the Company. As discussed in Note 4, the Company, the Company's holding company, the managing member and MSLS entered into a restructuring agreement and release whereby the borrowings of $7,400,000 outstanding under the existing Debt Service and Shortfall Advances Loan were used to fund the MSLS obligation with respect to the purchase price reduction. In addition, the agreement revised the Debt Service and Shortfall Advances Loan to allow for new borrowings up to $4,000,000. The Company subsequently received advances from the holding company of $4,000,000 from the new Debt Service and Shortfall Advances loan. Even though there is no requirement under any agreement, the Company will make payments, to the extent that funds are available, to the holding company to repay amounts advanced. No payments were made during 2001, 2000 or 1999. Amounts due by the holding company under the Debt Service and Shortfall Advances Loan are subordinate to amounts due by the holding company under the subordinate debt from the Company's primary creditor.

8. Management Fees

Under the terms of operating agreements for the Facilities, Marriott Senior Living Services operates the Facilities on behalf of the Company. The initial terms of the agreements expire December 31, 2022 and may be renewed for five five-year periods at the option of the Operator. The agreements cannot be terminated by the Company without approval of its lender and may be subject to a termination fee should approval be granted.

The Company pays the Operator a base fee and a central administrative services
(CAS) fee, which are both based on gross revenues. Through September 2002, the base fee is 5% of gross revenues and will increase to 5.5% thereafter. The CAS fee is 2% of gross revenues throughout the term of the contract. The Company also pays an incentive fee to the Operator, which is 25% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2001, 2000 and 1999 approximated $1,952,000, $1,862,000 and $1,632,000, respectively, which consist solely of base and CAS fees.

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2001 and 2000 reflect amounts due to the Operator.

                               Prime Care Two, LLC

9. Going Concern

The Company has incurred significant operating losses during the years ending December 31, 2001, 2000 and 1999 and is in a negative members' equity position at December 31, 2001 and 2000. The Company is currently not generating positive cash flow from operations. The Company is in default on paying interest on their debt during 2001 and 2000. In addition, the Company has obtained all amounts available from their holding company's Debt Service and Shortfall Advances Loan. All of these conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to negotiate with the lender to restructure the Company's debt. As of February 22, 2002, no formal plan or agreement has been reached. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

10. Subsequent Event (Unaudited)

The Company, together with Prime Care One, LLC and their owners, entered into a Refinancing Agreement on September 30, 2002 with CNL Retirement Properties, Inc.
(CNL) that included the refinancing of the seven facilities owned by Prime Care Two, LLC. CNL provided $54,607,438 to Prime Care Two, LLC to pay off its existing debt of $92,000,000, plus accrued interest, and $9,000,000 to PC2, LLC to pay off its existing debt, plus accrued interest. The former lender accepted the amounts advanced by CNL as payment in full on those debts, including any accrued interest to date. Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed $4,470,000 to pay transfer, title, recording and closing costs of the transactions. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care Two facilities at the end of the term for a bargain price. In addition, the accrued subordinated management fees and debt service advances loans, including accrued interest, from MSLS have been extinguished.

                              Prime Care Eight, LLC

                   Unaudited Consolidated Financial Statements



                                    Contents

Unaudited Consolidated Balance Sheet as of September 30, 2002............................................B-72

Unaudited Consolidated Statements of Operations for the Nine Months Ended
     September 30, 2002 and 2001.........................................................................B-73

Unaudited Consolidated Statement of Members' Equity......................................................B-74

Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended
     September 30, 2002 and 2001.........................................................................B-75

Note to Unaudited Consolidated Financial Statements......................................................B-76


                              Prime Care Eight, LLC

                      Unaudited Consolidated Balance Sheet


                                                                                           Unaudited
                                                                                         September 30,
                                                                                             2002
                                                                                        ----------------

         Assets
         Current assets:
            Cash and cash equivalents                                                       $    544,816
            Accounts receivable, net                                                             200,890
            Assets limited as to use                                                             443,093
            Prepaid expenses and other current assets                                             51,019
                                                                                        ----------------
         Total current assets                                                                  1,239,818

         Property and equipment, net                                                          25,599,750
         Other assets:
            Loan closing costs, net of accumulated amortization
              of $125,767 at September 30, 2002                                                  193,648
            Deferred financing costs, net of accumulated amortization
              of $177,000 at September 30, 2002                                                  265,500
                                                                                        ----------------
         Total other assets                                                                      459,148
                                                                                        ----------------
         Total assets                                                                       $ 27,298,716
                                                                                        ================

         Liabilities and Members' Equity
         Current liabilities:
            Current portion of long-term debt                                               $    399,702
            Accounts payable and accrued expenses                                              1,920,249
            Accrued interest                                                                     297,996
            Line of credit                                                                       898,244
                                                                                        ----------------
         Total current liabilities                                                             3,516,191

         Long-term debt                                                                       20,437,920
                                                                                        ----------------
         Total liabilities                                                                    23,954,111

         Members' Equity
         Managing member                                                                             100
         Holding company                                                                       5,182,059
         Deficit                                                                              (1,837,554 )
                                                                                        ----------------
         Total members' equity                                                                 3,344,605
                                                                                        ----------------
         Total liabilities and members' equity                                              $ 27,298,716
                                                                                        ================



See accompanying note

                              Prime Care Eight, LLC

                 Unaudited Consolidated Statements of Operations


                                                                                      Unaudited
                                                                       For the Nine Months Ended September 30,
                                                                           2002                      2001
                                                                     ------------------       -------------------

Operating revenue:
   Net resident service revenue                                             $ 4,419,699               $ 4,563,086
   Other operating revenue                                                      927,910                   879,326
                                                                     ------------------           ---------------
Total operating revenue                                                       5,347,609                 5,442,412

Operating expenses:
   Resident services                                                          1,080,289                 1,028,668
   Activities                                                                    67,475                    70,719
   Food service                                                                 457,710                   457,368
   Housekeeping and laundry                                                      98,945                   102,673
   Plant operations and maintenance                                             397,814                   384,930
   General and administrative                                                 1,669,948                 1,490,629
   Depreciation                                                                 786,289                   765,429
   Amortization of loan closing and
      deferred financing costs                                                   57,339                    57,339
   Interest                                                                   1,329,011                 1,312,718
                                                                     ------------------           ---------------
Total operating expenses                                                      5,944,820                 5,670,473
                                                                     ------------------           ---------------
Loss from operations                                                           (597,211 )                (228,061 )
Nonoperating income - investment income                                           3,289                    12,946
                                                                     ------------------           ---------------
Net loss                                                                    $  (593,922 )             $  (215,115 )
                                                                     ==================           ===============



See accompanying note

                              Prime Care Eight, LLC

               Unaudited Consolidated Statement of Members' Equity



                                                        Managing                  Holding
                                           Number       Members'     Number      Company's
                                           of Units      Equity      of Units      Equity         Deficit         Total
                                           ---------- -------------- ---------- -------------  --------------- -------------

Balances, December 31, 2001                        1       $    100         99   $ 5,192,059      $(1,243,632 )  $3,948,527
Distribution to members                            -              -          -       (10,000 )              -       (10,000 )
Net loss (Unaudited)                               -              -          -             -         (593,922 )    (593,922 )
                                           ---------- -------------- ---------- -------------  --------------- -------------
Balances, September 30, 2002 (Unaudited)           1       $    100         99   $ 5,182,059      $(1,837,554 )  $3,344,605
                                           ========== ============== ========== =============  =============== =============



See accompanying note

                              Prime Care Eight, LLC

                 Unaudited Consolidated Statements of Cash Flows

                                                                                     Unaudited
                                                                      For the Nine Months Ended September 30,
                                                                           2002                     2001
                                                                     ------------------       -----------------

Operating activities
Net loss                                                              $   (593,922 )           $  (215,115 )
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                            786,289                 765,429
   Amortization                                                             57,339                  57,339
   Changes in operating assets and liabilities:
     Accounts receivable                                                   (72,019 )               (56,646 )
     Prepaid expenses and other current assets                              27,965                   8,565
     Accounts payable and accrued expenses                                 625,957              (1,092,049 )
     Accrued interest                                                       78,037                  40,448
                                                                   ---------------          --------------
Net cash provided by (used in) operating activities                        909,646                (492,029 )

Investing Activities
Purchase of property and equipment                                        (186,888 )               (35,870 )
Decrease (increase) in assets limited as to use                             61,619                 (22,384 )
                                                                   ---------------          --------------
Net cash used in investing activities                                     (125,269 )               (58,254 )

Financing activities
Distribution to members                                                    (10,000 )              (878,272 )
Proceeds from line of credit                                                    --                 399,139
Payments on long-term debt                                                (278,583 )              (257,287 )
                                                                   ---------------          --------------
Net cash used in financing activities                                     (288,583 )              (736,420 )
                                                                   ---------------          --------------
Net increase (decrease) in cash and cash equivalents                       495,794              (1,286,703 )
Cash and cash equivalents beginning of period                               49,022               1,342,505
                                                                   ---------------          --------------
Cash and cash equivalents end of period                               $    544,816             $    55,802
                                                                   ===============          ==============

Supplemental cash flows information
Interest paid                                                         $  1,250,974             $ 1,272,270
                                                                   ===============          ==============



See accompanying notes

                              Prime Care Eight, LLC

               Note to Unaudited Consolidated Financial Statements


1. General

The statements presented herein have been prepared in accordance with the accounting policies described in the Prime Care Eight, LLC 2001 Consolidated Financial Statements and should be read in conjunction with the Notes to Consolidated Financial Statements which appear in that report.

The statements for the nine months ended September 30, 2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only normal and recurring accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                              Prime Care Eight, LLC

                        Consolidated Financial Statements

                  Years ended December 31, 2001, 2000 and 1999




                                    Contents

Report of Independent Auditors.............................................B-78

Audited Financial Statements

Consolidated Balance Sheets................................................B-79
Consolidated Statements of Operations......................................B-80
Consolidated Statements of Members' Equity.................................B-81
Consolidated Statements of Cash Flows......................................B-82
Notes to Consolidated Financial Statements.................................B-83

                         Report of Independent Auditors

Board of Managers
Prime Care Eight, LLC
Indianapolis, Indiana

We have audited the consolidated balance sheets of Prime Care Eight, LLC as of December 31, 2001 and 2000, and the related consolidated statements of operations, members' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Prime Care Eight, LLC at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.


                                                         /s/ Ernst & Young LLP
March 1, 2002

                              Prime Care Eight, LLC

                           Consolidated Balance Sheets



                                                                                           December 31
                                                                                   2001                   2000
                                                                            ----------------      -----------------

Assets
Current assets:
   Cash and cash equivalents                                                   $     49,022           $  1,342,505
   Accounts receivable, net                                                         128,871                146,365
   Assets limited as to use                                                         504,712                442,525
   Prepaid expenses and other current assets                                         78,984                 35,974
                                                                            ---------------        ---------------

Total current assets                                                                761,589              1,967,369

Property and equipment, net                                                      26,199,151             27,162,027
Other assets:
   Loan closing costs, net of accumulated amortization
     of $101,615 and $69,413 in 2001 and 2000                                       217,800                250,002
   Deferred financing costs, net of accumulated amortization
     of $143,813 and $99,563 in 2001 and 2000                                       298,687                342,937
                                                                           ----------------      -----------------
Total other assets                                                                  516,487                592,939
                                                                           ----------------      -----------------
Total assets                                                                   $ 27,477,227           $ 29,722,335
                                                                           ================      =================

Liabilities and Members' Equity
Current liabilities:
   Current portion of long-term debt                                           $    376,652           $    347,998
   Accounts payable and accrued expenses                                          1,294,292              2,109,692
   Accrued interest                                                                 219,959                157,794
   Line of credit                                                                   898,244                499,105
                                                                           ----------------      -----------------
Total current liabilities                                                         2,789,147              3,114,589

Long-term debt                                                                   20,739,553             21,116,205
                                                                           ----------------      -----------------
Total liabilities                                                                23,528,700             24,230,794

Members' Equity
Managing member                                                                         100                    100
Holding company                                                                   5,192,059              6,269,900
Deficit                                                                          (1,243,632)              (778,459)
                                                                           ----------------      -----------------
Total members' equity                                                             3,948,527              5,491,541
                                                                           ----------------      -----------------
Total liabilities and members' equity                                          $ 27,477,227           $ 29,722,335
                                                                           ================      =================



See accompanying notes

                              Prime Care Eight, LLC

                      Consolidated Statements of Operations

                                                                            Years ended December 31,
                                                                 2001                 2000                 1999
                                                           -----------------    -----------------      --------------

Operating Revenue:
   Net resident service revenue                               $  6,090,827          $  5,851,814         $ 6,153,780
   Other operating revenue                                       1,180,350             1,129,802             909,343
                                                           ---------------       ---------------      --------------

Total operating revenue                                          7,271,177             6,981,616           7,063,123

Operating Expenses:
   Health care and resident services                             1,432,618             1,442,486           1,354,266
   Activities                                                      102,422                91,090              79,203
   Food service                                                    616,359               603,746             584,988
   Housekeeping and laundry                                        143,168               128,491             126,162
   Plant operations and maintenance                                511,177               468,365             445,159
   General and administrative                                    2,091,340             1,992,242           1,900,890
   Depreciation                                                  1,023,156             1,014,721             999,104
   Amortization of loan closing and
      deferred financing costs                                      76,452                76,452              74,062
   Interest                                                      1,753,576             1,733,457           1,739,988
                                                           ---------------       ---------------      --------------
Total operating expenses                                         7,750,268             7,551,050           7,303,822
                                                           ---------------       ---------------      --------------
Loss from operations                                              (479,091 )            (569,434 )          (240,699 )
Nonoperating income - investment income                             13,918                30,829              25,485
                                                           ---------------       ---------------      --------------
Net loss                                                      $   (465,173 )        $   (538,605 )        $ (215,214 )
                                                           ===============       ===============      ==============



See accompanying notes

                              Prime Care Eight, LLC

                   Consolidated Statements of Members' Equity




                                              Managing                      Holding
                                Number of     Members'      Number of      Company's
                                  Units        Equity         Units          Equity          Deficit          Total
                               ------------ -------------- ------------  --------------   --------------   ------------

Balances, January 1, 1999                1       $    100           99      $ 8,779,285      $  (24,640 )   $8,754,745
Distributions to members                --             --           --       (1,161,760)             --     (1,161,760 )
Net loss                                --             --           --               --        (215,214 )     (215,214 )
                               ------------ -------------- ------------  --------------   --------------   ------------
Balances, December 31, 1999              1            100           99        7,617,525        (239,854 )    7,377,771
Distributions to members                --             --           --       (1,347,625)             --     (1,347,625 )
Net loss                                --             --           --               --        (538,605 )     (538,605 )
                               ------------ -------------- ------------  --------------   --------------   ------------
Balances, December 31, 2000              1            100           99        6,269,900        (778,459 )    5,491,541
Distributions to members                --             --           --       (1,077,841)             --     (1,077,841 )
Net loss                                --             --           --               --        (465,173 )     (465,173 )
                               ------------ -------------- ------------  --------------   --------------   ------------
Balances, December 31, 2001              1       $    100           99      $ 5,192,059     $(1,243,632 )   $3,948,527
                               ============ ============== ============  ==============   ==============   ============



See accompanying notes

                              Prime Care Eight, LLC

                      Consolidated Statements of Cash Flows


                                                                           Years ended December 31
                                                                 2001                 2000                1999
                                                           -----------------    -----------------    ---------------

Operating activities
Net loss                                                        $   (465,173 )       $   (538,605 )        $(215,214 )
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                    1,023,156            1,014,721            999,104
   Amortization                                                       76,452               76,452             74,062
   Changes in operating assets and liabilities:
     Accounts receivable                                              17,494               27,985            (98,145 )
     Prepaid expenses and other current assets                       (43,010 )             79,933            (63,823 )
     Accounts payable and accrued expenses                          (815,400 )          1,524,694            487,941
     Accrued interest                                                 62,165              157,794           (148,864 )
                                                           -----------------    -----------------    ---------------
Net cash provided by (used in) operating activities                 (144,316 )          2,342,974          1,035,061

Investing activities
Purchase of property and equipment                                   (60,280 )            (69,541 )          (44,070 )
Increase in assets limited as to use                                 (62,187 )           (278,727 )          188,374
                                                           -----------------    -----------------    ---------------
Net cash provided by (used in) investing activities                 (122,467 )           (348,268 )          144,304

Financing activities
Distributions to members                                          (1,077,841 )         (1,347,625 )       (1,161,760 )
Proceeds from line of credit                                         399,139              499,105                 --
Payments on long-term debt                                          (347,998 )           (293,796 )         (320,507 )
Payment of loan closing and deferred financing fees                       --                   --            (23,462 )
                                                           -----------------    -----------------    ---------------
Net cash used in financing activities                             (1,026,700 )         (1,142,316 )       (1,505,729 )
                                                           -----------------    -----------------    ---------------
Net increase (decrease) in cash and cash equivalents              (1,293,483 )            852,390           (326,364 )
Cash and cash equivalents beginning of year                        1,342,505              490,115            816,479
                                                           -----------------    -----------------    ---------------
Cash and cash equivalents end of year                            $    49,022         $  1,342,505         $  490,115
                                                           =================    =================    ===============

Supplemental cash flows information
Interest paid                                                   $  1,691,411         $  1,575,663        $ 1,888,852
                                                           =================    =================    ===============



See accompanying notes

                              Prime Care Eight, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2001


1. Organization

Prime Care Eight, LLC (Company) was organized as a limited liability company in 1998 under the laws of the State of Indiana and commenced operations in September 1998 when it purchased two senior-living residential facilities. The Company wholly owns two Maryland limited liability companies, Annapolis Assisted Living, LLC and Pikesville Assisted Living, LLC, the title holders of the facilities. The two senior-living residential facilities (Facilities) are known as Sunrise Assisted Living of Annapolis located in Annapolis, Maryland and Sunrise Assisted Living of Pikesville located in Pikesville, Maryland. The Facilities offer assisted living care for the elderly. The Facilities are managed by Sunrise Assisted Living Management, Inc. (Operator).

The consolidated financial statements include the accounts of Prime Care Eight, LLC and its two wholly owned limited liability companies. Intercompany accounts and transactions have been eliminated in consolidation.

The Company is owned 99% by PC8, LLC, a special purpose holding company, and 1% by Prime Care 8 Corp., the managing member. PC8, LLC is owned 100% by Prime Care Properties, LLC.

2. Significant Accounting Policies

Use of Estimates

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under an agreement with the lender. Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statements of operations.

                              Prime Care Eight, LLC

2. Significant Accounting Policies (continued)

Property and Equipment

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

                Furnishings and equipment            7 years
                Buildings                           30 years

Loan Closing and Deferred Financing Costs

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $76,452 for the years ended December 31, 2001 and 2000 and $74,062 for the year ended December 31, 1999.

Net Resident Service Revenue and Accounts Receivable

Net resident service revenue is reported at net realizable amounts from residents for services rendered. The residents of the Facilities pay their residency fees on a month-to-month basis.

Income Taxes

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements. No provision has been made, as amounts of obligations are not material.

3. Assets Limited As to Use

Assets limited as to use represent cash funds held by a collateral agent in accordance with the note payable, as follows:

                                                     December 31
                                              2001                2000
                                        ---------------------------------

Tax and insurance reserve account           $ 173,718        $  142,240
Replacement reserve account                    61,223            30,514
Debt service reserve account                  269,771           269,771
                                        -------------------------------
                                            $ 504,712        $  442,525
                                        ===============================

                              Prime Care Eight, LLC

4. Property and Equipment

The Company's property and equipment are as follows:

                                                       December 31
                                                 2001              2000
                                           ---------------------------------

Land                                         $ 1,854,603      $  1,854,603
Buildings                                     26,735,892        26,735,892
Furnishings and equipment                        896,064           835,784
                                            -------------------------------
                                              29,486,559        29,426,279
Accumulated depreciation                      (3,287,408)       (2,264,252)
                                            -------------------------------
                                             $ 26,199,151     $ 27,162,027
                                            ===============================

5. Long-Term Debt

Long-term debt consists of the following:

                                                            December 31
                                                       2001            2000
                                                   ----------------------------
Note payable - Interest at 7.83%. Interest
   and principal payments due monthly until
   maturity on October 1, 2008. The note is
   collateralized by substantially all of the
   Company's assets, including a first mortgage.
                                                  $ 21,116,205    $ 21,464,203
Less current portion                                  (376,652)       (347,998)
                                                 ------------------------------
                                                  $ 20,739,553    $ 21,116,205
                                                 ==============================

Future maturities of long-term debt at December 31, 2001 are as follows:

     2002                                                     $    376,652
     2003                                                          407,665
     2004                                                          436,554
     2005                                                          477,179
     2006                                                          516,470
     Thereafter                                                 18,901,685
                                                           ---------------
                                                              $ 21,116,205
                                                           ===============

                              Prime Care Eight, LLC

5. Long-Term Debt (continued)

The Company entered into a cash management agreement in connection with its note payable which requires the Company to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The cash management agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

The Operator shall provide a credit facility to the Company, on a revolving basis, of up to $3,000,000 to be utilized by the Company to provide the Facilities with working capital, which it may require to fund any operating deficits. However, the subordination agreement between the lender for the holding company debt and the Operator further limits the credit facility to be used only for debt service on the holding company debt. The amounts available to the Company under the credit facility are reduced quarterly over the five-year term of the credit facility, if certain financial conditions are met. These conditions to reduce the amount available to the Company under the credit facility were not met during 2001, 2000 or 1999. There was $898,244 and $499,105 outstanding under the credit facility at December 31, 2001 and 2000, respectively. Outstanding amounts accrue interest at LIBOR plus 3.5% (average rate of 7.72% and 10.20% during 2001 and 2000, respectively). There was $77,583 and $13,072 in interest accrued on the credit facility at December 31, 2001 and 2000, respectively. There were no amounts borrowed during 1999.

6. Rights of Members

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. The Company has two members: a holding company (PC8, LLC) and a managing member (Prime Care 8 Corp.). The day-to-day management of the Company's business is exclusively vested in three managing directors elected by the managing member.

Under the terms of the Company's Operating Agreement (Operating Agreement), certain actions, as defined therein, may not be initiated by the Company without unanimous consent of the members until the Company's senior debt is fully paid. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

                              Prime Care Eight, LLC

7. Related Party Transactions

Under the terms of the Operating Agreement, the Company pays a monthly administrative fee to Prime Care Properties, LLC, a limited liability company whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC is the sole member of the Company's holding company. Total administrative fees paid to Prime Care Properties, LLC for the years ended December 31, 2001, 2000 and 1999 were $71,340, $69,632 and $71,243, respectively.

In connection with the acquisition of the Facilities, the Company's special purpose holding company (the Holding Company) obtained financing from the Company's primary creditor. The Company is not obligated for the repayment of that financing, and none of its assets are subject to any security interest on that debt. The Holding Company then made a $9,165,000 contribution to the Company's capital. This capital contribution was used by the Company to fund a portion of its purchase of the Facilities. During the year ended December 31, 2001, 2000 and 1999, the Company made distributions to the Holding Company in the amount of $997,841, $1,097,625 and $1,161,760, respectively. These distributions were used by the Holding Company to pay its debt service on its financing. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the Holding Company in order for it to fund its debt service. The Holding Company debt was due in 2001 and the Holding Company is working on different options to pay off or refinance the debt.

The Company has $110,009 and $207,333 included with accounts payable and accrued expenses in the accompanying consolidated financial statements at December 31, 2001 and 2000, respectively, relating to resident billings from when the Company was owned by Sunrise Assisted Living (Sunrise). This amount is expected to be settled in favor of the Company.

                              Prime Care Eight, LLC

8. Management Fees

Sunrise Assisted Living Management, Inc. manages the Facilities on behalf of the Company. The initial term of the operating agreement expires on September 30, 2013. The agreement may be renewed for three additional successive periods of five years each. The Facilities pay the Operator an operating fee and an incentive fee. The operating fee is based on 6% of the total operating revenue of the combined Facilities. The operating fee is payable monthly and one-half of the fee is subordinate to payments of principal and interest on the note payable. The subordinated management fee payable was $319,470 and $106,775 at December 31, 2001 2000, respectively, and is included with accounts payable and accrued expenses in the accompanying consolidated financial statements. The incentive fee is equal to 25% of the excess cash flows of the Facilities. The incentive fee shall only be paid annually, after audit, on the excess cash flow from the preceding year. Total operating fees for the years ended December 31, 2001, 2000 and 1999 were $428,909, $418,762 and $424,265, respectively. There were no incentive fees payable for the years ended December 31, 2001 and 2000.

9. Subsequent Event (Unaudited)

Prime Care Eight, LLC and its affiliates have agreed, in principle, to enter into a Refinancing Agreement with CNL Retirement Properties, Inc. (CNL) with respect to the two facilities owned by Prime Care Eight, LLC. Under the two-step plan, CNL has advanced $2,000,000 to an affiliate to repurchase the existing subordinated debt of PC8, LLC, including all accrued interest. The affiliate gave CNL a security interest in that subordinate loan. The principals of the Company guaranteed the advance. The second step would take the form of a sale-leaseback of the two facilities with a financing-capital lease term of 35 years with an option to repurchase the facilities from CNL at that time. Prime Care Eight, LLC would transfer to CNL ownership of the two title-holding subsidiaries. CNL would assume the existing first mortgage debt of Prime Care Eight, LLC, which, together with the $2,000,000 advance for the purchase of the subordinate loan, will constitute the basis for the repurchase option. The parties have also discussed with Sunrise its waiver of any claim for accrued subordinated management fees and the Sunrise line of credit. There can be no assurance that this transaction will occur or will be under the same terms contemplated above.

MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES

Combined Financial Statements

Fiscal Years ended December 28, 2001, December 29, 2000 and December 31, 1999 With Report of Independent Auditors


Contents


Report of Independent Auditors...........................................................................B-88

Unaudited Combined Statements of Operations for the thirty-six weeks ended September 6, 2002 and September 7, 2001.................................................B-89

Combined Statements of Operations for the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999..........................................B-90

Combined Balance Sheets as of September 6, 2002 (unaudited),
     December 28, 2001 and December 29, 2000.............................................................B-91

Unaudited Combined Statements of Cash Flows for the thirty-six weeks ended September 6, 2002 and September 7, 2001.................................................B-92

Combined Statements of Cash Flows for the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999..........................................B-93

Combined Statement of Equity for the thirty-six weeks ended September 6, 2002
     (unaudited) and the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999..........................................B-94

Notes to Combined Statements.............................................................................B-95


                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Marriott International, Inc.

  We have audited the accompanying combined financial statements of Marriott Senior Living Services Twenty-One Communities (as defined in Note 1) as of December 28, 2001 and December 29, 2000 and the related combined statements of operations, equity, and cash flows for each of the three fiscal years in the period ended December 28, 2001. These financial statements are the responsibility of the management of Marriott Senior Living Services, Inc., a wholly-owned subsidiary of Marriott International, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Marriott Senior Living Services Twenty-One Communities, as of December 28, 2001 and December 29, 2000, and the results of their operations and their cash flows for each of the three fiscal years in the period ended December 28, 2001, in conformity with accounting principles generally accepted in the United States.


                                    /s/ Ernst & Young LLP

McLean, Virginia
January 9, 2003

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
        Thirty-six Weeks Ended September 6, 2002 and September 7, 2001
                                 (in thousands)
                                   (unaudited)

                                                                                 Thirty-six weeks ended
                                                                          --------------------------------------
                                                                             September 6,        September 7,
                                                                                 2002                2001
                                                                          ------------------- ------------------
     REVENUES

       Resident fees...................................................... $        79,046     $        64,869
                                                                          ------------------- ------------------

     EXPENSES
       Community operating expenses.......................................          59,365              52,481
       Depreciation and amortization......................................           9,086               8,542
       General and administrative.........................................           3,950               3,685
       Facilities development and pre-opening.............................             178                 970
       Provision for doubtful accounts....................................              63                 336
                                                                          ------------------- ------------------
                                                                                    72,642              66,014
                                                                          ------------------- ------------------
     INCOME (LOSS) BEFORE INCOME TAXES  ..................................           6,404              (1,145)
       Provision (benefit) for income taxes...............................           2,498                (447)
                                                                          ------------------- ------------------
     NET INCOME (LOSS)  .................................................. $         3,906     $          (698)
                                                                          =================== ==================



                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
   Fiscal Years Ended December 28, 2001, December 29, 2000 and December 31, 1999
                                (in thousands)



                                                                        2001            2000            1999
                                                                 ----------------- --------------- --------------

     REVENUES

      Resident fees..............................................$       97,819    $      70,242   $      48,273
                                                                 ----------------- --------------- ---------------

     EXPENSES

     Community operating expenses................................        75,641           57,185          35,249
     Depreciation and amortization...............................        12,975           10,849           8,014
     General and administrative..................................         5,292            3,830           2,293
     Facilities development and pre-opening......................         1,207            3,194           2,603
     Provision for doubtful accounts.............................           309              261              44
                                                                 ----------------- --------------- ---------------
                                                                         95,424           75,319          48,203
                                                                 ----------------- --------------- ---------------
     INCOME (LOSS) BEFORE INCOME TAXES                                    2,395           (5,077)             70
     Provision (benefit) for income taxes........................           934           (1,980)             27
                                                                 ----------------- --------------- ---------------
     NET INCOME (LOSS)  .........................................$        1,461    $      (3,097)  $          43
                                                                 ================= =============== ===============



                   See Notes To Combined Financial Statements




             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                             COMBINED BALANCE SHEETS
          September 6, 2002, December 28, 2001 and December 29, 2000
                                   (in thousands)




                                                                September 6,      December 28,      December 29,
                                                                    2002             2001               2000
                                                             -----------------  --------------   ----------------
                                                                (unaudited)
                          ASSETS
Current assets
   Cash and equivalents  .................................   $     2,511        $      1,176        $      1,246
   Inventories, at lower of average cost or market  ......           481                 430                 530
   Accounts receivable, net of an allowance of $418,
    $461 and $295, respectively...........................         3,340               2,930               2,364
   Other  ................................................             -                  45                  62
                                                             ----------------   ---------------    ---------------
     Total current assets                                          6,332               4,581               4,202
                                                             ----------------   ---------------    ---------------


Property and equipment, net ..............................       327,146             334,637             330,131
Other ....................................................         2,240               1,726               1,983
                                                             ----------------   ---------------    ---------------
     Total assets                                            $   335,718        $    340,944        $    336,316
                                                             ================   ===============    ===============

                  LIABILITIES AND EQUITY

Current liabilities
   Accounts payable  .....................................   $     3,280        $      3,116        $      2,324
   Accrued payroll and benefits  .........................         3,661               3,670               3,411
   Current maturities of lifecare bonds................. .         8,312               8,211               8,013
   Current portion of deferred revenue from
     nonrefundable lifecare fees..........................         4,511               3,894               3,780
   Other accrued expenses.................................         5,949               9,940               7,500
                                                             ----------------   ---------------    ---------------
     Total current liabilities                                    25,713              28,831              25,028
                                                             ----------------   ---------------    ---------------

Lifecare bonds............................................        76,585              76,485              75,748
Deferred revenue from nonrefundable lifecare fees.........        16,254              16,498              14,918
Security deposits.........................................         1,163               1,041               1,182
Other  ...................................................         4,285               3,884               5,065
                                                             ----------------   ---------------    ---------------
    Total liabilities.....................................       124,000             126,739             121,941

Equity                                                           211,718             214,205             214,375
                                                             ----------------   ---------------    ---------------
Total liabilities and equity..............................   $   335,718        $    340,944        $    336,316
                                                             ================   ===============    ===============



                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
        Thirty-six Weeks Ended September 6, 2002 and September 7, 2001
                               (in thousands)
                                (unaudited)


                                                                      Thirty-six weeks ended
                                                                -----------------------------------
                                                                 September 6,        September 7,
                                                                     2002                2001
                                                                 ----------------    ---------------

OPERATING ACTIVITIES
   Net income (loss).......................................        $   3,906        $     (698)
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts  .....................               63               336
     Depreciation and amortization  .......................            9,086             8,542
   Working capital changes:
     Accounts receivable  .................................             (473)           (1,035)
     Inventories...........................................              (51)               69
     Other assets  ........................................             (469)           (1,653)
     Accounts payable and accrued expenses.................           (3,435)            1,079
     Security deposits ....................................              122              (125)
     Deferred revenue .....................................              373             2,291
                                                                   -------------    -------------
   Net cash provided by nonrefundable activities  .........            9,122             8,806
                                                                   -------------    -------------

INVESTING ACTIVITIES
   Capital expenditures  ..................................           (1,595)          (13,496)
                                                                   -------------    -------------
   Net cash used in investing activities  .................           (1,595)          (13,496)
                                                                   -------------    -------------

FINANCING ACTIVITIES
   Proceeds from lifecare bonds, net.......................              201                72
    Net (repayments to) advances from Marriott Senior
     Living Services, Inc..................................           (6,393)            4,272
                                                                   -------------    -------------
   Net cash (used in) provided by financing activities  ...           (6,192)            4,344
                                                                   -------------    -------------

INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS  ....................................            1,335              (346)
CASH AND EQUIVALENTS, beginning of period  ................            1,176             1,246
                                                                   -------------    -------------
CASH AND EQUIVALENTS, end of period  ......................        $   2,511        $      900
                                                                   =============    =============



                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
  Fiscal Years Ended December 28, 2001, December 29, 2000 and December 31, 1999
                               (in thousands)


                                                                        2001                2000               1999
                                                                   ---------------     ---------------    ---------------

OPERATING ACTIVITIES
   Net income (loss).......................................            $  1,461           $  (3,097)          $     43
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts  .....................                 309                 261                 44
     Depreciation and amortization  .......................              12,975              10,849              8,014
   Working capital changes:
     Accounts receivable  .................................                (875)               (224)             3,032
     Inventories...........................................                 100                (155)               (67)
     Other assets  ........................................                 274               1,531             (3,881)
     Accounts payable and accrued expenses.................               2,310               8,014               (781)
     Security deposits ....................................                (141)                106                162
     Deferred revenue from nonrefundable fees..............               1,694               1,746              1,381
                                                                       -----------        ------------       -----------
   Net cash provided by operating activities  .............              18,107              19,031              7,947
                                                                       -----------        ------------       -----------

INVESTING ACTIVITIES
   Capital expenditures....................................             (17,481)            (41,072)          (129,633)
                                                                       -----------        ------------       -----------
   Net cash used in investing activities  .................             (17,481)            (41,072)          (129,633)
                                                                       -----------        ------------       -----------

FINANCING ACTIVITIES
   Proceeds from lifecare bonds, net.......................                 935               1,683                284
    Net (repayments to) advances from Marriott Senior
        Living Services, Inc...............................              (1,631)             20,415            120,444
                                                                       -----------        ------------       -----------
   Net cash (used in) provided by financing activities  ...                (696)             22,098            120,728
                                                                       -----------        ------------       -----------


(DECREASE) INCREASE IN CASH AND
   EQUIVALENTS.............................................                 (70)                 57               (958)
CASH AND EQUIVALENTS, beginning of year  ..................               1,246               1,189              2,147
                                                                       -----------        ------------       -----------
CASH AND EQUIVALENTS, end of year  ........................            $  1,176           $   1,246          $   1,189
                                                                       ===========        ============       ===========


                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                          COMBINED STATEMENT OF EQUITY
  September 6, 2002, December 28, 2001, December 29, 2000 and December 31, 1999
                                  (in thousands)

                                                             Equity
-----------------------------------------------------------------------
 Balance, January 1, 1999...............................$      76,570
 Net income ............................................           43
 Net advances from Marriott Senior Living Services,
    Inc.................................................      120,444
 ----------------------------------------------------------------------
 Balance, December 31, 1999 ............................      197,057
 Net loss  .............................................       (3,097)
 Net advances from Marriott Senior Living Services, Inc.       20,415
 ----------------------------------------------------------------------
 Balance, December 29, 2000.............................      214,375
 Net income.............................................        1,461
 Net repayments to Marriott Senior Living Services, Inc.       (1,631)
 ----------------------------------------------------------------------
 Balance, December 28, 2001.............................      214,205
 Net income (unaudited).................................        3,906
 Net repayments to Marriott Senior Living Services, Inc.
  (unaudited)...........................................       (6,393)
 ----------------------------------------------------------------------
 Balance, September 6, 2002 (unaudited).................$     211,718
 ======================================================================

                  See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                          NOTES TO COMBINED STATEMENTS


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Marriott Senior Living Services, Inc. ("MSLS" or the "Company"), a wholly-owned subsidiary of Marriott International, Inc. ("MI") operates independent full-service and assisted living senior living communities and provides related senior care services. Most communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by MSLS are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

The combined financial statements present the financial position, results of operations, and cash flows associated with twenty-one communities owned by MSLS (the "Communities"). See Subsequent Events.

All material intercompany transactions and balances between Communities included in these combined financial statements have been eliminated. The Communities are as follows:

Bellevue                   Northridge                        Salt Lake City
Edgewood                   Oklahoma City                     Santa Rosa
Greenville                 Palm Springs                      Snohomish
Fairfax                    Pleasant Hills                    Tulsa
Hoffman Estates            Plymouth                          Vinings
Hemet                      Quadrangle                        Willoughby
Lynnwood                   Rancho Mirage                     Yorba Linda

The Communities utilize MI's centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities is deposited in and commingled with MI's general corporate funds. Similarly, operating expenses, including salaries as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. General and administrative expenses are allocated by MI to MSLS, which are then allocated to the Communities. In the opinion of management, the methods for allocating costs are reasonable.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. MSLS believes the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of September 6, 2002 and the results of operations and cash flows associated for the 36 weeks periods ended September 6, 2002 and September 7, 2001. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

Fiscal Year

The fiscal year ends on the Friday nearest to December 31. All fiscal years presented include 52 weeks.

Revenue Recognition

Resident fees are generated primarily from monthly charges for independent living units and assisted living suites and related senior care services The revenues are recognized monthly based on the terms of the residents' agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for service" basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.

Continuing Care Agreements

Residents of certain communities (the "Lifecare Communities") are required to sign a continuing care agreement ("Care Agreement") with MSLS. The Care Agreements stipulate, among other things, the amount of all entry fees and monthly fees, the type of residential unit being provided, and MSLS's obligation to provide both health care and non-health care services. In addition, the Care Agreements provide MSLS with the right to increase future monthly fees. The Care Agreements are terminated upon the receipt of a written termination notice from the resident or the death of the resident. The Care Agreements are guaranteed by MI.

When the present value of estimated costs to be incurred under Care Agreements exceeds estimated revenues, the present value of such excess costs are accrued currently. The calculation assumes a future increase in the monthly revenue commensurate with the monthly cost. The calculation currently results in an expected positive net present value cash flow and, as such, no liability has been recorded in the accompanying combined financial statements.

   The components of the entry fees for Lifecare Communities are as follows:

   a. Lifecare Bonds - This component is refundable to the resident or the resident's estate upon termination or cancellation of the Care Agreement. Lifecare Bonds are non-interest bearing and, depending on the type of plan, are equal to either 100, 95, 90 or 50 percent of the total entry fee less any additional occupant lifecare fee. As these obligations are considered security deposits, interest is not imputed on these obligations in accordance with APB 21.

   b. Lifecare Fee - This component is nonrefundable and equals the total entry fee less the component described in a.

Deferred Revenue from Nonrefundable Lifecare Fees

The nonrefundable portion of the entry fees as discussed above are deferred and recognized as revenue over the actuarially expected term of each resident's contract, which is generally over 7 to 9 years. Deferred revenue from nonrefundable fees for leased communities totaled $20,392,000 and $18,698,000 at December 28, 2001 and December 29, 2000, respectively.

Future Healthcare Services

Certain resident and admission agreements entitle residents to receive limited health care services up to defined maximums. A portion of the monthly fees from residents entitled to these services is deferred and recognized as revenue as the related health care services are provided.

Contractual Adjustments

A portion of the revenue is attributable to patients whose bills are paid by Medicare or Medicaid under contractual arrangements. In 1999, Medicare changed from finalizing reimbursed covered costs through retroactive adjustments based on agency reviews to a Prospective Payment System ("PPS") for most of the Communities. This eliminated the need for provisions for estimated Medicare and Medicaid settlements. There are no receivables for estimated third-party payor settlements at December 28, 2001 or December 29, 2000.

Comprehensive Income

There are no items of other comprehensive income in any period presented in these financial statements.

Cash and Equivalents

All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Valuation of Long-Lived Assets

The carrying values of long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset is expected to generate cash flows less than the asset's carrying value at the lowest level of identifiable cash flows, a loss for the difference between the asset's carrying amount and its fair value is recognized.

New Accounting Standards

The Communities adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in the first quarter of 2002. The adoption of SFAS 144 did not have a material financial statement impact.

PROPERTY AND EQUIPMENT


                                                        2001          2000
                                                    -----------   ------------
                                                         (in thousands)

Land .............................................   $   40,457    $    40,147
Building improvements.............................      325,563        309,764
Furniture and equipment...........................       34,881         29,153
Construction in progress..........................        1,163          5,519
                                                     -----------   ------------
                                                        402,064        384,583
Less:  accumulated depreciation and amortization..       67,427         54,452
                                                     -----------   ------------
                                                     $  334,637    $   330,131
                                                     ===========   ============

Property and equipment are recorded at cost, including interest, rent and real estate taxes incurred during development and construction. Interest capitalized as a cost of property and equipment totaled $1,046,000 in 2001 and $4,280,000 in 2000. The cost of improvements that extend the useful life of property and equipment are capitalized when incurred. All repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to forty years).

OTHER ASSETS

Included in other long-term assets are cash escrow reserves for working capital, which are required by various states. These restricted cash amounts, which are held in segregated accounts, totaled $1,289,000 as of December 28, 2001 and December 29, 2000.

INCOME TAXES

The Communities are owned by MSLS, but do not constitute all of the assets of MSLS. These financial statements have been prepared assuming the properties to be sold were the only assets of a stand-alone C- corporation taxed at a 35% federal income tax rate and an assumed 4% state income tax rate (net of a federal benefit).

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair values of current assets and current liabilities are assumed to be equal to their reported carrying amounts. Valuations for lifecare bonds are determined based on the expected future payments discounted at estimated market rates, adjusted, as applicable, for the existence of guarantees by MI. Lifecare bonds are repaid when tenants die or move out. The average lifecare bond maturity was assumed to be 8 years based on mortality tables. The fair value of Lifecare bonds was estimated to be $56,632,000 and $56,006,000 at December 28, 2001, and December 29, 2000, respectively.

CONTINGENT LIABILITIES

On July 5, 2002, MSLS filed an action against the general contractor in connection with the building of one of the Communities, seeking damages for breach of contract and negligence relating to delays in the opening of the Community, and for numerous construction defects. MSLS is seeking damages in excess of $4 million. On August 21, 2002, the general contractor answered and filed a cross-complaint, seeking damages from MSLS in excess of $1.3M. MSLS intends to vigorously defend against this claim, however at this time the outcome of both of the lawsuits is uncertain and MSLS cannot estimate the potential gain or loss that will ultimately be recorded.

MSLS, as well as MI and other subsidiaries of MI, are named parties to pending legal proceedings in the ordinary course of business, which, in management's opinion, will not have a material impact on the results of the Communities.

SUBSEQUENT EVENTS (UNAUDITED)

On December 20, 2002, twelve of the twenty-one communities were sold for $89,359,000 to CNL Retirement Properties, Inc. (CNL). MSLS will record a pre-tax loss of approximately $21,000,000 during the fourth quarter as a result of the sale.

On December 30, 2002, MI entered a definitive agreement to sell the remaining nine communities to CNL. CNL will assume the lifecare bonds associated with the nine communities. The sale of the nine communities and the assumption of the lifecare bonds will result in an estimated pre-tax gain of approximately $36,000,000, which will be recorded when the transaction closes, which is estimated to occur in the first quarter of 2003.

                                   ADDENDUM TO
                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT

                       ----------------------------------
                       THE SUBSCRIPTION AGREEMENT IN THIS
                       ADDENDUM   UPDATES  AND   REPLACES
                       APPENDIX   D   TO   THE   ATTACHED
                       PROSPECTUS,  DATED  MAY 14,  2002.
                       ----------------------------------

Subscription Agreement                                          LOGO
CNL RETIREMENT PROPERTIES, INC.

1.___________INVESTMENT________________________________________________________

This is an (check one):  |_| Initial   |_|Additional Investment |_| Check this box if you are purchasing these Shares through
                             Investment   in this offering           a Registered Investment Adviser or net of commission.

Make Investment Check Payable to:  SouthTrust Bank

This subscription is in the amount of $_______ for the purchase of ______ Shares ($10.00 per Share).  The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).


2.___________FORM OF OWNERSHIP_________________________________________________

    (Select only one)
    |_|IRA                                            |_| INDIVIDUAL
    |_|SEP/IRA                                        |_| JOINT  TENANTS  WITH RIGHT OF  SURVIVORSHIP  (all parties must sign)
    |_|KEOGH (H.R. 10)                                |_| HUSBAND AND WIFE AS COMMUNITY PROPERTY
    |_|PENSION OR PROFIT SHARING PLAN                     (two signatures required)
       |_|TAXABLE    |_| TAX EXEMPT                   |_| A MARRIED  PERSON  SEPARATE  PROPERTY (only one signature required)
    |_|TRUST (include title and signature pages)      |_| TENANTS IN COMMON
       |_|TAXABLE    |_| TAX EXEMPT                   |_| CUSTODIAN FOR_____________________________________________________
    |_|CHARITABLE REMAINDER TRUST                         Under the|_|  UGMA of the State of________________________________
    |_|NON-PROFIT ORGANIZATION                                     |_|  UTMA of the State of________________________________
                                                      |_| CORPORATION  OR  PARTNERSHIP   (Corporate  Resolution  or Partnership
                                                          Agreement must be attached)

3.___________INVESTOR INFORMATION______________________________________________

Name(s) and address  will be recorded  exactly as printed  below.  Please  print name(s) in which Shares are to be registered.  Include trust name if applicable.
If IRA or qualified plan, include both investor and custodian names and tax ID numbers.
Complete the Investor Mailing Address to receive informational mailings.
_________________________________________  ____________________________________
1st Registration Name                      Investor Social Security Number

_________________________________________  ____________________________________
2nd Registration Name                      Taxpayer ID Number

_________________________________________  ____________________________________
Address                                    Custodian Account Number

_________________________________________  ____________________________________
City/State/Zip                             Custodian Phone Number

_________________________________________  ____________________________________
Investor Mailing Address (IRA Accounts)    Investor E-mail Address

_________________________________________  ____________________________________
City/State/Zip                             Daytime Phone Number


|_|Check this box if you are a U.S. citizen       |_|Check this box if you are a U.S. citizen residing outside the U.S.
|_|Check this box if you are a foreign citizen    |_|Check this box if you are subject to backup withholding


4.___________DISTRIBUTIONS_____________________________________________________

Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than the one indicated in Section 3.
Choose Option a or b. IRA accounts may not direct distributions without the custodian's approval.
a. |_|  DISTRIBUTION  REINVESTMENT  PLAN  (see Prospectus for more details)
b. |_|  DIRECT DEPOSIT Please include a voided check.  (Non-Custodian  Investors
        Only) I authorize  CNL  Investment  Company or its Agent  (collectively,
        "CNL") to deposit my  distribution  to my checking  or savings  account.
        This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution__________________________________________________________

Address________________________________________________________________________

City/State/Zip ________________________________________________________________

Account Type (check one):  |_|  Checking   |_|  Savings

Account Number___________________  Bank ABA Routing Number_____________________




5.___________SUBSCRIBER SIGNATURES_____________________________________________


TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue
Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS
CERTIFICATION  SHOULD  BE  CROSSED  OUT IF THE  WITHHOLDING  BOX  BELOW HAS BEEN
CHECKED IN SECTION 3].

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus ________ Initials _________ Initials

(b) I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000, or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least
    $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability
    Standards and How to Subscribe."
                                   ________ Initials _________ Initials


X__________________________ ___________  X____________________________ ________
 Signature of Investor      Date          Signature of Joint Investor  Date

6.___________BROKER INFORMATION________________________________________________

The Financial Advisor must sign below to complete order. Financial Advisor hereby warrants that he is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

Broker/Dealer Name_____________________________________________________________

Financial Advisor Name_________________________________________________________

Advisor Mailing Address________________________________________________________

City/State/Zip_________________________________________________________________

Advisor Number_______________________________ Telephone Number_________________

E-mail Address_______________________________ Fax Number_______________________


|_| Telephonic Subscription   |_| Deferred Commission Option (Please refer to
                                  the Prospectus for details.)

|_| Registered Investment Adviser (RIA): This investment is made through the RIA in  its  capacity  as an  RIA  and  not  in  its  capacity  as a  Registered
    Representative, if applicable. If an owner or principal or any member of the
    RIA firm is an NASD licensed  Registered  Representative  affiliated  with a
    Broker/Dealer,   the   transaction   should  be   conducted   through   that
    Broker/Dealer, not through the RIA.

    The  undersigned  confirm by their  signatures that they (i) have reasonable grounds to believe that the information and  representations  concerning the investor  identified herein are true,  correct and complete in all respects;
    (ii) have discussed such investor's prospective purchase of Shares with such investor;  (iii) have  advised  such  investor of all  pertinent  facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements,  if any, to such investor; and
    (v) have  reasonable  grounds to believe  that the  purchase  of Shares is a suitable  investment  for  such  investor,  that  such  investor  meets  the
    suitability   standards  applicable  to  such  investor  set  forth  in  the
    Prospectus and related  supplements,  if any, and that such investor is in a financial  position to enable such  investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X___________________________ __________  X______________________________ ______
 Financial Advisor Signature Date         Branch Manager Signature       Date
                                          (If required by Broker/Dealer)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.


      Return to: CNL Investor Relations PO Box 1033 Orlando, FL 32802-1033
                   Overnight Delivery: CNL Investor Relations
                   450 South Orange Avenue Orlando, FL 32801
         CNL Investor Relations: tel (407) 650-1000 toll-free (866) 650-0650 fax (407) 650-1231


-------------------------------------------------------------------------------
    For Office Use Only***

    Sub.# _______________ Admit Date _____________ Amount _____________________

    Check # _____________ Region _________________ W/S _____________  Rev. 11/02

-------------------------------------------------------------------------------

                                   ADDENDUM TO
                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                     -----------------------------------------

                     THE STATEMENT OF ESTIMATED TAXABLE
                     OPERATING RESULTS BEFORE DIVIDENDS PAID
                     DEDUCTION IN THIS ADDENDUM SHOULD BE
                     READ IN CONJUNCTION WITH APPENDIX E TO THE
                     ATTACHED PROSPECTUS, DATED MAY 14, 2002.

                     -----------------------------------------

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                   OF PROPERTIES ACQUIRED FROM MARCH 23, 2002
                            THROUGH JANUARY 29, 2003
                For the Year Ended December 31, 2001 (Unaudited)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from March 23, 2002 through January 29, 2003 and the Properties for which the Company had entered into initial commitments to acquire as of January 29, 2003. The statement presents unaudited estimated taxable operating results for each Property as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2001, and (ii) had been operational during the period January 1, 2001 through December 31, 2001. The schedule should be read in light of the accompanying footnotes. For information relating to Properties acquired prior to March 23, 2002, see Appendix E to the Prospectus dated May 14, 2002.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.



                                     Brighton Gardens        Brighton Gardens               MapleRidge               MapleRidge
                                       by Marriott              by Marriott                by Marriott              by Marriott
                                      Camarillo (9)             Towson (9)                 Clayton (9)             Dartmouth (9)
                                 ---------------------     --------------------      ---------------------      -------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                     $1,701,799                $1,322,634                   $ 755,200                  $ 878,784

Earned Income (1)                             --                        --                          --                         --

Additional Rental Income (2)                  --                        --                          --                         --

FF&E Reserve Income (3)                   63,587                    31,387                      18,333                     47,826

Asset Management Fees (4)               (112,168  )                (86,714 )                   (48,663  )                 (56,930 )

Interest Expense (5)                    (447,475  )               (345,930 )                  (194,134  )                (227,111 )

General and Administrative
    Expenses (6)                        (136,144  )               (105,811 )                   (60,416  )                 (70,303 )
                                    -------------          ----------------             ---------------           ----------------

Estimated Cash Available from
    Operations                         1,069,599                   815,566                     470,320                    572,266

Depreciation and Amortization
    Expense (7) (8)                     (751,864  )               (616,351 )                  (332,945  )                (384,291 )
                                    -------------          ----------------             ---------------           ----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                    $  317,735                $  199,215                   $ 137,375                  $ 187,975
                                    =============          ================             ===============           ================

                                                             See Footnotes



                                     MapleRidge        Brighton Gardens    Brighton Gardens    Brighton Gardens    Brighton Gardens
                                     by Marriott          by Marriott         by Marriott         by Marriott         by Marriott
                                    Elk Grove (9)       Brentwood (10)       Atlanta (10)       Charlotte (10)     Chevy Chase (10)
                                   ----------------  -------------------  ------------------  ------------------  -----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                      $ 750,467           $      --            $      --          $      --          $      --

Earned Income (1)                             --             695,044              837,863            352,283           2,166,197

Additional Rental Income (2)                  --                  --                   --                 --                  --

FF&E Reserve Income (3)                   22,116                  --                   --                 --                  --

Asset Management Fees (4)                (48,325 )           (38,099  )           (45,927  )         (19,310  )         (115,862 )

Interest Expense (5)                    (192,782 )          (281,570  )          (339,427  )        (142,714  )         (856,282 )

General and Administrative
    Expenses (6)                         (60,037 )           (55,604  )           (67,029  )         (28,183  )         (173,296 )
                                   --------------      --------------      ---------------    ---------------      --------------

Estimated Cash Available from
    Operations                           471,439             319,771              385,480            162,076           1,020,757

Depreciation and Amortization
    Expense (7) (8)                     (331,907 )                --                   --                 --                  --
                                   --------------      --------------      ---------------    ---------------      --------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                     $ 139,532           $ 319,771            $ 385,480          $ 162,076          $1,020,757
                                   ==============      ==============      ===============    ===============      ==============


                                                             See Footnotes



                                    Brighton Gardens          Brighton Gardens    Brighton Gardens      Brighton Gardens
                                      by Marriott               by Marriott          by Marriott          by Marriott
                                    Middletown (10)          Mountainside (10)       Naples (10)          Raleigh (10)
                                   --------------------  ----------------------- -------------------  --------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                      $       --                $       --            $       --         $       --

Earned Income (1)                       1,361,793                 1,466,525               613,446          1,056,848

Additional Rental Income (2)                   --                        --                    --                 --

FF&E Reserve Income (3)                        --                        --                    --                 --

Asset Management Fees (4)                 (68,891  )                (74,632 )             (48,015 )          (57,931  )

Interest Expense (5)                     (509,141  )               (551,569 )            (354,856 )         (428,141  )

General and Administrative
    Expenses (6)                         (108,943  )               (117,322 )             (49,076 )          (84,548  )
                                    --------------           ---------------     -----------------    ---------------

Estimated Cash Available from
    Operations                            674,818                   723,002               161,499            486,228

Depreciation and Amortization
    Expense (7) (8)                            --                        --                    --                 --
                                    --------------           ---------------     -----------------    ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                     $  674,818                $  723,002            $  161,499         $  486,228
                                    ==============           ===============     =================    ===============


                                                             See Footnotes


                                                                                                             Brooksby Village
                                    Brighton Gardens           Brighton Gardens       Brighton Gardens       Continuing Care
                                       by Marriott               by Marriott            by Marriott             Retirement
                                      Stamford (10)              Venice (10)         Winston-Salem (10)       Community (11)
                                    -------------------    ---------------------  -----------------------  ----------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                       $       --                  $     --              $     --             $2,607,568

Earned Income (1)                        1,485,300                    714,087               771,214                     --

Additional Rental Income (2)                    --                         --                    --                     --

FF&E Reserve Income (3)                         --                         --                    --                     --

Asset Management Fees (4)                  (81,417 )                  (39,143  )            (42,274 )             (104,303  )

Interest Expense (5)                      (601,712 )                 (289,285  )           (312,427 )                   --

General and Administrative
    Expenses (6)                          (118,824 )                  (57,127  )            (61,697 )             (208,605  )
                                    ---------------           ----------------     -----------------      -----------------

Estimated Cash Available from
    Operations                             683,347                    328,532               354,816              2,294,660

Depreciation and Amortization
    Expense (7) (8)                             --                         --                    --                     --
                                    ---------------           ----------------     -----------------      -----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                       $ 683,347                  $ 328,532             $ 354,816            $ 2,294,660
                                    ===============           ================     =================      =================


                                                             See Footnotes


                                                                Brighton Gardens         Brighton Gardens       Brighton Gardens
                                    Homewood Residence            by Marriott              by Marriott            by Marriott
                                         Nashville               Bellevue (12)         Hoffman Estates (13)    Oklahoma City (12)
                                   --------------------    ----------------------   ------------------------  ----------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                         $ 918,180                  $ 892,641               $ 773,235              $ 319,081

Earned Income (1)                                --                         --                      --                     --

Additional Rental Income (2)                     --                         --                      --                     --

FF&E Reserve Income (3)                          --                     31,972                  37,402                 23,899

Asset Management Fees (4)                   (53,747 )                  (61,210  )              (45,263 )              (21,880  )

Interest Expense (5)                             --                   (386,978  )                   --               (138,328  )

General and Administrative
    Expenses (6)                            (73,454 )                  (71,411  )              (61,859 )              (25,526  )
                                    ----------------           ----------------       -----------------      -----------------

Estimated Cash Available from
    Operations                              790,979                    405,014                 703,515                157,246

Depreciation and Amortization
    Expense (7) (8)                        (386,464 )                 (444,300  )             (329,898 )             (158,818  )
                                    ----------------           ----------------       -----------------      -----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                        $ 404,515                  $ (39,286  )            $ 373,617              $  (1,572  )
                                    ================           ================       =================      =================

                                                             See Footnotes



                                    Brighton Gardens        Brighton Gardens       Brighton Gardens          Hearthside
                                      by Marriott             by Marriott             by Marriott           By Marriott
                                    Santa Rosa (12)            Tulsa (13)            Atlanta (12)          Lynnwood (12)
                                 ---------------------  ----------------------   --------------------  ---------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                      $1,465,498               $ 480,127                $ 645,262           $ 551,250

Earned Income (1)                              --                      --                       --                  --

Additional Rental Income (2)                   --                      --                       --                  --

FF&E Reserve Income (3)                    43,456                  26,959                   25,181              23,936

Asset Management Fees (4)                (100,491  )              (28,105 )                (44,247 )           (37,800  )

Interest Expense (5)                     (635,323  )                   --                 (279,734 )          (238,979  )

General and Administrative
    Expenses (6)                         (117,240  )              (38,410 )                (51,621 )           (44,100  )
                                  ----------------         ---------------       ------------------     ---------------

Estimated Cash Available from
    Operations                            655,900                 440,571                  294,841             254,307

Depreciation and Amortization
    Expense (7) (8)                      (729,432  )             (204,844 )               (321,170 )          (274,377  )
                                  ----------------         ---------------       ------------------     ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                     $  (73,532  )            $ 235,727                $ (26,329 )         $ (20,070  )
                                  ================         ===============       ==================     ===============


                                                            See Footnotes

                                           Hearthside                 MapleRidge           MapleRidge                MapleRidge
                                          by Marriott                by Marriott           by Marriott              by Marriott
                                         Snohomish (12)               Hemet (13)          Plymouth (13)           Willoughby (13)
                                    ----------------------     --------------------   ---------------------   --------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                           $ 752,500                  $ 421,243              $ 469,490              $ 505,376

Earned Income (1)                                  --                         --                     --                     --

Additional Rental Income (2)                       --                         --                     --                     --

FF&E Reserve Income (3)                        25,068                     22,782                 23,209                 25,292

Asset Management Fees (4)                     (51,600  )                 (24,658 )              (27,482 )              (29,583  )

Interest Expense (5)                         (326,224  )                      --                     --                     --

General and Administrative
    Expenses (6)                              (60,200  )                 (33,699 )              (37,559 )              (40,430  )
                                         -------------            ---------------       ----------------        ---------------

Estimated Cash Available from
    Operations                                339,544                    385,668                427,658                460,655

Depreciation and Amortization
    Expense (7) (8)                          (374,547  )                (179,722 )             (200,306 )             (215,616  )
                                         -------------            ---------------       ----------------        ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                          $ (35,003  )               $ 205,946              $ 227,352              $ 245,039
                                         =============            ===============       ================        ===============

                                                             See Footnotes



                                          Pleasant Hills           Brighton Gardens       Brighton Gardens        Brighton Gardens
                                           by Marriott               by Marriott             by Marriott            by Marriott
                                         Little Rock (13)           Edgewood (12)          Greenville (12)        Northridge (12)
                                   --------------------------  ----------------------- --------------------------------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                           $1,090,489                  $  4,780                $ 361,635            $1,289,387

Earned Income (1)                                   --                        --                       --                    --

Additional Rental Income (2)                        --                        --                       --                    --

FF&E Reserve Income (3)                         29,855                    17,293                   37,255                   296

Asset Management Fees (4)                      (63,834  )                   (328 )                (24,798 )             (88,415  )

Interest Expense (5)                                --                    (2,072 )               (156,776 )            (558,975  )

General and Administrative
    Expenses (6)                               (87,239  )                   (382 )                (28,931 )            (103,151  )
                                       ----------------           ---------------       ------------------       ---------------

Estimated Cash Available from
    Operations                                 969,271                    19,291                  188,385               539,142

Depreciation and Amortization
    Expense (7) (8)                           (465,252  )                     --                 (179,999 )            (641,775  )
                                       ----------------           ---------------       ------------------       ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                          $  504,019                  $ 19,291                $   8,386            $ (102,633  )
                                       ================           ===============       ==================       ===============

                                                             See Footnotes




                                           Brighton Gardens        Brighton Gardens       Brighton Gardens            Fairfax
                                             by Marriott             by Marriott             by Marriott            by Marriott
                                          Rancho Mirage (12)     Salt Lake City (13)      Yorba Linda (13)       Fort Belvoir (14)
                                        ---------------------  ----------------------  ---------------------  ---------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                             $1,437,945              $1,540,438               $1,382,102           $ 5,926,346

Earned Income (1)                                     --                      --                       --                    --

Additional Rental Income (2)                          --                      --                       --             3,196,500

FF&E Reserve Income (3)                           35,801                  48,414                   43,136               186,253

Asset Management Fees (4)                        (98,602  )              (90,172 )                (80,904 )            (346,908  )

Interest Expense (5)                            (623,378  )                   --                       --            (1,721,945  )

General and Administrative
    Expenses (6)                                (115,036  )             (123,235 )               (110,568 )            (474,108  )
                                         ----------------         ---------------       ------------------       ---------------

Estimated Cash Available from
    Operations                                   636,730               1,375,445                1,233,766             6,766,138

Depreciation and Amortization
    Expense (7) (8)                             (715,718  )             (657,221 )               (589,668 )          (5,401,464  )
                                         ----------------         ---------------       ------------------       ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                            $  (78,988  )           $  718,224               $  644,098           $ 1,364,674
                                         ================         ===============       ==================       ===============


                                                             See Footnotes


                                                                                              Fox Run Village
                                                   MapleRidge             Quadrangle          Continuing Care
                                                  by Marriott            by Marriott             Retirement           Sunrise of
                                               Palm Springs (12)        Haverford (14)        Community (11)         Annapolis (15)
                                             --------------------  ---------------------  ----------------------  ------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                                   $ 232,179            $ 4,709,896              $2,550,000          $       --

Earned Income (1)                                          --                     --                      --           1,312,500

Additional Rental Income (2)                               --              4,201,917                      --                  --

FF&E Reserve Income (3)                                13,367                259,164                      --                  --

Asset Management Fees (4)                             (15,921  )            (275,701 )              (102,000 )           (75,000  )

Interest Expense (5)                                 (100,654  )          (1,725,476 )                    --            (780,357  )

General and Administrative
    Expenses (6)                                      (18,574  )            (376,792 )              (204,000 )          (105,000  )
                                              ----------------        ---------------      ------------------     ---------------

Estimated Cash Available from
    Operations                                        110,397              6,793,008               2,244,000             352,143

Depreciation and Amortization
    Expense (7) (8)                                  (115,564  )          (5,409,781 )                    --              (5,743  )
                                              ----------------        ---------------      ------------------     ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                                  $  (5,167  )         $ 1,383,227              $2,244,000          $  346,400
                                              ================        ===============      ==================     ===============

                                                             See Footnotes


                                                   Sunrise of
                                                Pikesville (15)                     Total
                                          -----------------------------    -------------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                                  $       --                   $ 36,735,532

Earned Income (1)                                   1,060,500                     13,893,600

Additional Rental Income (2)                               --                      7,398,417

FF&E Reserve Income (3)                                    --                      1,163,239

Asset Management Fees (4)                             (60,600  )                  (2,937,853 )

Interest Expense (5)                                 (630,529  )                 (14,380,284 )

General and Administrative
    Expenses (6)                                      (84,840  )                  (4,050,330 )
                                              ----------------                ---------------

Estimated Cash Available from
    Operations                                        284,531                     37,822,321

Depreciation and Amortization
    Expense (7) (8)                                    (4,640  )                 (20,423,677 )
                                              ----------------                ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                                 $  279,891                   $ 17,398,644
                                              ================                ===============


                                                             See Footnotes



FOOTNOTES:

(1) Rental income on operating leases and earned income on direct financing leases do not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) It is expected that the Company will assume the obligations of the current owner of the Fort Belvoir and Haverford Properties under non-interest bearing bonds payable to residents of those retirement facilities in the principal amount of approximately $88,781,000. It is expected that the bonds will mature over a 12-year period. The proceeds from new bonds issued by the operator will be used to fund additional rent payable under the lease in the same amount required to retire the bonds.

(3) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Properties ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income will be earned based on a percentage (determined by factors such as age of the Property) of gross revenues and has been estimated based on historical gross revenues.

(4) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Retirement Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(5) In connection with the purchase of the Camarillo, Towson, Clayton, Dartmouth and Elk Grove Properties (the "Marriott Portfolio One Properties"), the Company borrowed $23,520,000 in the form of a commercial paper backed loan secured by these five Properties. The loan bears interest at a rate of 123 basis points over commercial paper rate as determined by market demand, which approximates 30-day LIBOR per annum. The loan matures in June 2007. The Company is expected to assume the obligations of the current owner of the Annapolis and Pikesville Properties under a mortgage note secured by the Properties. The principal amount of the loan is $20.6 million with an interest rate of 7.83% per annum. The loan requires monthly principal and interest payments through October 2008 with all unpaid principal and interest due at that time. In connection with the purchase of the Marriott Bridge Loan Portfolio, the Company expects to borrow $100 million in the form of a short-term secured bridge loan. The bridge facility is for a term of six-months and has two, three-month extension options. The bridge loan requires monthly principal amortization of $6,700,000 and monthly interest payments at a rate of 300 basis points over the 30-day LIBOR. The Company also expects to obtain a two-year, $75 million revolving line of credit. The Prime Care Portfolio Properties are expected to be mortgaged to secure the line. The facility requires payment of interest only at LIBOR plus a premium until maturity.

(6) Estimated at 8% of gross rental income, based on the previous experience of an Affiliate of the Advisor with another public REIT.

(7) The federal tax basis of the depreciable portion of each Property accounted for as an operating lease and the number of years the assets have been depreciated on the straight-line method are as follows:

                                                               Furniture and
                                             Building             Fixtures
                                           (27.5 years)         (5-15 years)
                                          ---------------     -----------------

         Camarillo Property                 $ 16,887,847          $ 542,589
         Towson Property                      14,375,847            355,731
         Clayton Property                      7,656,922            209,314
         Dartmouth Property                    9,028,929            205,663
         Elk Grove Property                    7,583,195            218,022
         Nashville Property                    8,029,857            472,345
         Bellevue Property                     9,231,564            543,033
         Hoffman Estates Property              6,854,531            403,208
         Oklahoma City Property                3,299,888            194,110
         Santa Rosa Property                  15,155,978            891,529
         Tulsa Property                        4,256,207            250,365
         Atlanta Property                      6,673,214            392,542
         Lynnwood Property                     5,700,951            335,350
         Snohomish Property                    7,782,250            457,779
         Hemet Property                        3,734,214            219,660
         Plymouth Property                     4,161,909            244,818
         Willoughby Property                   4,480,033            263,531
         Little Rock Property                  9,666,914            568,642
         Edgewood Property                            --                 --
         Greenville Property                   3,739,976            219,999
         Northridge Property                  13,334,656            784,392
         Rancho Mirage Property               14,871,026            874,766
         Salt Lake City Property              13,655,599            803,271
         Yorba Linda Property                 12,251,993            720,705
         Fort Belvoir Property                39,890,350         49,348,196
         Palm Springs Property                 2,401,157            141,246
         Haverford Property                   40,063,155         49,358,362


(8)      Loan  costs   totalling   $798,818  have  been   amortized   under  the
         straight-line method over the term of the loan.

(9) The lessee of the Marriott Portfolio One Properties is the same unaffiliated lessee. The leases are cross-collateralized and cross-defaulted. In addition, the leases for these five Properties contain pooling terms, meaning that net operating profits with respect to all five Properties are combined for the purpose of funding rental payments due under the lease.

(10) The lessee of the Brentwood, Atlanta, Charlotte, Chevy Chase, Middletown, Mountainside, Naples, Raleigh, Stamford, Venice and Winston-Salem Properties (the "Prime Care Portfolio Properties"), is the same unaffiliated lessee. The leases are cross-collateralized and cross-defaulted. In addition, the leases for these 11 Properties contain pooling terms, meaning that net operating profits with respect to all 11 Properties are combined for the purpose of funding rental payments due under the lease.

(11)     The leases for these Properties are land leases only.

(12) The lessee for the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood, Snohomish, Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties is the same unaffiliated lessee. The leases are cross-collateralized and cross-defaulted. In addition, the leases for these 11 Properties contain pooling terms, meaning that net operating profits with respect to all 11 Properties are combined for the purpose of funding rental payments due under the lease.

(13) The leases for the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby, Little Rock, Salt Lake City and Yorba Linda Properties are with the same unaffiliated lessee. The leases are cross-collateralized and cross-defaulted. In addition, the leases for these eight Properties contain pooling terms, meaning that net operating profits with respect to all eight Properties are combined for the purpose of funding rental payments due under the lease.

(14) The leases for the Fort Belvoir and Haverford Properties are expected to be with the same unaffiliated lessee. The leases are expected to be cross-collateralized and cross-defaulted. In addition, the leases for these two Properties are expected to contain pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments due under the lease.

(15) The lessee of the Annapolis and Pikesville Properties is the same unaffiliated lessee.